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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Ford Motor Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of 2014 Annual Meeting
of Shareholders and Proxy Statement

Ford Motor Company

Thursday, May 8, 2014 at 8:30 a.m., Eastern Time
Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801

Ford Motor Company One American Road Dearborn, Michigan 48126-2798

Dear Shareholders:

It is my pleasure to inform you that our 2014 annual meeting of shareholders will be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, on Thursday, May 8, 2014. As we prepare for the annual meeting, it is appropriate to share with you my thoughts on our performance of the past year and our expectations for 2014.

In 2013, Ford Motor Company continued to go further to meet the needs of our customers, the challenges of our industry and the issues confronting our world. Our efforts produced one of the best full-year pre-tax operating profits in our history and our fourth consecutive year of pre-tax profit of $8 billion or higher. We also produced record Automotive operating-related cash flow. We will continue upgrading our product line in all our markets around the world and investing for growth in Asia Pacific. Our European transformation is taking hold, and we are on track to return to profitability in 2015.

2013 also marked several significant milestones for Ford, including Henry Ford's 150th birthday and the 100th Anniversary of the moving assembly line, perhaps his greatest innovation. That innovative spirit continues with our commitment to create a better world through our sustainability goals, such as reducing energy consumption per vehicle produced by 25% between 2011 and 2016; cutting waste by 40% between 2011 and 2016; reducing water usage by 30% through 2015; and eliminating CO2 emissions by 30% per vehicle between 2010 and 2025.

A great standard-bearer of our innovative spirit was my father, William Clay Ford, who passed away on March 8, 2014. My father served our Company for 57 years as an employee and board member and eight years as our Director Emeritus. Directly linked to our past, he maintained and strengthened our heritage as a family company while helping to guide us into the modern era. He was a wonderful father, a great leader and a highly respected man, who will continue to inspire us as we move forward.

Our plan is to continue serving our customers in all markets around the world with a full family of vehicles — small, medium and large; cars, utilities and trucks — with the very best quality, fuel efficiency, safety, smart design and value — built on global platforms. This laser-focus will help us toward our goal of increased global sales and market share, as well as support our ongoing commitment to reducing the environmental impact of our vehicles and operations.

We have a great plan and outstanding leadership. Thank you for your continued support.

March 28, 2014

William Clay Ford, Jr. Chairman of the Board

NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS OF FORD MOTOR COMPANY

Thursday, May 8, 2014
8:30 a.m., Eastern Time
Hotel du Pont, 11th and Market Streets, Wilmington, Delaware

The annual meeting will begin promptly at 8:30 a.m., Eastern Time. If you plan to attend the meeting, please see the instructions on page 6 of the attached Proxy Statement.

Items of Business:

1.
The election of the 16 director nominees named in the Proxy Statement.

2.
The ratification of the selection of PricewaterhouseCoopers LLP as Ford's independent registered public accounting firm for 2014.

3.
A non-binding shareholder advisory vote to approve the compensation of the Named Executives.

4.
Approval of the 2014 Stock Plan for Non-Employee Directors.

5.
Consideration of the two shareholder proposals set forth in the Proxy Statement.

You can vote if you were a shareholder of record at the close of business on March 12, 2014.

Please read these materials so that you'll know what we plan to do at the meeting. Also, please either sign and return the accompanying proxy card in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted. This way, your shares will be voted as you direct even if you can't attend the meeting. Instructions on how to vote your shares by telephone or via the Internet are on the proxy card enclosed with the Proxy Statement.

Shareholders are being notified of the Proxy Statement and the form of proxy beginning March 28, 2014.

March 28, 2014

Dearborn, Michigan

Bradley M. Gayton
Secretary

We urge each shareowner to promptly sign and return the enclosed proxy card or to use telephone or Internet voting. See our questions and answers about the meeting and voting section for information about voting by telephone or Internet, how to revoke a proxy, and how to vote shares in person.

i

Defined Terms

"Annual Incentive Compensation Plan" or "Incentive Bonus Plan" means Ford's Annual Incentive Compensation Plan.

"Class B Stock" means Ford's Class B Stock.

"Deferred Compensation Plan" means Ford's Deferred Compensation Plan.

"Dividend Equivalent" means cash or shares of common stock (or common stock units) equal in value to dividends, if any, paid on shares of common stock.

"Final Award" means shares of common stock, Restricted Stock Units, and cash awarded by the Compensation Committee under a Performance Unit.

"Ford" or "we" or "Company" means Ford Motor Company.

"Long-Term Incentive Plan" means Ford's 1998 or 2008 Long-Term Incentive Plan.

"Named Executives" means the executives named in the Summary Compensation Table on p. 64.

"NYSE" means the New York Stock Exchange LLC.

"Performance Unit" means, under the Long-Term Incentive Plan, an award of the right to earn up to a certain number of shares of common stock, Restricted Stock Units, or cash, or a combination of cash and shares of common stock or Restricted Stock Units, based on performance against specified goals established by the Compensation Committee.

"Restricted Stock Unit" means, under the Long-Term Incentive Plan, the right to receive a share of common stock, or cash equivalent to the value of a share of common stock, when the restriction period ends, as determined by the Compensation Committee.

"SEC" means the United States Securities and Exchange Commission.

"Senior Convertible Notes" means the Ford Motor Company 4.25% Senior Convertible Notes due 2036 and the Ford Motor Company 4.25% Senior Convertible Notes due 2016.

"1998 Plan" means Ford's 1998 Long-Term Incentive Plan.

"2008 Plan" means Ford's 2008 Long-Term Incentive Plan.

"2014 Plan" means the 2014 Stock Plan for Non-Employee Directors of Ford Motor Company.

2014 Proxy Statement — Summary

The Board of Directors is soliciting proxies to be used at the annual meeting of shareholders to be held on Thursday, May 8, 2014, beginning at 8:30 a.m., Eastern Time, at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware. This Proxy Statement and the enclosed proxy are being made available to shareholders beginning March 28, 2014.

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

GENERAL INFORMATION

Meeting: Annual Meeting of Shareholders
 Date: May 8, 2014
 Time: 8:30 a.m., Eastern Time
 Location: Hotel du Pont, 11th and Market Streets,
Wilmington, Delaware
 Record Date: March 12, 2014

Stock Symbol: F
 Exchange: NYSE
 Common Stock Outstanding: 3.88 billion shares
 Registrar & Transfer Agent: Computershare Trust Company, N.A.
 State of Incorporation: Delaware
 Year of Incorporation: 1903
 Public Company Since: 1956

Corporate Headquarters: One American Road,
Dearborn, Michigan 48126
 Corporate Website: www.corporate.ford.com
 Annual Report: www.annualreport.ford.com

NAMED EXECUTIVE OFFICERS

•
Alan Mulally
•
Robert L. Shanks
•
William Clay Ford, Jr.
•
Mark Fields
•
Joseph R. Hinrichs

Change-In-Control Agreements: No
 Stock Ownership Goals: Yes (p. 59)
 Recoupment Policy: Yes (p. 14)

CORPORATE GOVERNANCE
(see pp. 8-24)

Election of Director Nominees: 16
    Stephen G. Butler (Independent)
    Kimberly A. Casiano (Independent)
    Anthony F. Earley, Jr. (Independent)
    Edsel B. Ford II (Consultant)
    William Clay Ford, Jr. (Management)
    Richard A. Gephardt (Independent)
    James P. Hackett (Independent)
    James H. Hance, Jr. (Independent)
    William W. Helman IV (Independent)
    Jon M. Huntsman, Jr. (Independent)
    John C. Lechleiter (Independent)
    Ellen R. Marram (Independent)
    Alan Mulally (Management)
    Homer A. Neal (Independent)
    Gerald L. Shaheen (Independent)
    John L. Thornton (Independent)
 Director Term: One year
 Director Election Standard: Majority
 Board Meetings in 2013: 9
 Standing Board Committees (Meetings in 2013):
Audit (11), Compensation (7), Finance (3),
Nominating and Governance (7), Sustainability (4)
 Supermajority Voting Requirements: No
 Corporate Governance Materials:
www.corporate.ford.com

OTHER ITEMS TO BE VOTED ON

Ratification of Appointment of Independent
    Registered Public Accounting Firm
    (PricewaterhouseCoopers LLP) (pp. 38-40)
 Advisory Vote to Approve Named Executive
    Officer Compensation (pp. 41-80)
 Approval of 2014 Stock Plan for Non-Employee Directors of Ford Motor Company
    (pp. 81-85)
 Shareholder Proposals (pp. 86-90):

Questions and Answers About the Proxy Materials

WHAT IS A PROXY? WHAT IS A PROXY STATEMENT?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. A proxy statement is a document that SEC regulations require that we make available to you when we ask you to vote your stock at the annual meeting.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting, including the election of 16 director nominees, ratification of the selection of the Company's independent registered public accounting firm, a non-binding shareholder advisory vote to approve the compensation of the Named Executives, approval of the 2014 Plan, and consideration of two shareholder proposals, if presented at the meeting. Also, management will report on the state of the Company and respond to questions from shareholders.

WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the annual meeting is March 12, 2014. The record date is established by the Board of Directors as required by Delaware law. Holders of common stock and holders of Class B Stock at the close of business on the record date are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Holders of common stock and holders of Class B Stock at the close of business on the record date may vote at the meeting. Holders of Senior Convertible Notes cannot vote at this meeting.

On March 12, 2014, 3,881,659,802 shares of common stock and 70,852,076 shares of Class B Stock were outstanding and, thus, are eligible to be voted.

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF COMMON STOCK AND CLASS B STOCK?

Holders of common stock and holders of Class B Stock will vote together without regard to class on the matters to be voted upon at the meeting. Holders of common stock have 60% of the general voting power. Holders of Class B Stock have the remaining 40% of the general voting power.

Each outstanding share of common stock will be entitled to one vote on each matter to be voted upon.

The number of votes for each share of Class B Stock is calculated each year in accordance with the Company's Restated Certificate of Incorporation. At this year's meeting, each outstanding share of Class B Stock will be entitled to 36.524 votes on each matter to be voted upon.

Questions and Answers About the Proxy Materials

WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A "STREET NAME" HOLDER?

Shareholder of Record: If your shares are registered directly in your name with Computershare Trust Company, N.A., the Company's stock transfer agent, you are considered the shareholder of record, or a registered holder, with respect to those shares.

Street Name Holder: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares, and your shares are held in "street name."

HOW DO I VOTE MY SHARES?

Shareholder of Record: If you are a shareholder of record, you can give a proxy to be voted at the meeting:

•
over the telephone;

•
using the Internet; or

•
by mailing in a proxy card.

The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to vote by telephone or the Internet, please refer to the specific instructions set forth on the enclosed proxy card. If you wish to vote using a paper format and you return your signed proxy to us before the annual meeting, we will vote your shares as you direct.

Employee Savings Plan Participant: If you are a Company employee or retiree participating in either of the Company's Savings and Stock Investment Plan for Salaried Employees or Tax-Efficient Savings Plan for Hourly Employees, then you may be receiving this material because of shares held for you in those plans. In that case, you may use a proxy card to instruct the plan trustee on how to vote those shares. The trustee will vote the shares in accordance with your instructions and the terms of the plan. If you hold shares in any of these plans, the trustee will vote the shares held for you even if you do not direct the trustee how to vote. In these cases, the trustee will vote any shares for which the trustee does not receive instructions in the same proportion as the trustee votes the shares for which the trustee does receive instructions unless otherwise required by ERISA as determined by the investment manager. To allow sufficient time for voting by trustees and administrators of the plans, your voting instructions must be received by 11:59 p.m., Eastern Time, May 5, 2014.

Street Name Holder: If you hold your shares in "street name," you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed, or explained how you can access, a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

CAN I VOTE MY SHARES IN PERSON AT THE ANNUAL MEETING?

Shareholder of Record: If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

Employee Savings Plan Participant: If you hold shares in either of the Company's Savings and Stock Investment Plan for Salaried Employees or Tax-Efficient Savings Plan for Hourly Employees, you cannot vote at the meeting. Your shares will be voted by the trustee of those plans as described above.

Street Name Holder: If you are a "street name" holder, you may vote your shares in person only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.

Questions and Answers About the Proxy Materials

ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

The votes of all shareholders will be held in confidence from directors, officers, and employees of the Company except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (b) in case of a contested proxy solicitation; or (c) if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management. We will also continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

WHAT ARE MY CHOICES WHEN VOTING AND WHAT ARE THE BOARD'S RECOMMENDATIONS?

Proposals 1, 2, 3, and 4 will be presented at the meeting by management, and the rest are expected to be presented by shareholders.

Proposal		Voting Choices and Board Recommendation

1.	Election of director nominees (pp. 25-37)	• vote in favor of all nominees;
• vote in favor of specific nominees;
• vote against all nominees;
• vote against specific nominees;
• abstain from voting with respect to all nominees; or
• abstain from voting with respect to specific nominees.
The Board recommends a vote FOR each of the nominees.

2.	Ratification of the independent registered public accounting firm (pp. 38-40)	• vote in favor of ratification of the independent registered public accounting firm;
• vote against ratification of the independent registered public accounting firm; or
• abstain from voting on ratification of the independent registered public accounting firm.
The Board recommends a vote FOR ratification of the independent registered public accounting firm.

3.	Approval, on an advisory basis, of the compensation of the Named Executives (pp. 41-80)	• vote in favor, on an advisory basis, of the compensation of the Named Executives; • vote against, on an advisory basis, the compensation of Named Executives; or
• abstain from voting on the compensation of Named Executives.
The Board recommends a vote FOR, on an advisory basis, the compensation of the Named Executives.

Questions and Answers About the Proxy Materials

Proposal		Voting Choices and Board Recommendation

4.	Approval of the 2014 Stock Plan for Non-Employee Directors (pp. 81-85)	• vote in favor of the 2014 Stock Plan for Non-Employee Directors;
• vote against the 2014 Stock Plan for Non-Employee Directors; or
• abstain from voting on the 2014 Stock Plan for Non-Employee Directors.
The Board recommends a vote FOR approval of the 2014 Stock Plan for Non-Employee Directors.

5.	Shareholder Proposal — Consideration of a recapitalization plan to provide that all of the Company's outstanding stock have one vote per share (pp. 86-88)	• vote in favor of shareholder Proposal 5; • vote against shareholder Proposal 5; or • abstain from voting on shareholder Proposal 5.
The Board recommends a vote AGAINST Shareholder Proposal 5.

6.	Shareholder Proposal — Allow holders of 10% of outstanding common stock to call special meetings of shareholders (pp. 89-90)	• vote in favor of shareholder Proposal 6; • vote against shareholder Proposal 6; or • abstain from voting on shareholder Proposal 6.
The Board recommends a vote AGAINST Shareholder Proposal 6.

WHAT IF I DO NOT SPECIFY HOW I WANT MY SHARES VOTED?

If you do not specify on your proxy card (or when giving your proxy by telephone or the Internet) how you want to vote your shares, we will vote them:

FOR all of the director nominees (Proposal 1);

FOR ratifying the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2014 (Proposal 2);

FOR, on an advisory basis, approval of the compensation of the Named Executives (Proposal 3);

FOR approval of the 2014 Stock Plan for Non-Employee Directors (Proposal 4); and

AGAINST the shareholder proposals (Proposals 5 and 6).

CAN I CHANGE MY VOTE?

Yes. You can revoke your proxy at any time before it is exercised in any of three ways:

•
by submitting written notice of revocation to the Secretary of the Company;

•
by submitting another proxy by telephone, via the Internet or by mail that is later dated and, if by mail, that is properly signed; or

•
if you are a shareholder of record or a "street name" holder, by voting in person at the meeting.

Questions and Answers About the Proxy Materials

WHAT PERCENTAGE OF THE VOTE IS REQUIRED FOR A PROPOSAL TO BE APPROVED?

A majority of the votes that could be cast by shareholders who are either present in person or represented by proxy at the meeting is required to elect the nominees for director and to approve each proposal. The votes are computed for each share as described on p. 2.

The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as "shares present" at the meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any matter as to which they are specified.

Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they don't have discretionary voting authority and haven't received instructions as to how to vote on those proposals (so-called "broker non-votes") are not considered "shares present" and will not affect the outcome of the vote.

HOW CAN I ATTEND THE ANNUAL MEETING?

Shareholder of Record: If you plan to attend the annual meeting, please let us know by indicating so when you vote your shares. If you received a proxy card in the mail, please tear off the top portion where indicated and bring it with you to the meeting. If you received a Notice of Annual Meeting and vote your shares via the Internet, please print your ticket from the voting website. This portion of the card will serve as your ticket and will admit you and one guest.

Street Name Holder: If you plan to attend the annual meeting, tell your broker or nominee that you are planning to attend the meeting and would like a legal proxy. Then simply bring that form to the meeting and we'll give you a ticket at the door that will admit you and one guest. If you can't get a legal proxy in time, we can still give you a ticket at the door if you bring a copy of your brokerage account statement showing that you owned Ford stock as of the record date, March 12, 2014.

ARE THERE ANY RULES REGARDING ADMISSION?

Each shareholder and guest will be asked to present valid government-issued picture identification, such as a driver's license or passport, before being admitted to the meeting. Cameras and audio and video recording devices will not be permitted at the meeting and attendees will be subject to security inspections. We encourage you to leave any such items at home. We will not be responsible for any items checked at the door.

ARE THERE ANY OTHER MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING?

We do not know of any other matters to be presented or acted upon at the meeting. Under our By-Laws, no business besides that stated in the meeting notice may be transacted at any meeting of shareholders. If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Questions and Answers About the Proxy Materials

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

This Proxy Statement and our 2013 Annual Report are available on our website at www.corporate.ford.com. Instead of receiving paper copies of next year's Proxy Statement and Annual Report by mail, you can elect to receive an e-mail message that will provide a link to those documents on the Internet. By opting to access your proxy materials via the Internet, you will:

•
Gain faster access to your proxy materials;

•
Save us the cost of producing and mailing documents to you;

•
Reduce the amount of mail you receive; and

•
Help preserve environmental resources.

Ford shareholders who have enrolled in the electronic access service previously will receive their materials online this year.

Shareholders of record may enroll in the electronic proxy and Annual Report access service for future Annual Meetings of Shareholders by registering online at www.eTree.com/ford. During 2013, 3,980 trees were planted as a result of shareholders enrolling in the electronic delivery program. Experts say 3,980 mature trees absorb 1 million pounds of CO2 annually and produce enough oxygen to support 8,000 humans. If you vote via the Internet, simply follow the prompts that will link you to that website. "Street name" shareholders who wish to enroll for electronic access may register for online delivery of materials by going to www.icsdelivery.com/live.

Corporate Governance

Corporate Governance Principles

The Nominating and Governance Committee developed and recommended to the Board a set of corporate governance principles, which the Board adopted. Ford's Corporate Governance Principles may be found on its website at www.corporate.ford.com. These principles include: a limitation on the number of boards on which a director may serve, qualifications for directors (including a requirement that directors be prepared to resign from the Board in the event of any significant change in their personal circumstances that could affect the discharge of their responsibilities), director orientation, continuing education and a requirement that the Board and each of its Committees perform an annual self-evaluation. Shareholders may obtain a printed copy of the Company's Corporate Governance Principles by writing to our Shareholder Relations Department, Ford Motor Company, One American Road, Suite 1026, Dearborn, Michigan 48126-2798.

Corporate Governance Practices

Ford has a long history of operating under sound corporate governance practices, which is a critical element of our success in delivering our ONE Ford Plan, and creating profitable growth for all. The Board continuously reviews our governance practices, assesses the regulatory and legislative environment, and adopts governance practices that best serve the interest of Ford's stockholders including:

•
Annual Election of All Directors.

•
Majority Vote Standard. Each director must be elected by a majority of votes cast.

•
Independent Board. Our Board is comprised of 82% independent directors.

•
Presiding Independent Director. Ensures management is adequately addressing the matters identified by the Board.

•
Independent Board Committees. Each of the Audit, Compensation, and Nominating and Governance committees is comprised of independent directors.

•
Committee Charters. Each standing committee operates under a written charter that has been approved by the Board.

•
Independent Directors Meet Regularly Without Management, and Non-Independent Directors.

•
Regular Board and Committee Self-Evaluation Process. The Board and each committee evaluates its performance each year.

•
Mandatory Deferral of Compensation for Directors. 60% of annual director fees are mandatorily deferred into Ford common stock units until retirement, which strongly links the interests of the Board with those of shareholders.

•
Separate Chairman of the Board and CEO. The Board of Directors has chosen to separate the roles of CEO and Chairman of the Board of Directors.

•
Stock Ownership Goals for Executives. Significant stock ownership objectives strongly link the interests of management with those of stockholders.

•
Recoupment Policy. The Compensation Committee adopted a policy of recoupment of executive compensation in certain circumstances.

•
No Change-in-Control Agreements.

•
Confidential Voting.

•
Special Meetings. Shareholders have the right to call a special meeting.

•
Shareholders May Take Action by Written Consent.

•
Strong Codes of Ethics. Ford is committed to operating its business with the highest level of integrity and has adopted codes of ethics that apply to all employees, as well as the Board of Directors.

Leadership Structure

Ford determines the most suitable leadership structure from time to time. At present, the Board of Directors has chosen to separate the roles of CEO and Chairman of the Board of Directors. Alan Mulally is our President and CEO and William Clay Ford, Jr., is Chairman of the Board of Directors as well as our Executive Chairman. We believe this structure is optimal for Ford at this time because it allows Mr. Mulally to focus on strategy and the implementation of our ONE Ford Plan, while allowing Mr. Ford to focus on leadership of the Board of Directors in addition to providing the Company with direction on Company-wide issues such as sustainability, personal mobility, and stakeholder relationships. Furthermore, the Board has appointed Ellen R. Marram as our Presiding Independent Director. We believe having a Presiding Independent Director is an important governance practice given that the Chairman of the Board, Mr. Ford, is not an independent director under our Corporate Governance Principles. The duties of the Presiding Independent Director include:

•
chairing the executive sessions of our independent directors;

•
advising on the selection of Board Committee Chairs; and

•
working with Mr. Ford and Mr. Mulally to ensure management is adequately addressing the matters identified by the Board.

This structure optimizes the roles of CEO, Chairman, and the Presiding Independent Director and provides Ford with sound corporate governance in the management of its business.

Board Meetings, Composition and Committees

Executive Sessions of Non-Employee Directors

Non-employee directors ordinarily meet in executive session without management present at most regularly scheduled Board meetings and may meet at other times at the discretion of the Presiding Independent Director or at the request of any non-employee director. Additionally, all of the independent directors meet periodically (at least annually) without management or non-independent directors present.

Composition of Board of Directors/Nominees

The Nominating and Governance Committee recommends the nominees for all directorships. The Committee also reviews and makes recommendations to the Board on matters such as the size and composition of the Board in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds. Between annual shareholder meetings, the Board may elect directors to vacant Board positions to serve until the next annual meeting.

In 2013, the Committee recommended that the size of the Board be expanded to seventeen directors given that certain directors are approaching, or have exceeded, the mandatory retirement age contained in our Corporate Governance Principles.

The Committee considers an appropriate mix of long-, medium-, and short-term tenured directors in its succession planning, particularly when it considers waiving the mandatory retirement age for directors. Although Mr. Gephardt has reached the retirement age of 72 years, the Board has waived the retirement age for him as permitted under our Corporate Governance Principles so that it may continue to avail itself of Mr. Gephardt's expertise in governmental relations matters, and to manage the succession planning of the Board's membership.

The Board believes that it has an appropriate mix of short- to medium-tenured directors as well as long-tenured directors that provide an excellent balance that enables the Board to benefit from fresh insights and historical perspective during its deliberations. In addition, the Board has managed succession planning effectively with strategic waivers of the mandatory retirement age where appropriate to maintain certain expertise while new directors supplement the Board structure.

The Board proposes to you a slate of nominees for election to the Board at the annual meeting. You may propose nominees (other than self-nominations) for consideration by the Committee by submitting the names, qualifications and other supporting information to: Secretary, Ford Motor Company, One American Road, Dearborn, MI 48126. Properly submitted recommendations must be received no later than November 28, 2014 to be considered by the Committee for inclusion in the following year's nominations for election to the Board. Your properly submitted candidates are evaluated in the same manner as those candidates recommended by other sources. All candidates are considered in light of the needs of the Board with due consideration given to the qualifications described on p. 25 under Election of Directors.

Board Committees

Only independent directors serve on the Audit, Compensation, and Nominating and Governance Committees, in accordance with the independence standards of the NYSE Listed Company rules and the Company's Corporate Governance Principles. The Board, and each committee of the Board, has the authority to engage independent consultants and advisors at the Company's expense.

The Company has published on its website (www.corporate.ford.com) the charter of each of the Audit, Compensation, Finance, Nominating and Governance, and Sustainability Committees of the Board. Printed copies of each of the committee charters are available by writing to our Shareholder Relations Department, Ford Motor Company, One American Road, Suite 1026, Dearborn, Michigan 48126-2798.

Board Committee Membership

Director		Audit	Compensation	Finance	Nominating and Governance	Sustainability	&zwsp;
Stephen G. Butler	I	C			✓
Kimberly A. Casiano	I	✓			✓	✓	&zwsp;
Anthony F. Earley, Jr.	I		✓		✓	✓
Edsel B. Ford II				✓		✓	&zwsp;
William Clay Ford, Jr.				C		✓
Richard A. Gephardt	I				✓	✓	&zwsp;
James P. Hackett	I				✓	✓
James H. Hance, Jr.	I	✓		✓	✓		&zwsp;
William W. Helman IV	I			✓	✓	✓
Jon M. Huntsman, Jr.	I		✓		✓	✓	&zwsp;
John C. Lechleiter	I		✓		✓
Richard A. Manoogian*	I		C		✓		&zwsp;
Ellen R. Marram	PI		✓		✓	✓
Alan Mulally				✓			&zwsp;
Homer A. Neal	I			✓	✓	C
Gerald L. Shaheen	I	✓			C		&zwsp;
John L. Thornton	I		✓	✓	✓
Number of meetings in 2013		11	7	3	7	4	&zwsp;

I Indicates Independent Director     C Indicates Chair of Committee     PI Indicates Presiding Independent Director

*    Mr. Manoogian is not standing for re-election at the 2014 Annual Meeting.

Board Committee Functions

Audit Committee

Selects the independent registered public accounting firm to audit Ford's books and records, subject to shareholder ratification, and determines the compensation of the independent registered public accounting firm.

At least annually, reviews a report by the independent registered public accounting firm describing: internal quality control procedures, any issues raised by an internal or peer quality control review, any issues raised by a governmental or professional authority investigation in the past five years and any steps taken to deal with such issues, and (to assess the independence of the independent registered public accounting firm) all relationships between the independent registered public accounting firm and the Company.

Consults with the independent registered public accounting firm, reviews and approves the scope of their audit, and reviews their independence and performance. Also, annually approves of categories of services to be performed by the independent registered public accounting firm and reviews and, if appropriate, approves in advance any new proposed engagement greater than $250,000.

Reviews internal controls, accounting practices, and financial reporting, including the results of the annual audit and the review of the interim financial statements with management and the independent registered public accounting firm.

Reviews activities, organization structure, and qualifications of the General Auditor's Office, and participates in the appointment, dismissal, evaluation, and the determination of the compensation of the General Auditor.

Discusses earnings releases and guidance provided to the public and rating agencies.

Reviews, at least annually, policies with respect to risk assessment and risk management.

Reviews, with the Office of the General Counsel, any legal or regulatory matter that could have a significant impact on the financial statements.

As appropriate, obtains advice and assistance from outside legal, accounting or other advisors.

Prepares an annual report of the Audit Committee to be included in the Company's proxy statement.

Assesses annually the adequacy of the Audit Committee Charter.

Reports to the Board of Directors about these matters.

Compensation Committee

Establishes and reviews the overall executive compensation philosophy and strategy of the Company.

Reviews and approves Company goals and objectives related to the Executive Chairman and the President and CEO and other executive officer compensation, including annual performance objectives.

Evaluates the performance of the Executive Chairman and the President and CEO and other executive officers in light of established goals and objectives and, based on such evaluation, reviews and approves the annual salary, bonus, stock options, Performance Units, other stock-based awards, other incentive awards and other benefits, direct and indirect, of the Executive Chairman and the President and CEO and other executive officers.

Conducts a risk assessment of the Company's compensation policies and practices.

Considers and makes recommendations on Ford's executive compensation plans and programs.

Reviews the Compensation Discussion and Analysis to be included in the Company's proxy statement.

Prepares an annual report of the Compensation Committee to be included in the Company's proxy statement.

Assesses annually the adequacy of the Compensation Committee Charter.

Reports to the Board of Directors about these matters.

Finance Committee

Reviews all aspects of the Company's policies and practices that relate to the management of the Company's financial affairs, not inconsistent, however, with law or with specific instructions given by the Board of Directors relating to such matters.

Reviews with management, at least annually, the annual report from the Treasurer of the Company's cash and funding plans and other Treasury matters.

Reviews the strategy and performance of the Company's pension and other retirement and savings plans.

Performs such other functions and exercises such other powers as may be delegated to it by the Board of Directors from time to time.

Reviews, at least annually, policies with respect to financial risk assessment and financial risk management.

Assesses annually the adequacy of the Finance Committee Charter.

Reports to the Board of Directors about these matters.

Nominating and Governance Committee

Reviews and makes recommendations on:

•
the nominations or elections of directors; and

•
the size, composition, and compensation of the Board.

Establishes criteria for selecting new directors and the evaluation of the Board. Develops and recommends to the Board corporate governance principles and guidelines. Reviews the charter and composition of each committee of the Board and makes recommendations to the Board for the adoption of or revisions to the committee charters, the creation of additional committees, or the elimination of committees.

Considers the adequacy of the By-Laws and the Restated Certificate of Incorporation of the Company and recommends to the Board, as appropriate, that the Board: (i) adopt amendments to the By-Laws, and (ii) propose, for consideration by the shareholders, amendments to the Restated Certificate of Incorporation.

Considers shareholder suggestions for nominees for director (other than self-nominations). See Composition of Board of Directors/Nominees on p. 10.

Assesses annually the adequacy of the Nominating and Governance Committee Charter.

Reports to the Board of Directors about these matters.

Sustainability Committee

Reviews environmental, public policy, and corporate citizenship issues facing the Company around the world.

Reviews annually with management the Company's performance for the immediately preceding year regarding stakeholder relationships, product performance, sustainability, and public policy.

Reviews with management the Company's annual Sustainability Report.

Assesses annually the adequacy of the Sustainability Committee Charter.

Reports to the Board of Directors about these matters.

Board's Role in Risk Management

The Board of Directors of the Company has overall responsibility for the oversight of risk management at Ford. Day-to-day risk management is the responsibility of management, which has implemented risk management processes to identify, manage and monitor risks that face the Company.

The oversight responsibility of the Board and its Committees is supported by Company management and the risk management processes that are currently in place. Ford has extensive and effective risk management processes, relating specifically to compliance, reporting, operating and strategic risks. Compliance Risk encompasses matters such as legal and regulatory compliance (e.g., Foreign Corrupt Practices Act, environmental, OSHA/safety, etc.). Reporting Risk covers Sarbanes-Oxley compliance, disclosure controls and procedures, and accounting compliance. Operating Risk addresses the myriad of matters related to the operation of a complex company such as Ford (e.g., quality, supply chain, sales and service, financing and liquidity, product development and engineering, labor, etc.). Strategic Risk encompasses somewhat broader and longer-term matters, including, but not limited to, technology development, sustainability, capital allocation, management development, retention and compensation, competitive developments, and geopolitical developments.

We believe that key success factors in the risk management at Ford include a strong risk analysis tone set by the Board and senior management, which is shown through their commitment to effective top-down and bottom-up communication (including communication between management and the Board and Committees), and active cross-functional participation among the Business Units and Functional Skill Teams. More specifically, our Chief Executive Officer, Alan Mulally, has institutionalized the Creating Value Roadmap Process, which includes a Business Plan Review and Special Attention Review process where, on a weekly basis (and more often where circumstances dictate), the senior leadership of the Company from each of the Business Units and the Functional Skill Teams, reviews the status of the business, the risks and opportunities presented to the business (once again in the areas of compliance, reporting, operating and strategic risks), and develops specific plans to address those risks and opportunities. The Company has adopted a formal policy that requires the Creating Value Roadmap Process to be implemented by all Business Units and Functional Skill Teams. Our General Auditor's Office audits against the policies and procedures that have been adopted to support the Creating Value Roadmap Process. The Board of Directors recognizes the Creating Value Roadmap Process as the Company's primary risk management tool and the Audit Committee and the Board review annually the Creating Value Roadmap Process, the Company's adherence to it, and its effectiveness.

As noted above, the full Board of Directors has overall responsibility for the oversight of risk management at Ford and oversees operating risk management, with reviews at each of its regular Board meetings. The Board of Directors has delegated responsibility for the oversight of specific areas of risk management to certain Committees of the Board, with each Board Committee reporting to the full Board following each Committee meeting. The Audit Committee assists the Board of Directors in overseeing compliance and reporting risk. The Board, the Sustainability Committee, the Compensation Committee, and the Finance Committee all play a role in overseeing strategic risk management.

Risk Assessment Regarding Compensation Policies and Practices

We conducted an assessment of our compensation policies and practices, including our executive compensation programs, to evaluate the potential risks associated with these policies and practices. We reviewed and discussed the findings of the assessment with the Compensation Committee and concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our ONE Ford Plan and do not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company.

In conducting this review, we considered the following attributes of our programs:

•
Mix of base salary, annual bonus opportunities, and long-term equity compensation, with performance-based equity compensation opportunities for officers;

•
Alignment of annual and long-term incentives to ensure that the awards encourage consistent behaviors and incentivize performance results;

•
Inclusion of non-financial metrics, such as quality and market share metrics, and other quantitative and qualitative performance factors in determining actual compensation payouts;

•
Capped payout levels for both the Incentive Bonus Plan and performance-based stock awards for Named Executives — the Committee has negative discretion over incentive program payouts;

•
Use of 10-year stock options and equity awards that vest over time;

•
Generally providing senior executives with long-term equity-based compensation on an annual basis. We believe that accumulating equity over a period of time encourages executives to take actions that promote the long-term sustainability of our business; and

•
Stock ownership goals that are reasonable and align the interests of the executive officers with those of our shareholders. This discourages executive officers from focusing on short-term results without regard for longer-term consequences.

Recoupment Policy:    The Committee formally adopted a policy of recoupment of compensation in certain circumstances. The purpose of this policy is to help ensure executives act in the best interests of the Company. The policy requires any Company officer to repay or return cash bonuses and equity awards in the event: (i) the Company issues a material restatement of its financial statements and the restatement was caused by such officer's intentional misconduct; (ii) such officer was found to be in violation of non-compete provisions of any plan or agreement; or (iii) such officer has committed ethical or criminal violations. The Committee will consider all relevant factors and exercise business judgment in determining any appropriate amounts to recoup up to 100% of any awards. The policy applies to awards under the Incentive Bonus Plan beginning with the 2010 performance period and to equity awards issued under the 2008 Plan beginning with grants made in 2011.

Our Compensation Committee considered compensation risk implications during its deliberations on the design of our executive compensation programs with the goal of appropriately balancing short-term incentives and long-term performance.

Compensation Committee Operations

The Compensation Committee establishes and reviews our executive compensation philosophy and strategy and oversees our various executive compensation programs. The Committee is responsible for evaluating the performance of and determining the compensation for our Executive Chairman, the President and CEO, and other executive officers, and approving the compensation structure for senior management, including officers. The Committee is composed of six directors who are considered independent under the NYSE Listed Company rules and our Corporate Governance Principles. The Committee's membership is determined by our Board of Directors. The Committee operates under a written charter adopted by our Board of Directors. The Committee annually reviews the charter. A copy of the charter may be found on our website at www.corporate.ford.com.

The Committee makes decisions regarding the compensation of our officers that are Vice Presidents and above, including the Named Executives. The Committee has delegated authority, within prescribed share limits, to a Long-Term Incentive Compensation Award Committee (comprised of William Clay Ford, Jr., and Alan Mulally) to approve grants of options, Performance Units, Restricted Stock Units and other stock-based awards, and to the Annual Incentive Compensation Award Committee to determine bonuses, for other employees.

The Board of Directors makes decisions relating to non-employee director compensation. Any proposed changes are reviewed in advance and recommended to the Board by the Nominating and Governance Committee (see Director Compensation on pp. 35-37).

The Compensation Committee considers recommendations from Mr. Ford, Mr. Mulally, and the Group Vice President — Human Resources and Corporate Services, in developing compensation plans and evaluating performance of other executive officers. The Committee's consultant also provides advice and analysis on the structure and level of executive compensation. Final decisions on any major element of compensation, however, as well as total compensation for executive officers, are made by the Compensation Committee.

As in prior years, in 2013, the Committee engaged Semler Brossy Consulting Group, LLC, an independent compensation consulting firm, to advise the Committee on executive compensation and benefits matters. Semler Brossy is retained directly by the Committee and it has the sole authority to review and approve the budget of the independent consultant. Semler Brossy does not advise our management and receives no other compensation from us. The same Semler Brossy principal attended all seven of the Committee meetings in 2013.

The Committee has analyzed whether the work of Semler Brossy as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by Semler Brossy; (ii) the amount of fees from the Company paid to Semler Brossy as a percentage of the firm's total revenue; (iii) Semler Brossy's policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Semler Brossy or the individual compensation advisor employed by the firm with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisor with any member of the Committee; and (vi) any stock of the Company owned by Semler Brossy or the individual compensation advisor employed by the firm. The Committee has determined, based on its analysis of the above factors, that the work of Semler Brossy and the individual compensation advisor employed by Semler Brossy as compensation consultant to the Committee has not created any conflict of interest.

In addition, the Committee reviewed survey data provided by the Towers Watson Executive Compensation Database. See Competitive Survey on pp. 46-47. Towers Watson does not assist the Committee in determining or recommending compensation of executive officers. Towers Watson is retained by Ford management, not the Committee.

Committee meetings typically occur prior to the meetings of the full Board of Directors. Bonus targets, bonus awards, stock option grants, Performance Unit grants, and Final Awards typically are decided at the February Committee meeting (see Timing of Awards on p. 58). Officer salaries are reviewed in February each year.

See the Compensation Discussion and Analysis on pp. 42-63 for more detail on the factors considered by the Committee in making executive compensation decisions.

The Committee reviews our talent and executive development program with senior management. These reviews are conducted periodically and focus on executive development and succession planning throughout the organization, at the Vice President level and above.

Our policy, approved by the Compensation Committee, to limit outside board participation by our officers, is shown below:

•
No more than 15% of the officers should be on for-profit boards at any given point in time.

•
No officer should be a member of more than one for-profit board.

Audit Committee Financial Expert and Auditor Rotation

The Charter of the Audit Committee provides that a member of the Audit Committee generally may not serve on the audit committee of more than two other public companies. The Board has designated Stephen G. Butler as an Audit Committee financial expert. Mr. Butler meets the independence standards for audit committee members under the NYSE Listed Company and SEC rules. The lead partner of the Company's independent registered public accounting firm is rotated at least every five years.

Corporate Governance

Independence of Directors and Relevant Facts and Circumstances

Director Independence

A majority of the directors must be independent directors under the NYSE Listed Company rules. The NYSE rules provide that no director can qualify as independent unless the Board affirmatively determines that the director has no material relationship with the listed company. The Board has adopted the following standards in determining whether or not a director has a material relationship with the Company. These standards are contained in Ford's Corporate Governance Principles and may be found at the Company's website, www.corporate.ford.com.

•
Employee or Former Employee.No director who is an employee or a former employee of the Company can be independent until three years after termination of such employment.

•
Independent Auditor Affiliation.No director who is, or in the past three years has been, affiliated with or employed by the Company's present or former independent auditor can be independent until three years after the end of the affiliation, employment, or auditing relationship.

•
Interlocking Directorship.No director can be independent if he or she is, or in the past three years has been, part of an interlocking directorship in which an executive officer of the Company serves on the compensation committee of another company that employs the director.

•
Additional Compensation.No director can be independent if he or she is receiving, or in the last three years has received, more than $100,000 during any 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•
Immediate Family Members.Directors with immediate family members in the foregoing categories are subject to the same three-year restriction.

•
Other Relationships.The following commercial, charitable and educational relationships will not be considered to be material relationships that would impair a director's independence:

(i)
Sales and Purchases of Products/Services. if within the preceding three years a Ford director was an executive officer or employee of another company (or an immediate family member of the director was an executive officer of such company) that did business with Ford and either: (a) the annual sales to Ford were less than the greater of $1 million or two percent of the total annual revenues of such company, or (b) the annual purchases from Ford were less than the greater of $1 million or two percent of the total annual revenues of Ford, in each case for any of the three most recently completed fiscal years;

(ii)
Indebtedness. if within the preceding three years a Ford director was an executive officer of another company which was indebted to Ford, or to which Ford was indebted, and either: (a) the total amount of such other company's indebtedness to Ford was less than two percent of the total consolidated assets of Ford, or (b) the total amount of Ford's indebtedness to such other company was less than two percent of the total consolidated assets of such other company, in each case for any of the three most recently completed fiscal years; and

(iii)
Charitable Contributions. if within the preceding three years a Ford director served as an executive officer, director or trustee of a charitable or educational organization, and Ford's discretionary contributions to the organization were less than the greater of $1 million or two percent of that organization's total annual discretionary receipts for any of the three most recently completed fiscal years. (Any matching of charitable contributions will not be included in the amount of Ford's contributions for this purpose.)

Based on these independence standards and all of the relevant facts and circumstances, the Board determined that none of the following directors had any material relationship with the Company and, thus, are independent: Stephen G. Butler, Kimberly A. Casiano, Anthony F. Earley, Jr., Richard A. Gephardt, James P. Hackett, James H. Hance, Jr., William W. Helman IV, Jon M. Huntsman, Jr., John C. Lechleiter, Ellen R. Marram, Homer A. Neal, Gerald L. Shaheen, and John L. Thornton. Additionally, Mr. Richard A. Manoogian, who is not standing for re-election at the 2014 Annual Meeting, was determined by the Board to have had no material relationship with the Company during the time of his service and, thus, was independent.

Disclosure of Relevant Facts and Circumstances

With respect to the independent directors listed above, the Board considered the following relevant facts and circumstances in making the independence determinations:

From time to time during the past three years, Ford purchased goods and services from, sold goods and services to, or financing arrangements were provided by, various companies with which certain directors were or are affiliated either as members of such companies' boards of directors or, in the case of Messrs. Earley, Hackett, and Manoogian, as an officer of such a company or, in the case of Ms. Casiano and Gov. Huntsman, where an immediate family member serves as an officer of such a company. In addition to Messrs. Earley, Hackett, and Manoogian, Ms. Casiano and Gov. Huntsman, these directors included Mr. Gephardt, Mr. Hance, Mr. Helman, Ms. Marram, Dr. Neal, and Mr. Thornton. The Company also made donations to certain institutions with which certain directors are affiliated. These included Ms. Casiano, Mr. Earley, Mr. Gephardt, Mr. Hackett, Mr. Manoogian, and Dr. Neal. None of the relationships described above was material under the independence standards contained in our Corporate Governance Principles.

In addition, until 2011, Mr. Earley was a member of the board of United Way for Southeastern Michigan The Company and its affiliates contributed to the United Way for Southeastern Michigan amounts that exceeded the greater of $1 million or two percent of its total annual discretionary receipts during 2011. Pursuant to the Company's Corporate Governance Principles, the independent directors listed above (excluding Mr. Earley), considering all of the relevant facts and circumstances, determined that the Company's contributions to the United Way for Southeastern Michigan, and the presence of Mr. Earley on its board, did not constitute a material relationship between Ford and Mr. Earley. Consequently, these independent directors determined Mr. Earley to be independent.

With respect to the United Way for Southeastern Michigan, the directors gave due consideration to its mission to promote the welfare and economic development of Southeastern Michigan, and the Company's history of contributions to the United Way and to the development of Michigan. The directors determined that the Company was not unduly influenced to make contributions to the United Way for Southeastern Michigan because of Mr. Earley's presence on its boards, nor was Mr. Earley unduly influenced by the contributions made by the Company to that organization.

Certain of our directors are or have been directors of Business Leaders for Michigan ("BLM"), a private, non-profit organization composed of more than 80 directors who are chairpersons, CEOs and senior executives of Michigan's largest job providers and universities. BLM's work is concentrated on developing strategy, raising awareness, advocating policy, and championing initiatives that grow Michigan's economy.

BLM is the general partner to a venture capital fund, Renaissance Venture Capital Fund ("Renaissance"), which was formed by many of Michigan's most important organizations to support the growth of venture capital in Michigan while serving as a bridge between Michigan's emerging innovation company community and its strong industrial and commercial base. In February 2008, Ford committed to invest up to $10 million in Renaissance. No director of the Company has a financial interest, managerial, or other responsibility in Renaissance or any other fund affiliated with BLM, and therefore, under the independence guidelines established by the Board, a director's service on BLM's board does not implicate such director's independence. Consequently, absent a material change in circumstances, the Board will not consider the Company's commitment to Renaissance as a material fact or circumstance to be considered by the Board in determining a director's independence.

Codes of Ethics

The Company has published on its website (www.corporate.ford.com) its code of conduct handbook, which applies to all officers and employees, a code of ethics for directors, and a code of ethics for the Company's chief executive officer as well as senior financial and accounting personnel. Any waiver of, or amendments to, the codes of ethics for directors or executive officers, including the chief executive officer, the chief financial officer and the principal accounting officer, may be approved only by the Nominating and Governance Committee and any such waivers or amendments will be disclosed promptly by the Company by posting such waivers or amendments to its website. The Nominating and Governance Committee also reviews management's monitoring of compliance with the Company's Code of Conduct. Printed copies of each of the codes of ethics referred to above are also available by writing to our Shareholder Relations Department, Ford Motor Company, One American Road, Suite 1026, Dearborn, Michigan 48126-2798.

Communications with the Board and Annual Meeting Attendance

The Board has established a process by which you may send communications to the Board as a whole, or the non-employee Directors as a group, or the Presiding Independent Director. You may send communications to our Directors, including any concerns regarding Ford's accounting, internal controls, auditing, or other matters, to the following address: Board of Directors (or Presiding Independent Director or non-employee Directors as a group, as appropriate), Ford Motor Company, P.O. Box 685, Dearborn, MI 48126-0685 U.S.A. You may submit your concern anonymously or confidentially. You may also indicate whether you are a shareholder, customer, supplier, or other interested party. Communications relating to the Company's accounting, internal controls, or auditing matters will be relayed to the Audit Committee. A summary of the other communications will be relayed to the Nominating and Governance Committee. Communications will be referred to other areas of the Company for handling as appropriate under the facts and circumstances outlined in the communications. Ford will acknowledge receipt of all communications sent to the address above that disclose a return address. You may also find a description of the manner in which you can send communications to the Board on the Company's website (www.corporate.ford.com).

All members of the Board are expected to attend the annual meeting, unless unusual circumstances would prevent such attendance. Last year, of the fifteen then current members of the Board, fourteen attended the annual meeting.

&zwsp;	Shareholder Engagement	&zwsp;
	Ford has a philosophy of engagement, communication, and transparency with shareholders, which includes:	&zwsp;
	• Meeting with equity and fixed income investors — during 2013, we met with equity investors at fifteen conferences and with fixed income investors at six conferences.	&zwsp;

•

Allowing shareholders to elect to receive proxy materials electronically and supporting a related environmental preservation program. 3,980 trees have been planted as part of this program. Experts say 3,890 mature trees absorb 1 million pounds of CO2 annually and produce enough oxygen to support 8,000 humans.

&zwsp;
	• Continuing our philosophy of promoting greater communications with our institutional shareholders on corporate governance issues.	&zwsp;

•

Since our 2013 Annual Meeting we met with proxy advisory firms and a number of our largest investors to discuss our corporate governance and executive compensation practices. We found these meetings to be informative and we have incorporated many of their disclosure suggestions into this Proxy Statement.

&zwsp;

Beneficial Stock Ownership

Five Percent Beneficial Owners of Common Stock

Pursuant to SEC filings, the Company was notified that as of December 31, 2013, the entities included in the table below had more than a 5% ownership interest of Ford common stock, or owned securities convertible into more than 5% ownership of Ford common stock, or owned a combination of Ford common stock and securities convertible into Ford common stock that could result in more than 5% ownership of Ford common stock.

	Name of Beneficial Owner	Address of Beneficial Owner	Ford Common Stock	Percent of Outstanding Ford Common Stock	&zwsp;
	State Street Corporation and certain of its affiliates*	State Street Financial Center One Lincoln Street Boston, MA 02111	392,896,976	10.1%
&zwsp;	Evercore Trust Company, N.A.	55 East 52nd Street	227,853,886	5.88%	&zwsp;
&zwsp;		36th Floor			&zwsp;
&zwsp;		New York, NY 10055			&zwsp;
	BlackRock, Inc. and certain of its affiliates	BlackRock, Inc. 40 East 52nd Street New York, NY 10022	201,300,822	5.2%
*
State Street Bank and Trust Company is the trustee for Ford common stock in the Ford defined contribution plans master trust, which beneficially owns 5.9% of the common stock of Ford. In this capacity, State Street Bank and Trust Company has voting power over the shares in certain circumstances.

Five Percent Beneficial Owners of Class B Stock

As of February 1, 2014, the persons included in the table below beneficially owned more than 5% of the outstanding Class B Stock.

&zwsp;	Name	Address	Ford Class B Stock	Percent of Outstanding Ford Class B Stock	&zwsp;
	Lynn F. Alandt	Ford Estates, 2000 Brush, Detroit, MI 48226	6,577,159	9.28
&zwsp;	Alfred B. Ford	Ford Estates, 2000 Brush, Detroit, MI 48226	3,633,790	5.13	&zwsp;
	William Clay Ford*	Ford Estates, 2000 Brush, Detroit, MI 48226	6,439,538	9.09
&zwsp;	David M. Hempstead, as trustee of various trusts**	Ford Estates, 2000 Brush, Detroit, MI 48226	9,526,950	13.45	&zwsp;
	Voting Trust***	Ford Estates, 2000 Brush, Detroit, MI 48226	63,907,135	90.20
*
Mr. William Clay Ford passed away on March 8, 2014.

**
Mr. Hempstead disclaims beneficial ownership of these shares.

***
These Class B Stock shares are held in a voting trust of which Edsel B. Ford II, William Clay Ford, Jr., Benson Ford, Jr., and Alfred B. Ford are the trustees. The trust is of perpetual duration until terminated by the vote of shares representing over 50% of the participants and requires the trustees to vote the shares as directed by a plurality of the shares in the trust.

Director and Executive Officer Beneficial Ownership

The following table shows how much Ford stock each director, nominee, and Named Executive beneficially owned as of February 1, 2014. No director, nominee or executive officer, including Named Executives, beneficially owned more than 0.60% of Ford's total outstanding common stock nor did any such person beneficially own more than 0.01% of Ford common stock units as of February 1, 2014. These persons held options exercisable on or within 60 days after February 1, 2014 to buy 29,839,400 shares of Ford common stock.

&zwsp;	Name	Ford Common Stock(1)(2)	Ford Common Stock Units(3)	Ford Class B Stock	Percent of Outstanding Ford Class B Stock	&zwsp;
	Stephen G. Butler*	6,000	120,605	0	0
&zwsp;	Kimberly A. Casiano*	7,044	112,957	0	0	&zwsp;
	Anthony F. Earley, Jr.*	36,000	50,829	0	0
&zwsp;	Mark Fields	3,811,454	7,998	0	0	&zwsp;
	Edsel B. Ford II*	2,940,966	123,541	5,392,430	7.61
&zwsp;	William Clay Ford, Jr.*	8,838,878	46,044	8,247,400	11.64	&zwsp;
	Richard A. Gephardt*	0	57,850	0	0
&zwsp;	James P. Hackett*	350	3,190	0	0	&zwsp;
	James H. Hance, Jr.*	50,000	38,980	0	0
&zwsp;	William W. Helman IV*	20,000	30,151	0	0	&zwsp;
	Joseph R. Hinrichs	895,937	798	0	0
&zwsp;	Jon M. Huntsman, Jr.*	0	24,028	0	0	&zwsp;
	John C. Lechleiter*	2,500	4,072	0	0
&zwsp;	Richard A. Manoogian**	103,496	121,640	0	0	&zwsp;
	Ellen R. Marram*	20,296	195,670	0	0
&zwsp;	Alan Mulally*	23,402,976	0	0	0	&zwsp;
	Homer A. Neal*	10,588	124,933	0	0
&zwsp;	Gerald L. Shaheen*	0	110,882	0	0	&zwsp;
	Robert L. Shanks	824,341	0	0	0
&zwsp;	John L. Thornton*	35,352	233,618	0	0	&zwsp;
	All Directors and Executive Officers as a group (including Named Executives) (34 persons) beneficially owned 1.279% of Ford common stock or securities convertible into Ford common stock as of February 1, 2014	48,641,005	1,416,540	13,639,830	19.25%
*
Indicates Director Nominees

**
Mr. Manoogian is not standing for re-election at the 2014 Annual Meeting.
(1)
For executive officers, included in the amounts for "All Directors and Executive Officers as a group" are Restricted Stock Units issued under the 2008 Plan as long-term incentive grants in 2013 and prior years for retention and other incentive purposes.

  In addition, amounts shown include Restricted Stock Units issued under the 2008 Plan as follows: 1,285,195 units for Mr. Mulally; 58,097 units for Mr. Shanks; 346,820 units for William Clay Ford, Jr.; 278,377 units for Mr. Fields; and 175,944 units for Mr. Hinrichs.

(2)
Included in the stock ownership shown in the table above: Edsel B. Ford II has disclaimed beneficial ownership of 61,401 shares of common stock and 32,508 shares of Class B Stock that are either held directly by his immediate family, by charitable funds which he controls or by members of his immediate family in custodial or conservatorship accounts for the benefit of other members of his immediate family. William Clay Ford, Jr., has disclaimed beneficial ownership of 118,146 shares of common stock and 340,676 shares of Class B Stock that are either held directly by members of his immediate family or by members of his immediate family in custodial accounts for the benefit of other members of his immediate family. Present directors and executive officers as a group have disclaimed beneficial ownership of a total of 179,547 shares of common stock and 373,184 shares of Class B Stock.

  Also, on February 1, 2014 (or within 60 days after that date), the Named Executives and directors listed below have rights to acquire shares of common stock through the exercise of stock options under Ford's stock option plans (which amounts are included in the "Ford Common Stock" column), as follows:

&zwsp;	Person	Number of Shares	&zwsp;
	Mark Fields	2,752,028
&zwsp;	William Clay Ford, Jr.	6,223,442	&zwsp;
	Joseph R. Hinrichs	427,389
&zwsp;	Alan Mulally	16,147,404	&zwsp;
	Robert L. Shanks	486,638

Additionally, Mr. Manoogian pledged as security 100,000 shares of common stock held in a trust of which he is a trustee.

(3)
In general, these are common stock units credited under a deferred compensation plan and payable in cash and in the case of William Clay Ford, Jr., includes stock units under a benefit equalization plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on Company records and other information, Ford believes that all SEC filing requirements applicable to its directors and executive officers were complied with for 2013 and prior years, except that, due to technical transmission difficulties, J C. Mays and Thomas K. Brown each had a report filed two days late of an exercise of stock options and related sale of shares, and an amended Form 3 was filed for James P. Hackett disclosing ownership of shares that were inadvertently omitted from the original Form 3 filing.

Certain Relationships and Related Transactions

Policy and Procedure for Review and Approval of Related Party Transactions

Business transactions between Ford and its officers or directors, including companies in which a director or officer (or an immediate family member) has a substantial ownership interest or a company where such director or officer (or an immediate family member) serves as an executive officer ("related party transactions"), are not prohibited. In fact, certain related party transactions can be beneficial to the Company and its shareholders.

It is important, however, to ensure that any related party transactions are beneficial to the Company. Accordingly, any related party transaction, regardless of amount, is submitted to the Nominating and Governance Committee in advance for review and approval. All existing related party transactions are reviewed at least annually by the Nominating and Governance Committee. The Office of the General Counsel reviews all such related party transactions, existing or proposed, prior to submission to the Nominating and Governance Committee, and our General Counsel opines on the appropriateness of each related party transaction. The Nominating and

Governance Committee may, at its discretion, consult with outside legal counsel.

Any director or officer with an interest in a related party transaction is expected to recuse himself or herself from any consideration of the matter.

The Nominating and Governance Committee's approval of a related party transaction may encompass a series of subsequent transactions contemplated by the original approval, i.e., transactions contemplated by an ongoing business relationship occurring over a period of time. Examples include transactions in the normal course between the Company and a dealership owned by a director or an executive officer (or an immediate family member thereof), transactions in the normal course between the Company and financial institutions with which a director or officer may be associated, and the ongoing issuances of purchase orders or releases against a blanket purchase order made in the normal course by the Company to a business with which a director or officer may be associated. In such instances, any such approval shall require that the Company make all decisions with respect to such ongoing business relationship in accordance with existing policies and procedures applicable to non-related party transactions (e.g., Company purchasing policies governing awards of business to suppliers, etc.).

In all cases, a director or officer with an interest in a related party transaction may not attempt to influence Company personnel in making any decision with respect to the transaction.

Related Party Transactions

Since January 1993, Ford has had a consulting agreement with William Clay Ford. Under this agreement, Mr. Ford was available for consultation, representation, and other duties. For these services, Ford paid him $100,000 per year and provided facilities (including office space), an administrative assistant, and security arrangements. Mr. Ford passed away on March 8, 2014.

In February 2002, Ford entered into a Stadium Naming and License Agreement with The Detroit Lions, Inc. (the "Lions"), pursuant to which we acquired for $50 million, paid by us in 2002, the naming rights to a new domed stadium located in downtown Detroit at which the Lions began playing their home games during the 2002 National Football League season. We named the stadium "Ford Field." The term of the naming rights agreement is 25 years, which commenced with the 2002 National Football League season. Benefits to Ford under the naming rights agreement include exclusive exterior entrance signage and predominant interior promotional signage. In June 2005, the naming rights agreement was amended to provide for expanded Ford exposure on and around the exterior of the stadium, including the rooftop, in exchange for approximately $6.65 million to be paid in installments over the following ten years, of which $564,933 was paid during 2013. Beginning in 2005, the Company also agreed to provide to the Lions, at no cost, eight new model year Ford, Lincoln or Mercury brand vehicles manufactured by Ford in North America for use by the management and staff of Ford Field and the Lions and to replace such vehicles in each second successive year, for the remainder of the naming rights agreement. The cost incurred during 2013 was $29,070. William Clay Ford was the majority owner of the Lions. In addition, William Clay Ford, Jr., is one of five minority owners and is a director and officer of the Lions.

Paul Alandt, Lynn F. Alandt's husband, owns two Ford-franchised dealerships and a Lincoln-franchised dealership. In 2013, the dealerships paid Ford about $140.9 million for products and services in the ordinary course of business. In turn, Ford paid the dealerships about $22.5 million for services in the ordinary course of business. Also in 2013, Ford Motor Credit Company LLC, a wholly-owned entity of Ford, provided about $216.6 million of financing to dealerships owned by Mr. Alandt and paid $1.3 million to them in the ordinary course of business. The dealerships paid Ford Credit about $207.9 million in the ordinary course of business. Additionally in 2013, Ford Credit purchased retail installment sales contracts and Red Carpet Leases from the dealerships in amounts of about $17.8 million and $82.0 million, respectively.

In March 2001, Marketing Associates, LLC, an entity in which Edsel B. Ford II has a majority interest, acquired all of the assets of the Marketing Associates Division of Lason Systems, Inc. Before the acquisition, the Marketing Associates Division of Lason

Systems, Inc. provided various marketing and related services to the Company and this continued following the acquisition. In 2013, the Company paid Marketing Associates, LLC approximately $35.0 million for marketing and related services provided in the ordinary course of business.

Pursuant to SEC filings, the Company was notified that as of December 31, 2013, State Street Corporation, and its affiliate State Street Bank and Trust Company, State Street Financial Center, One Lincoln Street, Boston, MA 02111, owned 10.1% of our common stock. During 2013, the Company paid State Street Corporation and its affiliates approximately $7.65 million in the ordinary course of business.

Pursuant to SEC filings, the Company was notified that as of December 31, 2013, Evercore Trust Company, N.A., 55 East 52nd Street, 36th Floor, New York, NY 10055, owned approximately 5.88% of the Company's common stock. During 2013, the Company paid Evercore Trust Company, N.A. approximately $1.2 million in the ordinary course of business.

Pursuant to SEC filings, the Company was notified that as of December 31, 2013, BlackRock, Inc., 40 East 52nd Street, New York, NY 10022, owned approximately 5.2% of the Company's common stock. During 2013, the Company paid BlackRock, Inc. approximately $10.0 million in the ordinary course of business.

Proposal 1. — Election of Directors

Identification of Directors

The Charter of the Nominating and Governance Committee provides that the Committee conducts all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates as directors. The Committee identifies candidates through a variety of means, including search firms, recommendations from members of the Committee and the Board, including the Executive Chairman and the President and CEO, and suggestions from Company management. The Committee has the sole authority to retain and terminate any search firm to be used to assist it in identifying and evaluating candidates to serve as directors of the Company. The Company on behalf of the Committee has paid fees to third-party firms to assist the Committee in the identification and evaluation of potential Board members.

Our newest directors are James P. Hackett and John C. Lechleiter, both of whom were identified and proposed to the Committee by different independent directors. Mr. Hackett and Dr. Lechleiter were selected from among several names submitted by directors and following a review by a search firm. Mr. Hackett and Dr. Lechleiter were interviewed prior to their elections by the Chair of the Committee, the Chairman, and the President and CEO, and certain other Board members. Upon recommendation of the Committee, Mr. Hackett and Dr. Lechleiter were elected to the Board on September 11, 2013, with Mr. Hackett's election effective on that date and Dr. Lechleiter's election becoming effective on October 1, 2013.

Sixteen directors will be elected at this year's annual meeting. Each director will serve until the next annual meeting or until he or she is succeeded by another qualified director who has been elected.

We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote them for the election of all of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person.

Qualifications Considered for Nominees

Because Ford is a large and complex company, the Nominating and Governance Committee considers numerous qualifications when considering candidates for the Board. In addition to the qualifications listed below, among the most important qualities directors should possess are the highest personal and professional ethical standards, integrity, and values. They should be committed to representing the long-term interests of all of the shareholders. Directors must also have practical wisdom and mature judgment. Directors must be objective and inquisitive. Ford recognizes the value of diversity and we endeavor to have a diverse Board, with experience in business, international operations, finance, manufacturing and product development, marketing and sales, government, education and technology, and in areas that are relevant to the Company's global activities. The biographies of the nominees show that, taken as a whole, the current slate of director nominees possesses these qualifications. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, including making themselves available for consultation outside of regularly scheduled Board meetings, and should be committed to serve on the Board for an extended period of time. Directors should also be prepared to offer their resignation in the event of any significant change in their personal circumstances that could affect the discharge of their responsibilities as directors of the Company, including a change in their principal job responsibilities.

Each of the nominees for director is now a member of the Board of Directors, which met nine times during 2013. Each of the nominees for director attended at least 75% of the combined Board and committee meetings held during the periods served by such nominee in 2013. The nominees provided the following information about themselves as of February 1, 2014. Additionally, for each director nominee we have disclosed the particular experience, qualifications, attributes, or skills that led the Board to conclude that the nominee should serve as a director.

Stephen G. Butler Age: 66 Director Since: 2004 Independent Committees: Audit (Chair) Nominating and Governance
Principal Occupation: Retired Chairman and Chief Executive Officer, KPMG, LLP

Recent Business Experience: Mr. Butler served as Chairman and CEO of KPMG, LLP from 1996 until his retirement on June 30, 2002. Mr. Butler held a variety of management positions, both in the United States and internationally, during his 33-year career at KPMG.

Current Public Company Directorships: ConAgra Foods, Inc.

Public Company Directorships Within the Past Five Years: Cooper Industries, PLC

Reasons for Nomination: The Board believes Mr. Butler's extensive experience in the accounting profession, both in the United States and internationally, as well as his executive experience as Chairman and CEO of KPMG for several years, provide Ford with financial expertise and risk management skills that have been instrumental in guiding the Company through its restructuring and that will be equally important as the Company grows. As Chair of the Audit Committee and its designated financial expert, Mr. Butler continues to add significant value to the goal of improving our balance sheet while fulfilling our financial reporting obligations accurately and transparently.

Kimberly A. Casiano Age: 56 Director Since: 2003 Independent Committees: Audit Nominating and Governance Sustainability
Principal Occupation: President, Kimberly Casiano & Associates, San Juan, Puerto Rico

Recent Business Experience: On January 1, 2010, Ms. Casiano established Kimberly Casiano & Associates, where she is President. The firm provides advisory services in marketing, recruiting, communications, advocacy, and diversity to target the U.S. Hispanic market, the Caribbean, and Latin America. From 1994 until December 31, 2009, Ms. Casiano was President and Chief Operating Officer of Casiano Communications, a publishing and direct marketing company. From 1987 to 1994, she held a number of management positions within Casiano Communications in the periodicals and magazines and the bilingual direct marketing and call center divisions of the company. Ms. Casiano is a member of the Board of Directors of Mutual of America, Scotiabank of Puerto Rico, and the Hispanic Scholarship Fund.

Current Public Company Directorships: Mead Johnson Nutrition Company

Reasons for Nomination: The Board believes that Ms. Casiano's experience as President and COO of Casiano Communications and her current position as President of Kimberly Casiano & Associates provides the Company with unique insight into marketing and sales, particularly regarding the U.S. Hispanic community and Latin America. Ms. Casiano provides Ford with valuable insight in developing communications, marketing and sales strategies for Latin America and our emerging markets as we grow our market share profitably.

Anthony F. Earley, Jr. Age: 64 Director Since: 2009 Independent Committees: Compensation Nominating and Governance Sustainability
Principal Occupation: Chairman, Chief Executive Officer & President, PG&E Corp., San Francisco, California

Recent Business Experience: Mr. Earley became Chairman, Chief Executive Officer and President of PG&E Corporation in September 2011. Previously, Mr. Earley was Executive Chairman of DTE Energy since October 2010. He had been Chairman and Chief Executive Officer of DTE Energy since 1998. Mr. Earley joined DTE Energy in 1994 as President and Chief Operating Officer. Prior to that time, Mr. Earley served as President and Chief Operating Officer of the Long Island Lighting Company, an electric and gas utility in New York. Mr. Earley is a director of the Nuclear Energy Institute, the Edison Electric Institute, and the Business Roundtable. Mr. Earley also has served on the boards of numerous charitable and civic organizations, including United Way of the Bay Area, the Bay Area Council, San Francisco Committee on Jobs, and the Exploratorium. He served as an officer in the United States Navy nuclear submarine program where he was qualified as a chief engineer officer.

Current Public Company Directorships: PG&E Corporation

Public Company Directorships Within the Past Five Years: Comerica, Inc.; Masco Corp.; and DTE Energy

Reasons for Nomination: The Board believes that, as Ford continues to develop hybrid and electric vehicles, Mr. Earley's experience as Chairman, CEO and President of PG&E Corp., his leadership positions in the electric and nuclear industries, and his experience as a U.S. Navy officer, provide Ford with a uniquely qualified individual who can assist in the development of vehicles our customers want and value. In addition, Mr. Earley is able to provide valuable advice regarding the development of the electrical infrastructure needed to assist in the widespread acceptance of electric vehicles. As the Chairman and CEO of PG&E Corp., and formerly at DTE Energy, Mr. Earley also possesses significant leadership and general management expertise.

Edsel B. Ford II Age: 65 Director Since: 1988 Committees: Finance Sustainability
Principal Occupation: Director and Consultant, Ford Motor Company

Recent Business Experience: Mr. Ford is a retired Vice President of Ford Motor Company and former President and Chief Operating Officer of Ford Motor Credit Company. He presently serves as a consultant to the Company.

Current Public Company Directorships: International Speedway Corporation

Reasons for Nomination: The Board believes that Mr. Ford brings a deep knowledge of Ford's business to Board deliberations through his experience as President and COO of Ford Motor Credit Company, as well as his role as consultant to the Company. Mr. Ford also adds significant value in various stakeholder relationships, including relationships with dealers, non-government organizations, employees, and the communities in which Ford has a significant presence. Mr. Ford's life-long affiliation with the Company provides the Board with a unique historical perspective and a focus on the long-term interests of the Company.

William Clay Ford, Jr. Age: 56 Director Since: 1988 Committees: Finance (Chair) Sustainability
Principal Occupation: Executive Chairman and Chairman of the Board of Directors, Ford Motor Company

Recent Business Experience: Mr. Ford has held a number of management positions within Ford, including Vice President — Commercial Truck Vehicle Center. From 1995 until October 30, 2001, Mr. Ford was Chair of the Finance Committee. Effective January 1, 1999, he was elected Chairman of the Board of Directors and effective October 30, 2001, he was elected Chief Executive Officer of the Company. Mr. Ford became Executive Chairman of the Company on September 1, 2006 and is the current Chair of the Finance Committee. Mr. Ford also is Vice Chairman of The Detroit Lions, Inc., Chairman of the Detroit Economic Club, and trustee of The Henry Ford. He also is a member of the boards of Business Leaders for Michigan and the Henry Ford Health System.

Current Public Company Directorships: eBay Inc.

Reasons for Nomination: The Board believes that Mr. Ford's extensive experience in various executive positions, service as CEO, and present service as Executive Chairman, provides the Board with unique insight regarding Company-wide issues. This experience, as well as in his role as Chairman of the Board, assist the Board in developing its long-term strategy, while his life-long affiliation with the Company reinforces the long-term interests of Ford and its shareholders. Mr. Ford's knowledge and experience also add significant value to the Company's relationship with its various stakeholders.

Richard A. Gephardt Age: 73 Director Since: 2009 Independent Committees: Nominating and Governance Sustainability
Principal Occupation: President and Chief Executive Officer, Gephardt Group, Atlanta, Georgia

Recent Business Experience: Mr. Gephardt has been President and Chief Executive Officer since 2005 of Gephardt Group, LLC, a multi-disciplined consulting firm. He also served as Strategic Advisor for the Government Affairs practice group of DLA Piper, one of the world's largest legal services providers, and as a consultant to Goldman, Sachs & Co. Mr. Gephardt is the former Majority Leader of the U.S. House of Representatives and served 14 terms in Congress from 1976 until January 2005. While in Congress, he served on the Budget Committee and on the Ways and Means Committee. Mr. Gephardt was elected Chairman of the House Democratic Caucus in 1984; and he served as majority leader from 1989 to 1994. In 1994, he was elected House Democratic Leader, the top Democratic leadership position in the House. Mr. Gephardt also served as minority leader from 1995 to 2003.

Current Public Company Directorships: Centene Corporation; CenturyLink; Spirit Aerosystems Holding, Incorporated; and United States Steel Corporation

Public Company Directorships Within the Past Five Years: Dana Holding Corporation

Reasons for Nomination: The Board believes that Mr. Gephardt's distinguished career in public service provides the Board with important insight into the many government relations and international issues affecting Ford. His service on the House of Representatives Budget and Ways and Means Committees assists in matters important to building a strong balance sheet. Also, Mr. Gephardt's experience in business consulting provides Ford with unique knowledge of business challenges across a broad spectrum of industries.

James P. Hackett Age: 59 Director Since: 2013 Committees: Nominating and Governance Sustainability
Principal Occupation: Vice Chair, Steelcase Inc., Grand Rapids, Michigan

Recent Business Experience: Mr. Hackett is Vice Chair of Steelcase Inc., the global leader in the office furniture industry. On March 1, 2014, Mr. Hackett retired as Chief Executive Officer of Steelcase Inc. He was named President and Chief Executive Officer of Steelcase in December 1994 overseeing all domestic and international operations. Previously, Mr. Hackett served as Executive Vice President and Chief Operating Officer of Steelcase North America, since August 1994. In April 1994, Mr. Hackett was named Executive Vice President of Steelcase Ventures and was responsible for the development of products for non-contract furniture customers and developing new company opportunities. In August 1993, he was named President of Turnstone, a Steelcase company created to meet the office furnishing needs of small businesses and home offices. In 1990, Mr. Hackett was named Steelcase's Senior Vice President of sales and marketing. Mr. Hackett also serves on the board of directors for Northwestern Mutual Life. He is a member of the executive committee of the Board of Directors for the National Center for Arts and Technology, as well as the Boards of Advisors to the Gerald R. Ford School of Public Policy and the Life Sciences Institute at the University of Michigan.

Current Public Company Directorships: Steelcase Inc. and Fifth Third Bancorp

Reasons for Nomination: As CEO of Steelcase Inc., Mr. Hackett brings experience in lean international manufacturing and innovative product development expertise to Board deliberations. Combined with his experience in marketing and sales, Mr. Hackett provides Ford with valuable insight in developing and marketing products that our customers want and value. In addition, Mr. Hackett's experience in the financial services industry adds significant value to discussions regarding financing our plan and Ford Credit finance matters.

James H. Hance, Jr. Age: 69 Director Since: 2010 Independent Committees: Audit Finance Nominating and Governance
Principal Occupation: Operating Executive, Carlyle Group, New York, New York

Recent Business Experience: Mr. Hance is the former Chief Financial Officer and former Vice Chairman and member of the board of Bank of America, where he retired in 2005 after 18 years with the company. A certified public accountant, Mr. Hance spent 17 years with Price Waterhouse (now PricewaterhouseCoopers) in Philadelphia and Charlotte. From August 1985 until December 1986, he was chairman and co-owner of Consolidated Coin Caterers Corp. In March 1987, Mr. Hance joined NCNB, a predecessor to Bank of America. Mr. Hance also is a trustee of Washington University in St. Louis and Johnson & Wales University, based in Providence, R.I. Mr. Hance was the non-Executive Chairman of the Board of Sprint Nextel Corp. and is currently an operating executive with the Carlyle Group.

Current Public Company Directorships: Cousins Properties Inc.; Duke Energy Corp.; and The Carlyle Group

Public Company Directorships Within the Past Five Years: Rayonier, Inc.; Sprint Nextel Corp.; Carlyle Capital Corporation; and Morgan Stanley Corp.

Reasons for Nomination: The Board believes that Mr. Hance's extensive experience in the banking industry brings financial expertise to deliberations regarding the Company's balance sheet and liquidity. In addition, Mr. Hance's CPA background, his experience as a Chief Financial Officer, and his tenure as Vice Chairman of Bank of America, provide the Board with another experienced point of view in accounting, Audit Committee, and general risk management matters.

William W. Helman IV Age: 55 Director Since: 2011 Independent Committees: Finance Nominating and Governance Sustainability
Principal Occupation: Partner, Greylock Partners, Cambridge, Massachusetts

Recent Business Experience: Mr. Helman joined Greylock Partners in 1984. Greylock is a venture capital firm focused on early stage investments in technology, consumer Internet, and healthcare. Mr. Helman led Greylock's investments in Millennium Pharmaceuticals, Hyperion, Vertex Pharmaceuticals, Zipcar, Inc., and UPromise, among others. In addition, Mr. Helman serves on the Board of Trustees of Dartmouth College and on the board of Harvard Management Company. He is on the board of the Isabella Stewart Gardner Museum, the Steppingstone Foundation, the Dartmouth-Hitchcock Hospital, and is a member of the Harvard Medical School Board of Fellows.

Public Company Directorships Within the Past Five Years: Zipcar, Inc.

Reasons for Nomination: The Board believes that Mr. Helman's experience as a venture capitalist in the technology, consumer internet, and healthcare industries brings a unique perspective to Board deliberations concerning new technology investments, social media marketing, and dealing effectively with healthcare issues. These issues are becoming increasingly important as the auto industry adopts new technologies, develops solutions to personal mobility challenges, adapts to new social media techniques, and the country fully implements new federal healthcare legislation.

Jon M. Huntsman, Jr. Age: 53 Director Since: February 2012 Independent Committees: Compensation Nominating and Governance Sustainability
Principal Occupation: Chairman of the Huntsman Cancer Foundation, Salt Lake City, Utah

Recent Business Experience: Governor Huntsman was appointed Chairman of the Huntsman Cancer Foundation on January 26, 2012. He was U.S. Trade Ambassador and most recently Ambassador to China from August 2009 until April 2011. Prior to that, Gov. Huntsman was twice elected Governor of Utah from 2005 to 2009. He began his public service career as a White House staff assistant to President Ronald Reagan and has since included appointments as Deputy Assistant Secretary of Commerce for Asia, U.S. Ambassador to Singapore, and Deputy U.S. Trade Representative. Gov. Huntsman serves on the boards of the U.S. Naval Academy Foundation and the University of Pennsylvania. In addition he serves as a distinguished fellow at the Brookings Institute, a trustee of the Carnegie Endowment for International Peace, a trustee of the Reagan Presidential Foundation, and Chairman of the Board of the Atlantic Council of the United States.

Current Public Company Directorships: Huntsman Corporation; Caterpillar, Inc.; and Chevron Corporation

Reasons for Nomination: The Board believes that Gov. Huntsman brings a wealth of experience in the Asia Pacific region, where the Company intends to grow significantly in the coming years. Gov. Huntsman's knowledge and expertise will assist the Board in its deliberations concerning the expansion of Ford's business in this growth region. In addition, Gov. Huntsman's extensive experience in government service provides the Board with unique insight of government relations at the state, federal, and international levels.

Proposal 1. — Election of Directors

John C. Lechleiter Age: 61 Director Since: 2013 Committees: Compensation Nominating and Governance
Principal Occupation: Chairman, President and Chief Executive Officer, Eli Lilly and Company, Indianapolis, Indiana

Recent Business Experience: Dr. Lechleiter has served as President and Chief Executive Office of Eli Lilly and Company since April 1, 2008 and as Chairman of the Board of Directors since January 1, 2009. In 2005, he was named President and Chief Operating Officer and joined the Board of Directors. In 2004, Dr. Lechleiter became Eli Lilly's Executive Vice President for pharmaceutical operations. In 2001, Dr. Lechleiter was appointed Executive Vice President for pharmaceutical products and corporate development. Dr. Lechleiter became Senior Vice President of pharmaceutical products in 1998, was named Vice President for development and regulatory affairs in 1996, and was appointed Vice President of regulatory affairs in 1994. He was named Executive Director of pharmaceutical product development in 1991 and became a Vice President in 1993. Dr. Lechleiter is a member of the American Chemical Society and Business Roundtable. He also serves on the board of the Pharmaceutical Research and Manufacturers of America, as President of the International Federation of Pharmaceutical Manufacturers & Associations, as chairman of the U.S. — Japan Business Council, and on the boards of United Way Worldwide, Xavier University (Cincinnati, Ohio), Life Sciences Foundation, and the Central Indiana Corporate Partnership.

Current Public Company Directorships: Eli Lilly and Company and Nike, Inc.

Reasons for Nomination: The Board believes that Dr. Lechleiter's extensive experience in the highly regulated pharmaceutical field will assist the Board as the Company adapts to an increasingly complex regulatory environment. Additionally, Dr. Lechleiter's experience as the CEO of a multi-national company and his knowledge of science, marketing, management and international business will aid the Board in its deliberations, especially as Ford seeks to expand its market share in regions outside North America.

Ellen R. Marram Age: 66 Director Since: 1988 Presiding Independent Director Committees: Compensation Nominating and Governance Sustainability
Principal Occupation: President, The Barnegat Group, LLC, New York, New York

Recent Business Experience: Ms. Marram is President of the Barnegat Group, LLC, a business advisory firm. From September 2000 through December 2005, Ms. Marram was Managing Director of North Castle Partners, LLC, a private equity firm. Ms. Marram previously served as President and CEO of Tropicana Beverage Group from September 1997 until November 1998, and had previously served as President of the Group, as well as Executive Vice President of The Seagram Company Ltd. and Joseph E. Seagram & Sons, Inc. Before joining Seagram in 1993, she served as President and CEO of Nabisco Biscuit Company and Senior Vice President of the Nabisco Foods Group from June 1988 until April 1993. Ms. Marram is a member of the board of Newman's Own, Inc., a trustee of Wellesley College, an Advisor Emeritus to Deutsche Bank NA, and serves on a number of non-profit boards, including Institute for the Future, New York Presbyterian Hospital, and the Lincoln Center Theater.

Current Public Company Directorships: The New York Times Company and Eli Lilly and Company

Reasons for Nomination: The Board believes that Ms. Marram's general management and marketing experience in managing well-known consumer brands adds significant expertise to Ford's focus on strengthening our core brands. Additionally, Ms. Marram's experience in advising companies provides her with multiple perspectives on successful strategies across a variety of businesses. Ms. Marram also brings a keen understanding of corporate governance matters to her position as Presiding Independent Director.

Alan Mulally Age: 68 Director Since: 2006 Committees: Finance
Principal Occupation: President and Chief Executive Officer, Ford Motor Company

Recent Business Experience: Mr. Mulally was elected President and Chief Executive Officer of Ford effective September 1, 2006. Since March 2001, Mr. Mulally had been Executive Vice President of the Boeing Company and President and Chief Executive Officer of Boeing Commercial Airplanes. He also was a member of the Boeing Executive Council. Prior to that time, Mr. Mulally served as President of Boeing's space and defense business. Mr. Mulally has served as co-chair of the Washington Competitiveness Council, and has sat on the advisory boards of NASA, the University of Washington, the University of Kansas, the Massachusetts Institute of Technology, and the U.S. Air Force Scientific Advisory Board. He is a member of the U.S. National Academy of Engineering and a fellow of England's Royal Academy of Engineering.

Reasons for Nomination: As Ford's President and CEO, the Board believes that Mr. Mulally continues to provide the strategic and management leadership necessary to create an exciting viable Ford delivering profitable growth for all. Mr. Mulally has led the successful implementation of the ONE Ford Plan and developed a global leadership team that works together effectively. He has institutionalized the Creating Value Roadmap Process as Ford's primary risk management tool. The Board believes that Mr. Mulally's leadership skills will continue to create value for Ford and our stakeholders.

Homer A. Neal Age: 71 Director Since: 1997 Independent Committees: Finance Nominating and Governance Sustainability (Chair)
Principal Occupation: Director, ATLAS Project, Professor of Physics, Interim President Emeritus, and Vice President for Research Emeritus, University of Michigan, Ann Arbor, Michigan

Recent Business Experience: Dr. Neal is Director, University of Michigan ATLAS Project, Samuel A. Goudsmit Distinguished Professor of Physics, Interim President Emeritus and Vice President for Research Emeritus at the University of Michigan. He joined the University as Chairman of its Physics Department in 1987 and in 1993 was named University Vice President of Research. Dr. Neal served as Interim President of the University of Michigan from July 1, 1996 to February 1, 1997. He has served as a member of the U.S. National Science Board, the Advisory Board of the Oak Ridge National Laboratory, as trustee of the Center for Strategic and International Studies, as a member of the Board of Regents of the Smithsonian Institution and as a member of the Advisory Board for the Lawrence Berkeley National Laboratory. He has also been a member of the Board of Physics and Astronomy of the National Research Council and has served as Chair of the Physics Advisory Council of the National Science Foundation. Dr. Neal currently is a member of the Board of Trustees of the Richard Lounsbery Foundation and a member of the Council of the Smithsonian National Museum of African American History and Culture. His research area is high energy physics and he is presently involved in the major ATLAS experiment at the European Organization for Nuclear Research in Geneva, Switzerland.

Reasons for Nomination: The Board believes that Dr. Neal's vast experience and knowledge in the field of science brings a unique skill to the Board. Dr. Neal's expertise has assisted our intellectual property management process through his presence on the Ford Board of Directors and on the Board of Managers of Ford Global Technologies, LLC. Additionally, as Chair of the Sustainability Committee, he continues to apply his unique scientific knowledge to the development and implementation of Ford's long-term sustainability strategy.

Gerald L. Shaheen Age: 69 Director Since: 2007 Independent Committees: Audit Nominating and Governance (Chair)
Principal Occupation: Retired Group President, Caterpillar, Inc., Peoria, Illinois

Recent Business Experience: Mr. Shaheen was appointed Group President of Caterpillar in November 1998 and had responsibility for the design, development and production of the company's large construction and mining equipment, as well as marketing and sales operations in North America, Caterpillar's components business, and its research and development division. Mr. Shaheen joined Caterpillar in 1967 and held a variety of management positions. He retired from Caterpillar effective February 1, 2008. Mr. Shaheen is a board member and past chairman of the U.S. Chamber of Commerce, a board member of the MS Society of Greater Illinois, Chairman of the Illinois Neurological Institute, and member of the Board of Trustees of Bradley University.

Current Public Company Directorships: AGCO Corporation

Reasons for Nomination: The Board believes that Mr. Shaheen's extensive experience as a Group President at Caterpillar adds a depth of manufacturing and general management knowledge that is beneficial for an automobile manufacturer. His knowledge of marketing and sales, as well as experience in research and development, related to the manufacture and sale of products in a capital and labor intensive industry, provide valuable insight into Ford's efforts to build products our customers want and value.

John L. Thornton Age: 60 Director Since: 1996 Independent Committees: Compensation Finance Nominating and Governance
Principal Occupation: Professor and Director, Global Leadership Program at the Tsinghua University School of Economics and Management, Beijing, China

Recent Business Experience: Mr. Thornton also serves as Co-Chairman of Barrick Gold Corporation, Chairman of the Board of Trustees of the Brookings Institution, advisory board member of China Investment Corporation (CIC) and advisory board member of China Securities Regulatory Commission. Mr. Thornton retired as President and Director of The Goldman Sachs Group, Inc. in 2003.

Current Public Company Directorships: China Unicom (Hong Kong) Limited and Barrick Gold Corporation

Public Company Directorships Within the Past Five Years: Intel, Inc.; News Corporation; and HSBC Holdings, plc.

Reasons for Nomination: The Board believes that Mr. Thornton's extensive experience in corporate finance matters is critical to achieving the ONE Ford goals of financing our plan, improving our balance sheet, and creating profitable growth for all. Also, Mr. Thornton's extensive knowledge of international business, especially in China, brings to the Board valuable insight into what has become one of the world's most important automotive growth markets.

Proposal 1. — Election of Directors

Director Compensation in 2013(1)

	(a)	(b)	(c)	(d)	(e)	&zwsp;
	Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards ($)	All Other Compensation(2) ($)	Total ($)	&zwsp;
	Stephen G. Butler	270,000	0	29,414	299,414
&zwsp;	Kimberly A. Casiano	250,000	0	28,795	278,795	&zwsp;
	Anthony F. Earley, Jr.	250,000	0	23,960	273,960
&zwsp;	Edsel B. Ford II	250,000	0	664,458	914,458	&zwsp;
	Richard A. Gephardt	250,000	0	30,176	280,176
&zwsp;	James P. Hackett**	83,333	0	4,931	88,264	&zwsp;
	James H. Hance, Jr.	250,000	0	29,021	279,021
&zwsp;	William W. Helman IV	250,000	0	12,980	262,980	&zwsp;
	Irvine O. Hockaday, Jr.*	137,500	0	18,697	156,197
&zwsp;	Jon M. Huntsman, Jr.	250,000	0	36,756	286,756	&zwsp;
	John C. Lechleiter**	62,500	0	1,064	63,564
&zwsp;	Richard A. Manoogian	270,000	0	31,996	301,996	&zwsp;
	Ellen R. Marram	273,333	0	31,260	304,593
&zwsp;	Homer A. Neal	265,000	0	44,603	309,603	&zwsp;
	Gerald L. Shaheen	258,750	0	35,793	294,543
&zwsp;	John L. Thornton	250,000	0	25,615	275,615	&zwsp;

* Mr. Hockaday did not stand for re-election at the 2013 Annual Meeting, and amounts paid to Mr. Hockaday were prorated in connection with his departure from the Board on May 9, 2013.

** Amounts paid to Mr. Hackett and Dr. Lechleiter were prorated in connection with their appointments to the Board on September 11, 2013 and October 1, 2013, respectively.

(1) Standard Compensation Arrangements

Fees.    Effective as of July 1, 2013, the Board of Directors agreed that the following compensation will be paid to non-employee directors of the Company:

Annual Board membership fee	$250,000
Annual Presiding Director fee	$30,000
Annual Audit Committee chair fee	$25,000
Annual Compensation Committee chair fee	$25,000
Annual other Committee chair fee	$15,000

The annual Board membership fee of $250,000 has been in place since January 1, 2012. A review of director compensation at companies similarly situated to Ford indicated that the Audit Committee and Compensation Committee chair fees were below competitive levels. Consequently, the Board increased the fees paid for those positions from $15,000 to $25,000. The Board also approved an increase in the Presiding Independent Director fee from $25,000 to $30,000. The increases are consistent with Ford's philosophy of paying its directors near the top level of the leading companies in order to permit the Company to continue to attract quality directors.

Deferred Compensation Plan.    Under this plan, 60% of a director's annual Board membership fee must be deferred in common stock units. Directors also can choose to have the payment of all or some of the remainder of their fees deferred in the form of cash or common stock units. Each common stock unit is equal in value to a share of common stock and is ultimately paid in cash. These common stock units generate Dividend Equivalents in the form of additional common stock units (if dividends are paid on common stock). These units are credited to the directors' accounts on the date common stock cash dividends are paid. Any fees deferred in cash are held in the general funds of the Company. Interest on fees deferred in cash is credited semi-annually to the directors' accounts at the then-current U.S. Treasury Bill rate plus 0.75%. In general, deferred amounts are not paid until after the director separates from the Board. The amounts are paid, at the director's option, either in a lump sum or in annual installments over a period of up to ten years. In light of the requirement that 60% of annual director fees are deferred into common stock units, and that directors do not realize the cash value of such units until after they leave the Board, there is no minimum share ownership requirement for members of the Board.

Insurance.    Ford provides non-employee directors with $200,000 of life insurance which ends when a director retires. A director can choose to reduce life insurance coverage to $50,000 and avoid any income imputation. Edsel B. Ford II did not participate in this plan during 2013 because, as a former employee he was entitled to $25,000 of Company-provided life insurance. Effective January 1, 2014, the non-employee director life insurance program was changed to allow former employees who become directors to participate in the program and keep the life insurance coverage provided to retired employees. The life insurance premiums paid by the Company for each director are included in column (d) and reflected in the All Other Compensation in 2013 table below. Ford also provides non-employee directors with the option to obtain Company provided healthcare insurance at no cost. The healthcare insurance is identical to healthcare insurance provided to employees, except for the employee paid portion of premiums. Seven directors have elected this option and that portion of the premiums that the Company pays on behalf of directors that employees typically pay is included in column (d) and reflected in the All Other Compensation in 2013 table below.

Evaluation Vehicle Program.    We provide non-employee directors with the use of up to two Company vehicles free of charge. Directors are expected to provide evaluations of the vehicles to the Company. The cost of providing these vehicles is included in column (d) and reflected in the All Other Compensation in 2013 table below.

(2) All Other Compensation in 2013 shown in column (d)

&zwsp;	Name	Fees(i) ($)	Perquisites/ Evaluation Vehicles(ii) ($)	Tax Reimbursement ($)	Life Insurance Premiums ($)	Total ($)	&zwsp;
	Stephen G. Butler		16,445	12,679	290	29,414
&zwsp;	Kimberly A. Casiano		16,878	11,627	290	28,795	&zwsp;
	Anthony F. Earley, Jr.		13,127	10,543	290	23,960
&zwsp;	Edsel B. Ford II	650,000	14,066	0	392	664,458	&zwsp;
	Richard A. Gephardt		13,541	16,345	290	30,176
&zwsp;	James P. Hackett		3,097	1,737	97	4,931	&zwsp;
	James H. Hance, Jr.		14,163	14,568	290	29,021
&zwsp;	William W. Helman IV		6,298	6,392	290	12,980	&zwsp;
	Irvine O. Hockaday, Jr.		9,146	9,430	121	18,697
&zwsp;	Jon M. Huntsman, Jr.		20,731	15,735	290	36,756	&zwsp;
	John C. Lechleiter		741	250	73	1,064
&zwsp;	Richard A. Manoogian		14,987	16,719	290	31,996	&zwsp;
	Ellen R. Marram		17,427	13,760	73	31,260
&zwsp;	Homer A. Neal	12,000	17,217	15,096	290	44,603	&zwsp;
	Gerald L. Shaheen		18,470	17,033	290	35,793
&zwsp;	John L. Thornton		12,540	12,785	290	25,615	&zwsp;

(i)
The amount shown for Edsel B. Ford II reflects the fees he earned pursuant to a January 1999 consulting agreement between the Company and Mr. Ford. The consulting fee is payable quarterly in arrears in cash. Mr. Ford is available for consultation, representation, and other duties under the agreement. Additionally, the Company provides facilities (including office space) and an administrative assistant to Mr. Ford. This agreement will continue until either party ends it with 30 days' notice. The amount shown for Dr. Neal reflects fees paid to him as a member of the Board of Managers of Ford Global Technologies, LLC, a wholly-owned entity that manages the Company's intellectual property. As a non-employee director of such board, Dr. Neal receives the customary fees paid to non-employee directors. Currently, the fees are: Annual Fee: $10,000, Attendance Fee: $1,000 per meeting. Dr. Neal attended both meetings of the Board of Managers of Ford Global Technologies, LLC, during 2013.

(ii)
All amounts shown in this column reflect the cost of: (i) evaluation vehicles provided to Directors (see footnote 1 above); (ii) the actual cost incurred for holiday gifts; and (iii) healthcare insurance premiums for certain directors (see footnote 1 above). We calculate the aggregate incremental costs of providing the evaluation vehicles by estimating the lease fee of a comparable vehicle under our Management Lease Program. The lease fee under that program takes into account the cost of using the vehicle, maintenance, license, title and registration fees, and insurance.

2014 Stock Plan for Non-Employee Directors

Effective January 1, 2014, the Board adopted the 2014 Stock Plan for Non-Employee Directors of Ford Motor Company (the "2014 Plan"). The 2014 Plan is structured so that 60% of the Annual Board membership fee is mandatorily paid in Restricted Stock Units ("RSUs"). Each Director will also have the option of having some or all of his or her remaining fees paid in RSUs pursuant to the 2014 Plan. Each Director has the option to choose when the RSUs settle into shares of Ford common stock as follows: (i) immediately on the grant date; (ii) the earlier of five years from the date of grant and separation from the Board; or (iii) at separation from the Board. The Board adopted the 2014 Plan because the RSUs settle in shares of common stock, thus further aligning the interests of directors and shareholders. Directors are not permitted to sell, hedge, or pledge the 60% mandatory portion of the Annual Board fees until after separation from the Board, even if the RSUs settle into shares of common stock prior to separation from the Board.

You are being asked to approve of the 2014 Plan at the Annual Meeting. Please refer to Proposal 4 on pp. 81-85 for a more detailed description of the material terms of the 2014 Plan. If you approve of the 2014 Plan, no further deferrals of Director fees will be made under the Deferred Compensation Plan. If you do not approve of the 2014 Plan, Director fees will continue to be deferred pursuant to the Deferred Compensation Plan (see footnote 1 on pp. 35-36).

The Board of Directors recommends a Vote "FOR" Proposal 1.

Proposal 2. — Ratification of Independent Registered Public Accounting Firm

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors selects and hires the independent registered public accounting firm to audit Ford's books of account and other corporate records. You must approve the Audit Committee's selection for 2014.

The Audit Committee selected PricewaterhouseCoopers LLP to audit Ford's books of account and other corporate records for 2014. PricewaterhouseCoopers LLP is well qualified to audit Ford's books of account and other corporate records. Representatives of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement and answer questions.

Amounts paid by the Company to PricewaterhouseCoopers LLP for audit and non-audit services rendered in 2012 and 2013 are disclosed in the Audit Committee Report (see p. 39).

Ford management will present the following resolution to the meeting:

"RESOLVED, That the selection, by the Audit Committee of the Board of Directors, of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the books of account and other corporate records of the Company, and to review the effectiveness of the Company's internal controls over financial reporting, for 2014 is ratified."

The Board of Directors recommends a Vote "FOR" Proposal 2.

Audit Committee Report

The Audit Committee is composed of five directors, all of whom meet the independence standards contained in the NYSE Listed Company rules, SEC rules and Ford's Corporate Governance Principles, and operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter may be found on the Company's website, www.corporate.ford.com. The Audit Committee selects, subject to shareholder ratification, the Company's independent registered public accounting firm.

Ford management is responsible for the Company's internal controls and the financial reporting process. The independent registered public accounting firm, PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), is responsible for performing independent audits of the Company's consolidated financial statements and internal controls over financial reporting and issuing an opinion on the conformity of those audited financial statements with United States generally accepted accounting principles and on the effectiveness of the Company's internal controls over financial reporting. The Audit Committee monitors the Company's financial reporting process and reports to the Board of Directors on its findings. PricewaterhouseCoopers served as the Company's independent registered public accounting firm in 2013 and 2012.

Audit Fees

The Company paid PricewaterhouseCoopers $37.7 million and $36.5 million for audit services for the years ended December 31, 2013 and 2012, respectively. Audit services consisted of the audit of the financial statements included in the Company's Annual Report on Form 10-K, reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q, attestation of the effectiveness of the Company's internal controls over financial reporting, preparation of statutory audit reports, and providing comfort letters in connection with Ford and Ford Motor Credit Company funding transactions.

Audit-Related Fees

The Company paid PricewaterhouseCoopers $5.9 million and $4.3 million for audit-related services for the years ended December 31, 2013 and 2012, respectively. Audit-related services included support of funding transactions, due diligence for mergers, acquisitions and divestitures, employee benefit plan audits, attestation services, internal control reviews, and assistance with interpretation of accounting standards.

Tax Fees

The Company paid PricewaterhouseCoopers $3.3 million and $3.2 million for tax services for the years ended December 31, 2013 and 2012, respectively. The types of tax services provided included assistance with tax compliance and the preparation of tax returns, tax consultation, planning and implementation services, assistance in connection with tax audits, and tax advice related to mergers, acquisitions and divestitures. Of the fees paid for tax services, the Company paid 64% and 63% for tax compliance and the preparation of Company tax returns in 2012 and 2011, respectively.

All Other Fees

The Company paid PricewaterhouseCoopers $0.8 million and $2.2 million for other services for the years ended December 31, 2013 and 2012, respectively. The types of other services provided included advisory services to help support quantification of potential insurance claims and research analysis regarding new markets.

Total Fees

The Company paid PricewaterhouseCoopers a total of $47.7 and $46.2 million in fees for the years ended December 31, 2013 and 2012, respectively.

Auditor Independence

During the last year, the Audit Committee met and held discussions with management and PricewaterhouseCoopers. The Audit Committee reviewed and discussed with Ford management and PricewaterhouseCoopers the audited financial statements and the assessment of the effectiveness of internal controls over financial reporting contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2013. The Audit Committee also discussed with PricewaterhouseCoopers the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, as well as by SEC regulations.

PricewaterhouseCoopers submitted to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the audit committee concerning independence. The Audit Committee discussed with PricewaterhouseCoopers such firm's independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC.

The Audit Committee also considered whether the provision of other non-audit services by PricewaterhouseCoopers to the Company is compatible with maintaining the independence of PricewaterhouseCoopers and concluded that the independence of PricewaterhouseCoopers is not compromised by the provision of such services.

Annually, the Audit Committee pre-approves categories of services to be performed (rather than individual engagements) by PricewaterhouseCoopers. As part of this approval, an amount is established for each category of services (Audit, Audit-Related, Tax Services, and other services). In the event the pre-approved amounts prove to be insufficient, a request for incremental funding will be submitted to the Audit Committee for approval during the next regularly scheduled meeting. In addition, all new engagements greater than $250,000 will be presented in advance to the Audit Committee for approval. A regular report is prepared for each regular Audit Committee meeting outlining actual fees and expenses paid or committed against approved fees.

Audit Committee
Stephen G. Butler (Chair)	James H. Hance, Jr.
Kimberly A. Casiano	Gerald L. Shaheen

Proposal 3. — Approval of the Compensation of the Named Executives

Proposal 3 — Approval of the Compensation of the Named Executives

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide you with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our Named Executives, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. At the 2011 Annual Meeting you approved our proposal to provide you with this opportunity on an annual basis.

As described in detail in the "Compensation Discussion and Analysis," we seek to closely align the interests of our Named Executives with yours. Our compensation programs are designed to reward our Named Executives for the achievement of short-term and long-term strategic and operational goals, while at the same time avoiding unnecessary or excessive risk-taking. We urge you to read the "Compensation Discussion and Analysis" on pp. 42-63 and the other related executive compensation disclosures so that you have an understanding of our executive compensation philosophy, policies, and practices.

The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of our Named Executives, as described in this Proxy Statement. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors, or the Compensation Committee.

Ford management will present the following resolution to the meeting:

"RESOLVED, That the Company's shareholders approve, on an advisory basis, the compensation of the Named Executives, as disclosed in the Company's Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure."

The Board of Directors recommends a Vote "FOR" Proposal 3.

Executive Compensation

Compensation Discussion and Analysis (CD&A)

Executive Summary

In 2013, we continued to implement our ONE Ford Plan, the key elements of which are:

  1.
  Aggressively restructure to operate profitably at the current demand and changing model mix.

  2.
  Accelerate development of new products our customers want and value.

  3.
  Finance our plan and improve our balance sheet.

  4.
  Work together effectively as one team, leveraging Ford's global assets.

The Company's Performance

We believe in the effectiveness of our ONE Ford Plan and the compensation programs that we have designed to support it. The table below shows our performance in key metrics over the past three years:

		2011	2012	2013	&zwsp;
	Global Profits-Before Taxes ("PBT")*	$8.8 Bils.	$8.0 Bils.	$8.6 Bils.
&zwsp;	Automotive Operating-Related Cash Flow**	$5.6 Bils.	$3.4 Bils.	$6.1 Bils.	&zwsp;
	Automotive Operating Margin*	5.4%	5.3%	5.4%
&zwsp;	Total U.S. Market Share	16.5%	15.2%	15.7%	&zwsp;
	Total Company Net Revenue	$135.6 Bils.	$133.6 Bils.	$146.9 Bils.
*
Excludes special items. For reconciliation of our total profits-before-taxes to U.S. generally accepted accounting principles ("GAAP"), please refer to Appendix I.

**
For reconciliation of our Automotive Operating-Related Cash Flow to GAAP, please refer to Appendix II.

We demonstrated our growth strategy during 2013 when we:

•
Launched 11 vehicles globally;

•
Increased wholesale volumes by 12% and automotive revenue by 10%, compared to 2012;

•
Announced plans to launch 17 vehicles over the next two years in Middle East and Africa, our new business unit, to accelerate growth in that region;

•
Accelerated our European product launch plans to at least 25 vehicles in 5 years; and

•
Continued our largest and fastest manufacturing expansion in more than 50 years, by opening two new plants by our China joint ventures and plan to bring two new global products to China.

In addition, 2013 was another strong year for our financial performance, among our best ever, and included the following:

•
Full year pre-tax profit of $8.6 billion;

•
Highest full year Automotive pre-tax profit in more than a decade with record profits in North America and Asia Pacific, about breakeven in South America, and a lower loss in Europe;

•
Record positive operating-related cash flow of $6.1 billion for the full year; and

•
Ended 2013 with Automotive gross cash of $24.8 billion, exceeding debt by $9.1 billion, and a strong liquidity position of $36.2 billion.

Two recent events further demonstrate our progress and support our confidence in the future. First, as of September 2013, four of the major rating agencies that rate us now report Ford and Ford Credit as investment grade. Second, after reinstating a dividend in 2012, and doubling it during the first quarter of 2013, we increased it by an additional 25%, to 12.5 cents per share, in the first quarter of 2014 to provide a direct financial return to our investors. These actions reinforce our vision of creating an exciting viable Ford delivering profitable growth for all.

Ford Total Shareholder Return ("TSR") Performance

As further evidence that our ONE Ford Plan is effective, our results have remained consistently strong over a sustained period of time and have also driven shareholder return. The table above shows that Ford's total shareholder returns over the five year period ended December 31, 2013 have exceeded the average total shareholder returns of the S&P 500 and of our survey group companies (for a list of the companies in our survey group see p. 47). Although our one-year and three-year TSR results lag those of our comparators, we note that we have performed well over those periods in the metrics that drive TSR, such as Automotive operating-related cash flow, Automotive operating margin, and total Company net revenue (see table on p. 42). As we continue to implement our ONE Ford Plan, we are confident that our TSR results will improve accordingly.

How Compensation is Tied to Company Performance

As we have for many years, in 2013 we tied our executive compensation practices to performance against defined metrics aligned with the ONE Ford objectives. The metrics used in our cash and equity incentive plans have remained consistent for the past several years, and performance against these metrics provided the basis for the compensation decisions for the Named Executives.

Payouts under the Incentive Bonus Plan for the 2013 performance period were higher than the payouts for the 2012 performance period (see column (g) of the Summary Compensation Table on p. 64). Payouts were higher because our 2013 performance-to-objectives was higher than our 2012 performance-to-objectives.

In addition, the Performance Units granted in 2013 paid out at 100% of target, reflecting the Company's performance against objectives established under these awards. The direct correlation between the payouts under our Incentive Bonus Plan and the Performance Units demonstrates our pay-for-performance philosophy (see Compensation Philosophy, Strategy, and Guiding Principles on pp. 45-46).

Executive Compensation and Governance Practices

Underlying our compensation programs is an emphasis on sound governance practices. These practices include:

•
a fully independent compensation consultant to the Compensation Committee;

•
robust stock ownership goals for officers; and

•
a compensation clawback policy that requires any Company officer to repay or return cash bonuses and/or equity awards in certain circumstances (see Risk Assessment Regarding Compensation Policies and Practices on pp. 13-14 and Compensation Committee Operations on pp. 14-15).

We reviewed and discussed the findings of a risk assessment of these and other compensation policies and practices with the Compensation Committee, who also reviewed and discussed the findings with the Committee's independent consultant, and concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our ONE Ford Plan and do not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company. Consequently, we did not make any significant changes to our executive compensation practices for 2013 as a result of our compensation risk analysis.

Named Executive Officers

The Named Executives are:

  •
  Alan Mulally — President and Chief Executive Officer

  •
  Robert L. Shanks — Executive Vice President and Chief Financial Officer

  •
  William Clay Ford, Jr. — Executive Chairman

  •
  Mark Fields — Chief Operating Officer

  •
  Joseph R. Hinrichs — Executive Vice President — The Americas

Executive Compensation

How We Determine Compensation

Our compensation and benefits Philosophy, Strategy, and Guiding Principles are the pillars that provide the foundation within which compensation and benefits programs are developed at Ford. The Guiding Principles ensure our Philosophy and Strategy statements are applied consistently across the business for our salaried employees, and driving total shareholder return is inherent in each pillar. They work together — no one principle is more important than any other and business judgment is used to balance them to ensure our compensation and benefit programs are effective in supporting our objectives. The Compensation Committee adopted the following with respect to all salaried employees.

Compensation and Benefits Philosophy:    "Compensation and benefits programs are an important part of the Company's employment relationship, which also includes challenging and rewarding work, growth and career development opportunities, and being part of a leading company with a diverse workforce and great products. Ford is a global company with consistent compensation and benefits practices that are affordable to the business.

Pay for performance is fundamental to our compensation philosophy. We reward individuals for performance and contributions to business success. Our compensation and benefits package in total will be competitive with leading companies in each country."

Strategy Statement:    "Compensation will be used to attract, retain, and motivate employees and to reward the achievement of business results through the delivery of competitive pay and incentive programs. Benefits provide employees with income security and protection from catastrophic loss. The Company will develop benefit programs that meet these objectives while minimizing its long-term liabilities."

Guiding Principles:

•
Performance Orientation. "Compensation programs should support and reinforce a pay-for-performance culture. They should motivate and reward employees for achieving desired business results. Benefit programs should provide income security and support/protect for catastrophic loss."

•
Competitive Positioning. "Competitive compensation and benefit programs are critical to attracting, motivating and retaining a high performing workforce. We target the average competitive level of automotive and other leading companies within the national market, including large automotive, leading multinational and other selected companies, as appropriate. Competitiveness will be measured based on program value to employees relative to the comparator group. When business conditions are such that our incentive programs do not provide competitive compensation on a longer-term basis, we will utilize short- and long-term retention programs to ensure the Company retains key employees who enable the Company to respond successfully to financial and operational challenges."

•
Affordability. "Compensation and benefits must be affordable to the Company over the medium- to long-term. To the extent possible, compensation and benefit programs will not fluctuate significantly based on short-term business conditions."

•
Desired Behaviors. "Compensation and benefit programs should support the Company's business performance objectives and promote desired behaviors."

•
Flexibility. "Compensation, benefit, and other related programs should take into account workforce diversity and provide meaningful individual choice where appropriate."

•
Consistency and Stability. "It is a Company objective to provide consistent and stable programs globally (subject to legal, competitive and cultural constraints), particularly for higher level positions. Compensation and benefit programs should have a high degree of consistency within countries (i.e., among various pay levels and employee groups) and should not fluctuate significantly year-over-year. Programs may vary when competitively driven."

•
Delivery Efficiency. "Compensation, benefit, and other related programs should be understandable and easy to administer while leveraging economies of scale and technology. They should be implemented in a consistent, equitable, and efficient manner.

  Programs will be delivered in a manner that is tax-effective to the Company and employees as far as practicable."

•
Delivery Effectiveness. "Clearly defined metrics should be developed for compensation, benefit, and other related programs that are aligned with corporate business performance metrics. Metrics are designed and utilized to measure and continually improve business results."

The Philosophy and Strategy statements and Guiding Principles are reviewed by the Committee on a regular basis and there were no material changes made in 2013.

In keeping with the above, our total direct compensation for Named Executives, consisting of base salary, annual cash incentive and long-term equity incentive, is heavily weighted towards performance. Base salary represents 25% or less of each Named Executive's target opportunity, and a majority of our executives' target compensation is contingent on meeting incentive plan metrics.

ONE Ford

As noted above, one of the primary objectives of our compensation program is to drive executive behavior to accomplish key strategic goals. Our President and Chief Executive Officer, Alan Mulally, worked with the senior leadership team to further developed the Company's strategic priorities under the strategy of ONE Ford. ONE Ford provides a single definition of our objectives and how we need to deliver those objectives to achieve success globally. ONE Ford aligns our efforts toward a common definition of success, which includes One Team executing One Plan to deliver One Goal — an exciting, viable Ford delivering profitable growth for all.

Given these priorities, the Committee decided to emphasize corporate profitability before tax, Automotive operating-related cash flow, cost performance, quality, and market share in our incentive plans for 2013. We disclosed in last year's CD&A that the Committee decided to use corporate performance for all metrics for the 2013 performance period for the Incentive Bonus Plan and the annual Performance Unit grants, rather than individual Business Unit performance for certain metrics such as Business Unit profits before tax. This change continued to drive teamwork across the global organization.

As discussed in greater detail below, performance in these critical areas drove the compensation decisions related to our Incentive Bonus Plan and Performance Units for Named Executives for 2013. For more detail on these metrics and how they were used in our incentive programs, refer to Incentive Bonuses on pp. 52-56 and Annual Performance Unit and Stock Option Grants on pp. 57-58. This compensation structure is consistent with our compensation Philosophy, Strategy, and Guiding Principles of performance orientation, flexibility, competitive positioning, affordability, and reinforcing desired behaviors.

Competitive Survey

In December 2012, the Committee reviewed a report analyzing Ford's compensation programs for executives. The report was prepared by the Company, reviewed by the Committee's independent consultant, and was based on information obtained from the Towers Watson Executive Compensation Database. The survey group compensation data was collected during the second quarter of 2012 and, therefore, reflected any bonuses paid in early 2012 for 2011 performance, as well as equity grants made in early 2012. The report discussed how our executive compensation program compared with those of peer companies on base salary, annual bonus, long-term incentives, and total direct compensation.

While the Committee uses the survey data as a reference point, it is not, and was not in 2013, the sole determining factor in executive compensation decisions. We generally seek to provide total compensation opportunities at or around the survey group's median total compensation. Consistent with our compensation Guiding Principles discussed above, we incorporate flexibility into our compensation programs to respond to, and adjust for, changes in the business/economic environment and individual accomplishments, performance and circumstances.

Throughout the CD&A we discuss the competitiveness of the elements of the Named Executives' compensation compared to our survey group. The survey we use for these comparisons is a December 2013 survey also prepared by the Company and reviewed by the Committee's consultant, and based on the Towers Watson Executive Compensation Database. The Committee uses the following criteria, which were established in 2009 in consultation with the Committee's independent consultant, to determine the companies included in the survey group:

  •
  Member of the Fortune 100.

  •
  Similar primary business to Ford and/or similar business model (e.g., engineering, manufacturing, sales, financial services, job matches).

  •
  Particular line of business will comprise no more than 20% of the total peer group.

  •
  Must participate in the Towers Watson survey process.

The above criteria ensure that the chosen executive compensation survey group will be representative of Ford's market for talent. For the 2013 survey, the Committee dropped Procter & Gamble and Lockheed Martin because these companies have not participated in the survey in recent years. For 2013, the Committee added AT&T, Cisco Systems, and Coca-Cola because they best matched the above criteria. Changes to the survey group are typically minimized in order to support data stability and reliability.

We believe it is appropriate to include General Motors in our survey group, even though it has had government imposed pay restrictions, because it is our closest domestic competitor. Our non-U.S. based competitors, such as Nissan, Toyota, and Honda, do not participate in the Towers Watson survey process. Our peer group includes the following companies:

3M	Chrysler	ExxonMobil	IBM
Alcoa	Cisco Systems	General Dynamics	Johnson & Johnson
AT&T	Coca-Cola	General Electric	PepsiCo
Boeing	ConocoPhillips	General Motors	Pfizer
Caterpillar	Dow Chemical	Hewlett-Packard*	United Technologies
Chevron	DuPont	Honeywell	Valero
*
Hewlett-Packard is typically included in our survey group but they were not included in the Towers Watson database this year.

The survey database did not contain enough job-position-related matches for Mr. Ford, as Executive Chairman, and Mr. Fields, as Chief Operating Officer, and, therefore, did not yield results for those positions. Consequently, their compensation was excluded from our analysis of how the total direct compensation of our Named Executives compares to that of the survey group. The 2013 survey results indicated that the actual total direct compensation for Mr. Mulally was significantly above the median. For Messrs. Shanks and Hinrichs, who are both newer to their current roles, total direct compensation was below the median. An analysis of how each element of compensation listed below compared to the survey data for 2013, as well as how the factors described above, including the competitive survey data review, affected Named Executive compensation decisions during 2013, is included in the discussion of each element.

Internal Pay Equity and Equity-Value Accumulation Analyses

Periodically, the Committee reviews the amount of all components of compensation of our executive officers. This review includes data on salary, annual bonuses, and equity-based awards, as well as qualitative data on perquisites. The Committee also takes into account relative pay considerations within the officer group and data covering individual performance. The Committee uses this analysis to assist it in ensuring internal equity among the executive officer group.

The Committee also considers the potential value of outstanding equity grants and uses this information as one data-point in evaluating equity compensation grants. For instance, the Committee regularly reviews the value of equity-based awards at certain price levels of Ford stock. The analysis includes the following:

  •
  "in-the-money" stock options;

  •
  unvested Restricted Stock Units; and

  •
  2013 Performance Unit grant.

The Committee uses this analysis to evaluate the accumulated wealth and retention value in equity of the Named Executives in light of the Company's change in market value. Given our stock performance during the past three years, the Committee believes, that even though our equity grant values to officers are, in general, below the median, our equity-based incentive programs have been effective to attract, motivate and retain executives, as well as incentivize executives to accomplish our ONE Ford objectives.

The Committee may consider moving grant values more to the median of the comparator group in light of future movements in our stock price and other considerations, such as competitive positioning. As discussed in Equity-Based Compensation on pp. 56-58, the Committee did consider competitive positioning in granting awards to certain of the Named Executives.

Executive Compensation

Management Recommendations

The Committee considers recommendations from Mr. Ford, Mr. Mulally, and the Group Vice President — Human Resources and Corporate Services, in developing compensation plans and evaluating performance of other executive officers. The Committee's independent consultant also provides advice and analyses on the structure and level of executive compensation (see Compensation Committee Operations on pp. 14-15). As noted in How We Determine Compensation — ONE Ford above, Mr. Mulally established the ONE Ford corporate priorities. Our senior leadership team developed the 2013 business plan metrics and targets to support our ONE Ford priorities. Our Human Resources and Finance departments developed the incentive plan performance weightings and targets in support of the business plan and ONE Ford. Final decisions on the design of our incentive plans and any major element of compensation, however, as well as total compensation for each executive officer, were made by the Compensation Committee.

What We Pay and Why We Pay It

The table below lists the on-going elements of our total compensation program and why we provide these elements:

Each compensation element is aligned with the Philosophy, Strategy and Guiding Principles discussed on pp. 45-46.

To achieve our objectives and to support our business strategy, compensation paid to our executives is structured to ensure that there is an appropriate balance among the various forms of compensation. The Committee attempts to strike appropriate balances by analyzing the competitive market for executive talent, our business results and forecasts, and our key strategic goals for the year. The charts below show the various balances we achieved among our executive officer group compared to the balances achieved by the survey group:

Ford	Comparator Group Median

As the charts indicate, Ford's overall allocation is in line with the comparator group's median.

Annual Compensation

Annual compensation for our executives includes salary and incentive bonus, if earned, paid in cash.

Salaries

When considering increases to base salaries, the Compensation Committee takes into account the following factors:

  •
  the individual's job duties, performance and achievements;

  •
  similar positions of responsibility within the Company (internal pay equity);

  •
  job tenure, time since last salary increase, retention concerns and critical skills; and

  •
  level of pay relative to comparable positions at companies in the survey group.

The Compensation Committee reviews salaries of the Named Executives annually and at the time of a promotion or other major change in responsibilities. Our competitive survey results for 2013 indicated that salary for Mr. Mulally was above the median of the comparator group, while the salaries for Messrs. Shanks and Hinrichs were at the median. We believe that paying base salaries at or above the competitive survey is appropriate to retain executives throughout the business cycle.

Considering our strong business outlook for 2013, the Committee decided that granting merit increases for salaried employees would recognize the sustained progress made in our ONE Ford Plan. Consequently, the Committee decided to provide merit salary increases effective April 1, 2013, for Messrs. Shanks, Fields, and Hinrichs generally consistent with the 3% average merit salary increases for our salaried employees. With respect to these individuals, the Committee considered relative contributions and internal equity in determining the merit increases. Even with this increase, survey results showed that salaries for the executive officer group moved toward the median of the comparator group. Messrs. Ford and Mulally did not receive any increases to salary during 2013. The Committee considered that Mr. Mulally's salary is above the median of the survey group and that a significant portion of the compensation of the CEO and Executive Chairman should be performance-based.

Incentive Bonuses

As noted above, the Committee decided to use corporate metrics for our Incentive Bonus Plan. The corporate metrics and weightings align our executives to work together as a team in achieving common objectives that advance our ONE Ford Plan and enhance long-term capital appreciation. In addition, Corporate metrics in a global enterprise recognize the regional trade-offs that are frequently required to ensure overall corporate success on profit before taxes, Automotive operating-related cash flow, and cost performance. While the Committee established corporate metrics, the market share and quality metrics were based on individual market and Business Unit objectives. Consequently, individual Business Unit performance still affects the Incentive Bonus Plan results (see the footnotes to the Market Share Performance table and Quality Performance table on pp. 54-55). In 2013, the Committee set a formula that was based on the following metrics for the Named Executives (weighting of each metric in parenthesis):

  •
  corporate PBT (35%);

  •
  corporate Automotive operating-related cash flow (35%);*

  •
  corporate cost performance (10%);

  •
  a weighted average of all Business Unit market share performance (10%); and

  •
  a weighted average of all Business Unit quality performance (10%).

*
We define total Automotive operating-related cash flow as automotive pre-tax profits (excluding special items as detailed in Ford's Annual Report on Form 10-K for the year ended December 31, 2013) adjusted for the following:

•
less: capital spending (additional cash outflow);

•
add back: depreciation and amortization (non-cash expense);

•
add/deduct: changes in receivables, inventory, and trade payables; and

•
other — primarily expense and timing differences.

  The following are excluded in the calculation of total Automotive operating-related cash flow:

  •
  pension plan contributions; and

  •
  tax payments from affiliates.

We evaluate the long-term success of our ONE Ford Plan by measuring total shareholder return ("TSR"). In our view, TSR appreciation in our industry is generated through revenue growth, strong operating margins, sustainable dividends, and a strong investment grade balance sheet. Our ONE Ford strategy and our Incentive Bonus plan metrics are aligned with these factors. For 2014, we further refined our incentive plan metrics to more closely align with TSR (see Compensation Programs for 2014 on p. 60).

The Named Executives and their respective Incentive Bonus targets for the 2013 performance period were as follows:

Name	Target as % of Salary*	&zwsp;
Alan Mulally	175%
Mark Fields	150%	&zwsp;
Robert L. Shanks; Joseph R. Hinrichs	100%
William Clay Ford, Jr.	$1 million**	&zwsp;
*
The Committee established targets for executive officers based on the individual's level of responsibility, competitive compensation data, pay equity considerations among the executive officers, past target amounts, as well as the need for flexibility to motivate and reward exceptional performance while maximizing the deductibility of compensation by following the shareholder approved terms of the Incentive Bonus Plan. When Mr. Mulally joined Ford, the Committee agreed that his Incentive Bonus Plan target would be 175% of his salary of $2 million. The Committee established the target for Chief Operating Officer, assumed by Mr. Fields in December 2012, at 150% of salary. The bonus target percentage for Mr. Mulally is above the survey group's median while the targets for Messrs. Shanks and Hinrichs are at the survey group's median.

**
In 2008, the Committee reduced Mr. Ford's Incentive Bonus target from 175% of salary to $1 million and increased his equity-based compensation target. The Committee believes this arrangement is more appropriate for the position of Executive Chairman and focuses his efforts on long-term objectives.

The amount earned under the Incentive Bonus Plan was determined pursuant to a pre-established sliding scale, based on various levels of achievement for each metric. If minimum performance levels had not been met for all metrics, the payout would have been zero. The maximum performance attainable for each metric was 200% of the target. The Committee believes that a scale which allows a maximum award of 200% of target incentivizes executives to exceed business objectives.

The charts on pp. 53-55 show the 2013 Incentive Bonus Plan and Performance Unit performance metrics and targets, and the performance results for the 2013 performance period.

2013 Incentive Bonus Plan and Performance Unit Performance Results

Based on the performance results in the Incentive Bonus Plan and Performance Unit Results for 2013 table on p. 53 the overall performance results for the 2013 performance period was 112%. The Committee decided to pay out the Incentive Bonus Plan awards to the Named Executives at the 112% of target level that was achieved (see column (g) of the Summary Compensation Table on p. 64). The Committee believes that the Named Executives' performance during 2013 in accelerating our European transformation plan and continuing to implement our growth strategy warranted a payout at the level achieved.

We outperformed in the Profits-Before-Taxes and Automotive Operating-Related Cash Flow metrics and underperformed in the Cost Performance, Market Share and Quality metrics. Because the Profits-Before-Taxes and Automotive Operating-Related Cash Flow metrics are weighted 35% each and the other metrics are weighted 10% each, the overall performance results still yielded an above target payout.

While we underperformed on our Cost metric for 2013, this was due primarily to higher volume related costs that supported increased wholesale volume and over-achievement of our Profits-Before-Taxes metric. We grew our market share in the U.S., South America and Asia Pacific, and we increased wholesale volumes and revenue in Europe. Although we did not meet our aggressive Market Share metric, we continued to focus on developing vehicles our customers want and value. The Quality metric is comprised of Things-Gone-Wrong ("TGW") and Warranty Spending data. As the graph on p. 55 shows, all regions experience mixed results in Quality performance. We appreciate that the quality of our products affects our reputational value. In response to our Quality performance, we are increasing the importance of Quality in our 2014 incentive plans and adding a customer satisfaction component to the metric in order to positively influence our Quality performance (see Compensation Programs for 2014 on p. 60).

Incentive Bonus Plan and Performance Unit Results for 2013

*
Excludes special items as detailed in Ford's Annual Report on Form 10-K for the year ended December 31, 2013.

**
The Corporate Market Share and Quality metrics did not have corporate targets. Instead, performance for those Corporate metrics was a weighted average of the Business Units' market share and quality performance. The weightings for Corporate Market Share and Quality metrics were as follows: The Americas — 60.0%; Europe — 19.1%; and Asia Pacific and Africa — 20.9%. These weightings were based on the planned vehicle sales and registrations of the relevant Business Units for 2013. See the Market Share Performance and Quality Performance tables on pp. 54-55 for an explanation of the targets and results for the 2013 performance period.

***
Performance Unit Final Award capped at 100%. See pp. 57-58 for a discussion of Performance Units for the 2013 performance period.

Incentive Bonus Plan and Performance Unit Results 2013 — Market Share Performance*

*
The Market Share metric for each of the Business Units was based on a weighted average of the market share for each market tracked within a particular Business Unit. The Americas metric was based on 9 markets; the Asia Pacific and Africa metric was based on 9 markets; and the Europe metric was based on 19 markets. The weightings for each market within the Business Unit were based on the industry volumes of the markets within the relevant Business Unit.

Executive Compensation

Incentive Bonus Plan and Performance Unit Results 2013 — Quality Performance*

*
The Quality metrics for the relevant Business Units were developed from our Warranty Spending data and industry survey data that measured Things-Gone-Wrong. To better understand the Quality metrics, we show the targets as the year-over-year increase/decrease for a specific Business Unit. Bracketed numbers indicate increases in Warranty Spending and non-bracketed numbers indicate decreases in Things-Gone-Wrong and Warranty Spending. The actual targets for the Things-Gone-Wrong metrics were the number of Things-Gone-Wrong for each relevant Business Unit and, in some cases, sub-Business Units. The Warranty Spending targets had a similar design. Things-Gone-Wrong results are based on surveys of complaints per one thousand vehicles produced.

Incremental Bonuses

Our results relative to the 2013 Incentive Bonus Plan metrics represent continued progress toward our primary ONE Ford objective of becoming an exciting viable Ford delivering profitable growth for all. This progress required exceptional performance by the Named Executives. When executive performance warrants, the Committee creates, as it did in February 2014, an individual performance fund which allows the Committee to recognize and reward Named Executives with incremental bonuses beyond the Incentive Bonuses earned in a performance year (see column (d) of the Summary Compensation Table on p. 64).

The incremental bonus payout depends on the Named Executive's performance against his or her personal objectives for the relevant year and his or her demonstration of the ONE Ford behaviors of: functional and technical excellence; working together; role modeling Ford values; and delivering results.

Each of the Named Executives who received an incremental bonus for 2013 played an integral role in the continued improvement of our balance sheet, positioning Ford as a growth company, and producing strong profitability and Automotive operating-related cash flow during 2013. In determining the incremental bonus to be awarded to each Named Executive the Committee considered the following factors:

Mr. Mulally set the strategic direction of the Company and institutionalized the Creating Value Roadmap Process as our primary enterprise risk management process. He worked effectively with Mr. Fields in transitioning him to the role of Chief Operating Officer. Under Mr. Mulally's leadership, the Company achieved strong revenue growth, total Company profitability of $8.6 billion, and record Automotive operating-related cash flow in 2013, which permitted the Board to increase the dividend rate by 25% during the first quarter of 2014. Mr. Mulally led the management team to deal decisively with the European economic difficulties so that our European transformation plan is on track to achieve profitability in the region in 2015.

Mr. Ford continued to work effectively with Mr. Mulally and the Board to set the Company's strategy, including institutionalizing the Creating Value Roadmap Process. Mr. Ford communicated Ford's priorities to the media and governments on the local, federal, and international levels. He continues to influence the development and manufacture of fuel efficient vehicles and reduce the environmental impact of our global operations. Mr. Ford provided strategic input in the development of the Company's capital strategy, which resulted in four major credit rating agencies rating Ford investment grade during 2013.

Mr. Fields effectively transitioned to the role of Chief Operating Officer during 2013, including assuming leadership of senior management weekly business plan review and special attention review meetings. He led the Company's global operations to strong revenue growth, increased market share in the U.S. and South America, and record market share in China. Importantly, he continued the expansion of our operations in China and ensured our European transformation plan continued to stay on track toward profitability.

In December 2012, Mr. Hinrichs assumed the role of Executive Vice President — The Americas. He led North America to a pre-tax profit of $8.8 billion and year-over-year market share gains in the U.S. and South America. Mr. Hinrichs continued the discipline of matching production to real demand and a lean cost structure, while the Company invested more in product and capacity for future growth. His efforts helped us achieve strong operating margins and cash flow during 2013.

While each of the Named Executives made a significant contribution towards the strong results achieved during 2013, the Committee determined that the performance of Messrs. Mulally, Ford, Fields, and Hinrichs warranted recognition in the form of incremental bonuses. Because the incremental bonuses were paid outside of the Incentive Bonus Plan, those payments are subject to the deduction limits of Code Section 162(m) (see Tax Considerations on p. 63).

Equity-Based Compensation

Our equity-based incentive awards are tied to our performance and the future value of our common stock. These awards are intended to focus executive behavior on our longer-term interests, because today's business decisions affect Ford over a number of years. For 2013, our equity-based compensation consisted of annual grants of Performance Units and stock options. We understand that share-based compensation can be dilutive to shareholders. To address this concern in 2012 and 2013, we implemented a modest share repurchase program of common stock in order to offset the dilutive effect of share-based compensation. We intend to continue the program in 2014.

In granting equity awards, the Committee determines a dollar value of equity awards to grant to each recipient. For officers, this dollar value is translated into a number of stock options based on a Black-Scholes analysis and Performance Units based on the fair market value of Ford common stock on the date of grant.

The competitive survey indicates that equity-based compensation for Messrs. Shanks and Hinrichs is below the median of the comparator group on average. For Mr. Mulally, the survey showed that his total equity-based compensation was above the median of the survey group. Our 2013 equity-based compensation awards for our executive officer group showed progress, as a whole, towards paying at or near the median of equity compensation compared to the survey group. These efforts demonstrate flexibility in our compensation practices to reward superior performance and to respond to changing business and economic conditions. Mr. Mulally's total equity-based compensation reflects his leadership responsibility for ONE Ford and the global Ford enterprise and the Committee's desire to incentivize Mr. Mulally to increase shareholder value, thus aligning his interests with those of all shareholders.

Annual Stock Option and Performance Unit Grants: In 2013, while continuing its practice of granting executives annual equity-based compensation in stock options and Performance Units, the Committee changed the allocation of the value of those grants from 50-50 to 25% stock options and 75% Performance Units (see Grants of Plan-Based Awards in 2013 pp. 67-68). Although the 50-50 mix was consistent with general market practice, the Committee increased the Performance Unit component of the annual equity grant to more directly tie executive performance to compensation. By tying a greater percentage of annual equity compensation to the achievement of key objectives, the Committee incentivizes executive behavior and increases the link between that behavior and realized compensation.

The stock options vest over three years, have a ten-year term, and function as our longest-term incentive. The Committee believes this focuses executive behavior and decision making on our long-term interests and aligns the interests of our executives with those of our shareholders.

The Performance Units are earned, if at all, based on a one-year performance period, but are paid out in service-based Restricted Stock Units, which vest over a two-year period. The two-year restriction period adds an intermediate element that serves to retain executives and focus their behavior beyond the initial one-year performance period. In addition, because executive decisions regarding such matters as product development, marketing and sales, and the like, can affect our performance over several years, the Committee believes it is important to structure equity-based awards so that executives will focus on the long-term impact of their decisions on the Company. This also further aligns executive interests with your interests as shareholders.

A one-year versus multi-year performance period is a hotly debated topic among investors, boards, proxy advisors, and others. It is important to understand that we run our business with a view to our five-year plan, which is constructed and updated as appropriate within a strategic framework that looks beyond the five-year plan horizon. The Committee has chosen a one-year performance because our business is extremely exposed to external changes over which we may have little control, for example, business cycles, exchange rates, commodity prices, sharp policy changes by governments, conflicts and crises, to name but a few. The Committee believes that a two-year vesting period after the initial one-year performance period effectively aligns executive interests and performance with shareholder interests.

In general, the total value of these grants in 2013 was determined based on the following considerations:

•
job responsibilities and expected role in our long-term performance;

•
retention needs;

•
historical share allocations;

•
the value of equity-based grants granted to the executive in the prior year; and

•
the total number of equity-based grants awarded to our employees.

The target awards for 2013 Performance Unit grants for the Named Executives are shown in column (h) of the Grants of Plan-Based Awards in 2013 table on p. 69. These amounts also represent the maximum award opportunity.

As indicated in columns (e) and (f) of the Summary Compensation Table on p. 64, the total amounts shown for equity-based awards in 2013 are similar to those awarded in 2012 for Messrs. Mulally and Ford and higher for Messrs. Shanks, Fields, and Hinrichs. This reflects the Committee's desire to move those Named Executives who are below competitive levels toward the median of the survey group. For Mr. Fields, the award reflects his assumption of the Chief Operating Officer position in December 2012. It is important to keep in mind that the amounts shown in column (e) were subject to performance conditions and, therefore, represented at-risk compensation. Consequently, this column (in accordance with SEC rules) merely represents the potential values of the awards assuming a certain level of performance-to-objectives is achieved.

Similar to the Incentive Bonus Plan, the Performance Unit formula has a sliding scale based on various levels of achievement for each metric. If minimum performance levels had not been met for all metrics, the payout would have been zero. The Committee may decrease, but not increase, awards for Named Executives. Consistent with our practice since the 2011 performance period, the Committee used corporate performance metrics for the 2013 annual Performance Unit grants in order to further implement our ONE Ford Plan objective of working together effectively as one team. The Committee selected metrics, weightings, and targets identical to those under the 2013 Incentive Bonus Plan (see Incentive Bonuses on pp. 51-52), to emphasize the importance of our ONE Ford Plan objectives and its emphasis on TSR. The maximum performance level that can be achieved for any single metric for the 2013 Performance Unit grants was 200%; however, the maximum amount of Restricted Stock Units that can be earned as a Final Award is capped at 100% of the target award.

In previous performance periods, the maximum amount that could be earned for any metric was limited to 100%. The Committee believes that the new structure, where the maximum earned for any metric is 200%, provides appropriate incentive for executives to over-achieve in one or more metrics, and provides sufficient recognition for such over-achievement while not encouraging excessive risk-taking behavior.

The Incentive Bonus and Performance Unit Results for 2013 table shows that 100% of the target Performance Unit awards were earned for the 2013 performance period. The Committee decided to pay out at the levels earned in recognition of the following: (i) the Named Executives made substantial progress in accelerating our ONE Ford Plan; (ii) Final Awards of Restricted Stock Units do not have an adverse impact on our cash flow in the current period; (iii) the two-year restriction period of the Restricted Stock Units serves as a retention tool; and (iv) the two-year restriction period focuses executive behavior on our longer-term interests.

Timing of Awards

Annual grants of equity awards are typically determined at a February Compensation Committee meeting. At that time, data for previous performance periods are available to determine the amount of the Final Awards. The Committee also decides the effective date of the Final Awards, and the annual equity-based grants of options and Performance Units. Due to administrative complexity relating to valuation and notification, the Committee approved the annual 2013 equity-based grants on February 13, 2013, and approved an effective date of March 4, 2013. A similar practice was also followed in previous years. The release of earnings information for the prior fiscal year is sufficiently in advance of the annual grant date for the public to be aware of the information.

The Committee does not time equity grant dates to affect the value of compensation either positively or negatively. Executive officers did not play a role in the selection of the grant dates. Special grants, whether approved by the Compensation Committee for officers or the Long-Term Incentive Compensation Award Committee for non-officers, are effective either on a specified future date (e.g., a date that coincides with a promotion or hiring date, or quarterly grant date), or the date of approval. In the case of an approval by written consent, the grant date cannot be earlier than the date when the Committee member approvals have been obtained. See Corporate Governance — Compensation Committee Operations at pp. 14-15 for more information on the Long-Term Incentive Compensation Award Committee. For exercise prices of the 2013 option grants, see column (l) of the Grants of Plan-Based Awards in 2013 table on p. 67. Under the 2008 Plan, the terms of which were re-approved by you at the 2013 Annual Meeting, the exercise price of options will be the closing price of our common stock on the date of grant.

Executive Compensation

Stock Ownership Goals

For several years the Compensation Committee has required stock ownership goals for executives at or above the Vice President level to further align the interests of the executives with those of shareholders. Based on a review of competitive practices by the Committee's consultant, the ownership goal for the Executive Chairman and the President & CEO was increased to 600% of salary and the Committee established the ownership goal for the Chief Operating Officer at 500% of salary. The following table shows the officer level and respective ownership goal.

Officer Level	Ownership Goal (% of salary)	&zwsp;
Executive Chairman and President & CEO	600%
Chief Operating Officer	500%	&zwsp;
Executive Vice Presidents	300%
Group Vice Presidents	200%	&zwsp;
Vice Presidents	100%

An executive has five years from taking his or her position to achieve the relevant officer level goal.

We review progress toward achievement of the ownership goals periodically. All forms of stock ownership — including directly and indirectly owned shares of common stock, Final Awards of Restricted Stock Units, and units that are based on common stock (excluding stock options and unearned Performance Units) — count toward the goal. As of March 4, 2014, all of the Named Executives comply with the stock ownership goals.

Compensation Programs for 2014

2013 Say-On-Pay Vote

At the 2013 Annual Meeting, we asked shareholders to approve the compensation of the Named Executives as presented in our 2013 Proxy Statement. You approved the compensation of the Named Executives with 93.2% of votes cast "For" approval. The Committee decided not to make any significant changes to the compensation programs of the Named Executives for 2013 and 2014 as a result of the 2013 Say-on-Pay advisory vote. The Board of Directors adopted the policy, which you approved in 2011, of submitting the compensation of the Named Executives as disclosed in the Company's proxy statements to an annual advisory vote.

Incentive Plan Metrics for 2014

For the 2014 performance period, the Committee changed the metrics and weightings used for the Incentive Bonus Plan and Performance Units grants. The Committee believes that the 2014 metrics more closely align our performance in the key areas that drive TSR. By focusing executive behavior on those areas that have the greatest impact on TSR, the Committee hopes to more closely align executive interests with yours. The Committee increased the importance of the Quality metric because of its criticality to our business, and included a customer satisfaction component to emphasize the Quality metric's relation to our reputational value. We will describe the changes to the 2014 metrics in greater detail in the 2015 CD&A but wanted to share with you how we will measure our performance in 2014. The chart below summarizes the changes for 2014.

	TSR Drivers	&zwsp;	Metric	2013 Weighting	2014 Weighting	&zwsp;
	Revenue Growth		Market Share	10%	—

			Automotive Revenue	—	20%
&zwsp;		&zwsp;	Corporate PBT	35%	—	&zwsp;

&zwsp;	Corporate Operating Margin	&zwsp;	Cost Performance	10%	—	&zwsp;

&zwsp;		&zwsp;	Automotive Operating Margin	—	30%	&zwsp;

&zwsp;		&zwsp;	Ford Credit PBT	—	10%	&zwsp;
	Shareholder Distributions/Balance Sheet Actions		Automotive Operating-Related Cash Flow	35%	20%
		&zwsp;	Quality	10% (TGW = 50% Warranty Spend = 50%)	20% (TGW = 33% Warranty Spend = 33% Customer Sat. = 33%)	&zwsp;

Retirement Plans

In general, we believe that the retirement plans described below serve several worthwhile business purposes, including retaining leadership talent, providing income security to long serving executives, and providing flexibility to us in transferring executives among our operations. We believe these programs to be reasonable and appropriate in light of competitive practices and our executives' total compensation program. For additional information, see the Pension Benefits in 2013 table on p. 72 and the Nonqualified Deferred Compensation in 2013 table on p. 75.

Pre-2004 Plans

Our General Retirement Plan ("GRP") provides a tax-qualified benefit for each year of non-contributory participation by employees in the U.S. hired before January 1, 2004, and added benefits for those who make contributions. We also have three other nonqualified retirement plans for certain employees: the Supplemental Executive Retirement Plan ("SERP") that provides a supplemental monthly benefit calculated on a percentage of final average pay and service, and the Benefit Equalization Plan ("GRP-BEP"). Under the GRP-BEP, eligible employees receive benefits substantially equal to those they could have received under the GRP but were not able to because of Internal Revenue Code limitations. Certain eligible executives who separate from employment after age 55 (age 52 if retiring under our Select Retirement Plan ("SRP")) and prior to age 65 may be eligible for monthly benefits under our Executive Separation Allowance Plan ("ESAP") that provides a percentage of salary, based on age and service, at time of separation until age 65. Messrs. Ford, Shanks, Fields, and Hinrichs are eligible for benefits under the GRP, SERP, GRP-BEP, and ESAP.

The SRP is a voluntary retirement program offered from time-to-time for select U.S. management employees. The Committee believes the SRP provides flexibility in executive succession planning.

Benefits under SERP, SRP, ESAP, and GRP-BEP are not funded. In addition, in accordance with Code Section 409A, benefits that accrued or vested on or after January 1, 2005 under these plans may not be paid to certain key executives until at least six months following their separation from employment. Each of these plans had been amended in order to provide Mr. Ford with benefits using a notional base annual salary during the period he did not receive a cash salary (i.e., November 2001 through July 2010).

Post-January 1, 2004 Plan

Consistent with our Strategy Statement (see Compensation Philosophy, Strategy, and Guiding Principles on pp. 45-46) to develop benefit programs that provide employees with income security and protection from catastrophic loss while minimizing our long-term liabilities, Ford adopted a tax qualified retirement plan, the Ford Retirement Plan ("FRP"), for salaried employees hired or rehired on or after January 1, 2004 in the U.S. The FRP was adopted in order to provide us with more predictable retirement benefit costs and reduced financial statement volatility. These goals are achieved through a stable contribution schedule and the transfer of financial and demographic risks from us to plan participants while still providing employees with the opportunity for adequate income in retirement. We also have a nonqualified plan for employees who participate in the FRP. Under the FRP-BEP, employees, including Mr. Mulally, receive benefits substantially equal to those they would have received under the FRP but were not able to because of Internal Revenue Code limitations. Employees who participate in the FRP, including Mr. Mulally, are not eligible to participate in the GRP (with respect to future service), GRP-BEP, SERP, or ESAP.

Other Benefits and Perquisites

We provided certain perquisites and other benefits to senior management in 2013, the most significant of which are summarized below. The Committee periodically reviews our policies on perquisites and other benefits. The cost of these perquisites and other benefits are included in column (i) of the Summary Compensation Table on p. 64.

Personal Travel    As part of our efforts to reduce costs and conserve cash, we decided to close our Air Transportation operation in 2008. Company policy does not allow Messrs. Mulally or Ford to fly commercially due to security concerns. Consequently, the Company pays the costs associated with their use of private aircraft for business and personal travel. The families of Messrs. Mulally and Ford are allowed to accompany them on trips when they travel on private aircraft. In addition, the Company pays the cost of coach-class commercial aircraft flights for the families of Messrs. Ford and Mulally when their travel is at their request.

Requiring Messrs. Mulally and Ford to use private aircraft for all travel provides several benefits to Ford. First, the policy is intended to ensure the personal safety of our President and CEO and our Executive Chairman, both of whom maintain significant public roles for Ford. Second, use of private aircraft maximizes their availability for Ford business.

For retention purposes, the Company continues to pay the costs, including first class commercial airfare, for personal travel for Mr. Fields to and from his residences.

Evaluation Vehicle Program    We maintain a program that provides our officers with the use of two Company vehicles free of charge. This program requires officers to provide written evaluations on a variety of our vehicles, providing important feedback on the design and quality of our products.

Other Services    For certain executive officers, including the Named Executives, we provide a home security evaluation and security system. We also provide an allowance to senior managers for financial counseling services and estate planning. We pay for approximately 75% of the cost of this service up to $7,000. The safety and security (personal and financial) of our executives is critically important. We believe the benefits of providing these programs outweigh the relatively minor costs associated with them.

Tax Reimbursement    As noted in our 2011 CD&A, the Committee has eliminated tax gross-ups for executive perquisites. As part of the Company's temporary living/relocation policy, however, the Company provides tax reimbursement for all levels of employees who relocate at the Company's request. The Committee believes that not reimbursing taxes for employees who move at the Company's request is an unfair financial burden. This policy removes any financial disincentive for an executive to relocate and, therefore, enhances the Company's ability to have its executives gain experience in a variety of our global operations.

Alan Mulally

In September 2008, the Committee decided to continue indefinitely the arrangement of providing housing in Dearborn, Michigan to Mr. Mulally. The Committee believes the arrangement is beneficial to the Company by allowing Mr. Mulally to continue to focus on our ONE Ford Plan. The cost of this benefit is included in column (i) of the Summary Compensation Table on p. 64. We do not provide tax gross-up for this arrangement.

In February 2013, the Company and Mr. Mulally entered into an understanding regarding his retirement. The Company will pay Mr. Mulally a lump-sum cash payment upon termination of employment, provided such termination is not for cause (see Potential Payments Upon Termination or Change in Control table on pp. 77-79 and footnote 7). The Committee believes these arrangements to be appropriate because of Mr. Mulally's exceptional service to Ford and reflects the intent of Mr. Mulally's original accession agreement with the Company.

Tax Considerations

Internal Revenue Code § 162(m)

Code Section 162(m) generally disallows Federal tax deductions for compensation in excess of $1 million paid to the Chief Executive Officer and the next three highest paid officers (other than the Chief Financial Officer) whose compensation is required to be reported in the Summary Compensation Table of the proxy statement ("Covered Executives"). Certain performance-based compensation is not subject to this deduction limitation. In our case, this exemption applies to certain awards under the Incentive Bonus Plan and the 2008 Plan. Specifically, Incentive Bonus Plan payments made for 2013 performance, 2013 awards of stock options, and Final Awards related to Performance Units were not subject to the deduction limit. The incremental bonuses paid, however, to the Named Executives (see column (d) of the Summary Compensation Table on p. 64) are subject to the deduction limit. At the 2013 Annual Meeting you approved of the performance criteria used in the Incentive Bonus Plan and the 2008 Plan in order to maintain tax deductibility for awards granted to Covered Executives pursuant to those plans. Additionally, we cannot deduct that portion of any Covered Executive's salary that is in excess of $1 million, or the cost of any perquisites provided to a Covered Executive whose salary exceeds $1 million.

Generally, we strive to maximize the tax deductibility of our compensation arrangements. In the highly competitive market for talent, however, we believe the Committee needs flexibility in designing compensation that will attract and retain talented executives and provide special incentives to promote various corporate objectives. The Committee, therefore, retains discretion to award compensation that is not fully tax deductible.

Internal Revenue Code Section 409A

Code Section 409A provides that amounts deferred under nonqualified deferred compensation plans are includible in an employee's income when vested, unless certain requirements are met. If these requirements are not met, employees are also subject to an additional income tax and interest. All of our supplemental retirement plans, severance arrangements, other nonqualified deferred compensation plans, as well as the Incentive Bonus Plan and the 2008 Plan, have been amended to meet these requirements. As a result, employees will be taxed when the deferred compensation is actually paid to them.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) with management. Based on this review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013.

Compensation Committee
Richard A. Manoogian (Chair) Anthony F. Earley, Jr. Jon M. Huntsman, Jr.	John C. Lechleiter Ellen R. Marram John L. Thornton

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Anthony F. Earley, Jr., Jon M. Huntsman, Jr., John C. Lechleiter, Richard A. Manoogian, Ellen R. Marram, and John L. Thornton, none of whom is an employee or a current or former officer of the Company.

Executive Compensation

Compensation of Executive Officers

The table below shows the before-tax compensation for Alan Mulally, who served as President and CEO during 2013, Robert L. Shanks, who served as Executive Vice President and Chief Financial Officer during 2013, and the three most highly compensated executive officers at the end of 2013.

SUMMARY COMPENSATION TABLE

	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	&zwsp;
	Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)	&zwsp;
	Alan Mulally	2013	2,000,000	1,960,000	10,912,488	3,749,996	3,920,000	0	662,050	23,204,534
	President and Chief	2012	2,000,000	1,325,000	6,824,998	7,499,999	2,625,000	0	680,809	20,955,806
	Executive Officer	2011	2,000,000	1,820,000	13,924,993	7,499,992	3,640,000	0	612,587	29,497,572
&zwsp;	Robert L. Shanks	2013	772,500	0	1,745,994	599,999	875,000	14,339	81,789	4,089,621	&zwsp;
&zwsp;	Executive Vice President	2012	700,000	227,500	818,998	899,999	562,500	1,908,803	64,048	5,181,848	&zwsp;
&zwsp;	and Chief Financial Officer										&zwsp;
	William Clay Ford, Jr.	2013	2,000,000	560,000	5,092,491	1,749,997	1,120,000	0	1,433,341	11,955,829
	Executive Chairman	2012	2,000,000	375,000	3,184,990	3,499,999	750,000	3,257,519	1,768,505	14,836,013
		2011	2,000,000	520,000	2,764,996	3,499,993	1,040,000	3,157,099	1,476,058	14,458,146
&zwsp;	Mark Fields	2013	1,537,500	996,000	3,637,492	1,249,995	2,604,000	0	145,591	10,170,578	&zwsp;
&zwsp;	Chief Operating Officer	2012	1,385,833	1,301,250	1,000,994	1,099,995	1,038,750	2,900,420	126,823	8,854,065	&zwsp;
&zwsp;		2011	1,350,000	136,500	3,368,996	1,099,992	1,363,500	1,388,602	132,593	8,840,183	&zwsp;
	Joseph R. Hinrichs	2013	853,750	126,800	1,745,994	599,999	963,200	0	120,206	4,409,949
	Executive Vice President	2012	782,917	0	682,493	750,000	660,000	840,218	381,527	4,097,155
	and President — The	2011	751,250	118,040	2,092,500	749,997	806,960	416,245	367,368	5,302,360
	Americas
(1)
The amounts shown for 2011 reflect discretionary bonus awards paid in 2012 for 2011 performance; amounts shown for 2012 reflect discretionary bonus awards paid in 2013 for 2012 performance; and amounts shown for 2013 reflect discretionary bonus awards paid in 2014 for 2013 performance (see Compensation Discussion and Analysis — Annual Compensation — Incremental Bonuses on pp. 55-56).

(2)
The amounts shown in columns (e) and (f) reflect the aggregate grant date value computed in accordance with FASB ASC Topic 718 for stock-based and option awards for each of the Named Executives for the years ended December 31, 2013, 2012, and 2011. The assumptions used for the 2013, 2012, and 2011 calculations can be found at Note 20 to our audited financial statements in Ford's Annual Report on Form 10-K for the year ended December 31, 2013; Note 22 to our audited financial statements in Ford's Annual Report on Form 10-K for the year ended December 31, 2012; and Note 20 to our audited financial statements in Ford's Annual Report on Form 10-K for the year ended December 31, 2011, respectively. Pursuant to SEC rules, we disregarded the estimate of forfeitures related to service-based vesting conditions.

  The amounts shown in column (e) reflect the grant date values of certain awards that are subject to performance conditions. Pursuant to SEC rules, the grant date values shown above are reported based upon the probable outcome of such conditions as of the date of grant. The table below shows the value of such awards at the grant date assuming that the highest level of performance is achieved.

	Name	Year	Stock Awards ($)	&zwsp;
	Alan Mulally	2013	11,249,988
		2012	7,499,998
		2011	15,499,993
&zwsp;	Robert L. Shanks	2013	1,799,994	&zwsp;
&zwsp;		2012	899,998	&zwsp;
	William Clay Ford, Jr.	2013	5,249,991
		2012	3,499,989
		2011	3,499,995
&zwsp;	Mark Fields	2013	3,749,992	&zwsp;
&zwsp;		2012	1,099,994	&zwsp;
&zwsp;		2011	3,599,994	&zwsp;
	Joseph R. Hinrichs	2013	1,799,994
		2012	749,992
		2011	2,250,000
(3)
The amounts shown in column (g) reflect awards earned by the Named Executives under the Incentive Bonus Plan (see Compensation Discussion and Analysis — Annual Compensation — Incentive Bonuses on pp. 51-55).

(4)
The amounts shown in column (h) reflect the increase, if any, in the actuarial present value of accrued pension benefits under various Company plans. For 2013, the accrued pension benefits are measured from December 31, 2012 to December 31, 2013; for 2012, the accrued pension benefits are measured from December 31, 2011 to December 31, 2012; and for 2011, the accrued pension benefits are measured from December 31, 2010 to December 31, 2011. Mr. Mulally does not participate in the Company's defined pension benefits plans. For 2013, the following Named Executives had a decrease in the actuarial present value of accrued pension benefits: for Mr. Ford, a decrease of $173,840; for Mr. Fields, a decrease of $207,252; and for Mr. Hinrichs, a decrease of $74,968. See the Pension Benefits in 2013 table and related footnotes on pp. 72-74 for additional information, including the present value assumptions used in these calculations. No Named Executive received preferential or above-market earnings on deferred compensation.

(5)
The following table summarizes the amounts shown in column (i) for 2013.

All Other Compensation in 2013

	Name	Perquisites and Other Personal Benefits(i) ($)	Tax Reimbursements(ii) ($)	Life Insurance Premiums(iii) ($)	Company Contributions to Retirement and 401(k) Plans(iv) ($)	Other(v) ($)	Total ($)	&zwsp;
	Alan Mulally	406,065	0	60,984	24,863	170,138	662,050
&zwsp;	Robert L. Shanks	38,092	0	10,846	10,838	22,013	81,789	&zwsp;
	William Clay Ford, Jr.	1,336,605	0	11,736	10,838	74,162	1,433,341
&zwsp;	Mark Fields	73,961	0	6,255	10,838	54,537	145,591	&zwsp;
	Joseph R. Hinrichs	35,758	0	2,674	10,838	70,936	120,206
(i)
For a description of perquisites relating to personal use of private aircraft, our evaluation vehicle program, and security and other services for Named Executives, see Compensation Discussion and Analysis — Other Benefits and Perquisites on p. 62. Other perquisites and personal benefits whose incremental cost is included in the amounts shown consist of the following: personal use of Company cell phones, personal use of car and driver service, annual executive health exams, ground transportation services, fuel and car washes related to the evaluation vehicles, and temporary housing/living expenses and relocation expenses.

  Executives also may make personal use of Company season tickets to athletic events, but such use does not result in incremental cost to the Company because the tickets are for business use and when the executive uses them for personal use, the executive pays for any additional costs associated with personal use.

  Amounts for the Named Executives include the incremental costs to the Company for providing certain perquisites and other benefits during 2013. For Mr. Mulally, the amount shown includes $232,153 for personal use of private aircraft, and $93,175 for housing and living expenses. For Mr. Ford, the amount shown includes $275,639 for personal use of aircraft, and $972,151 for security. For Mr. Fields, the amount shown includes $28,396 as the actual cost of first class commercial airfare for personal travel to and from his residences.

  During 2013, for use of private aircraft, we calculated the aggregate incremental cost using a method that takes into account the following: (i) the variable cost per flight hour, including supplies and catering, aircraft fuel and oil expenses, maintenance, parts, and external labor, and flight crew travel expenses; (ii) landing/parking/hangar storage expenses; (iii) any customs, foreign permit, and similar fees; and (iv) positioning flight costs. We calculated the aggregate incremental cost of security as the actual cost incurred to provide these benefits. We calculated the aggregate incremental cost of providing the evaluation vehicles by estimating the lease fee for a comparable vehicle under our Management Lease Program. The lease fee under that program takes into account the cost of using the vehicle, maintenance, license, title and registration fees, and insurance. Mr. Mulally lives in a Company-owned house. We calculated the cost of providing the housing benefit as a market-based monthly rental using a residential rent calculation based on the value of the property. The maintenance and living expenses are the actual expenses incurred for those services.

(ii)
Effective January 1, 2011, we no longer provide tax reimbursement for executive perquisites (see Compensation Discussion and Analysis — Other Benefits and Perquisites on p. 62).

(iii)
Amounts shown reflect the dollar value of premiums paid by the Company for life insurance in an amount equal to three times an employee's salary. Employees may purchase additional life insurance and these premiums are payroll deducted with no additional Company contributions or cost.

(iv)
The amounts shown for Mr. Mulally reflect contributions made to his Ford Retirement Plan accounts (see Compensation Discussion and Analysis — Retirement Plans on p. 61) and Company matching contributions to his 401(k) accounts. The amounts for the other Named Executives reflect Company matching contributions to their employee 401(k) accounts.

(v)
The amount shown for Mr. Mulally primarily reflects Company contributions to a nonqualified benefit equalization plan related to the Ford Retirement Plan and contributions made to a nonqualified benefit equalization plan related to the Company's 401(k) plan. The amounts shown for Messrs. Shanks, Ford, Fields, and Hinrichs reflect contributions made to a nonqualified benefit equalization plan related to the Company's 401(k) plan (see Nonqualified Deferred Compensation in 2013 table and footnotes 1 and 2 on pp. 75-76). In addition, for Mr. Hinrichs the amount includes certain benefits he received as a result of his international service assignment in China, including income tax preparation fees, a cash flexible spending account benefit, and a home leave allowance of $43,200.

Grants of Plan-Based Awards in 2013

				Estimated Future Payouts Under			Estimated Future Payouts Under							&zwsp;
				Non-Equity Incentive Plan			Equity Incentive Plan							&zwsp;
				Awards(1)			Awards(2)							&zwsp;
														&zwsp;
	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	&zwsp;
	Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)	&zwsp;
	Alan Mulally	3/4/2013	2/13/2013					882,352					10,912,488
		3/4/2013	2/13/2013								745,526	12.75	3,749,996
		3/26/2013	3/13/2013		3,500,000	7,000,000
&zwsp;	Robert L. Shanks	3/4/2013	2/13/2013					141,176					1,745,994	&zwsp;
&zwsp;		3/4/2013	2/13/2013								119,284	12.75	599,999	&zwsp;
&zwsp;		3/26/2013	3/13/2013		780,000	1,560,000								&zwsp;
	William Clay Ford, Jr.	3/4/2013	2/13/2013					411,764					5,092,491
		3/4/2013	2/13/2013								347,912	12.75	1,749,997
		3/26/2013	3/13/2013		1,000,000	2,000,000
&zwsp;	Mark Fields	3/4/2013	2/13/2013					294,117					3,637,492	&zwsp;
&zwsp;		3/4/2013	2/13/2013								248,508	12.75	1,249,995	&zwsp;
&zwsp;		3/26/2013	3/13/2013		2,325,000	4,650,000								&zwsp;
	Joseph R. Hinrichs	3/4/2013	2/13/2013					141,176					1,745,994
		3/4/2013	2/13/2013								119,284	12.75	599,999
		3/26/2013	3/13/2013		860,000	1,720,000
(1)
The amounts shown in columns (e) and (f) represent the target and maximum amounts payable for 2013 performance under the Incentive Bonus Plan. Our Incentive Bonus Plan does not have a formal threshold award in that there is no minimum amount payable for a certain level of performance under the plan. The Compensation Committee exercises discretion as to whether to make payouts if performance does not achieve target levels. The material terms of the awards are described in Compensation Discussion and Analysis — Annual Compensation — Incentive Bonuses at pp. 51-55. For actual payouts made under the Incentive Bonus Plan for 2013 performance, see column (g) of the Summary Compensation Table on p. 64.

(2)
For each of the Named Executives, the amounts shown in column (h) consist of annual grants of Performance Units that provided an opportunity to earn a Final Award of Restricted Stock Units for 2013 performance. The amounts shown represent the target amount of the opportunity. 2013 performance was measured against the metrics and weightings discussed in Compensation Discussion and Analysis —

  Equity-Based Compensation — Annual Performance Unit and Stock Option Grants on pp. 57-58. The Restricted Stock Units earned for 2013 performance have a two-year restriction period and will not pay Dividend Equivalents during the restriction period. Following the restriction period, shares of Ford common stock will be issued, less shares withheld for tax withholding.

(3)
The amounts shown in column (k) represent 10-year stock option grants. In general, 33% of each stock option grant vests one year after the grant date, 33% after two years, and 34% after three years. Any unexercised options expire after ten years. If a grantee retires, becomes disabled, or dies, his or her options continue to be exercisable up to the normal expiration date. In most other instances of employment termination, all options generally end upon termination of employment or are exercisable for a specified period. Options are subject to certain conditions, including not engaging in competitive activity. Options generally cannot be transferred except through inheritance. In general, each grantee agrees to remain a Ford employee for at least one year from the date of the option grant.

(4)
The exercise price of the options is the closing price of Ford common stock traded on the NYSE on the effective date of the grant shown in column (b) (see Compensation Discussion and Analysis — Equity-Based Compensation — Timing of Awards on p. 58).

(5)
The amounts shown in column (m) represent the full grant date value of each equity-based award shown in the table for each Named Executive computed under FASB ASC Topic 718. The assumptions used in calculating the grant date value can be found at Note 20 to our audited financial statements in Ford's Annual Report on Form 10-K for the year ended December 31, 2013. For awards subject to performance conditions, the values shown are based upon the probable outcome of such conditions as of the grant date.

Executive Compensation

 Outstanding Equity Awards at 2013 Fiscal Year-End

		Option Awards				&zwsp;	Stock Awards				&zwsp;
	(a)	(b)	(c)	(d)	(e)	&zwsp;	(f)	(g)	(h)	(i)	&zwsp;
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price	Option Expiration	&zwsp;	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5)	&zwsp;
	Name	Exercisable	Unexercisable	($)	Date(1)	&zwsp;	(#)	($)	(#)	($)	&zwsp;
	Alan Mulally		745,526	12.75	03/03/2023		1,285,195	19,830,559	882,352	13,614,691
		420,918	854,592	12.46	03/04/2022
		583,725	300,708	14.76	03/02/2021
		1,040,221		12.69	03/02/2020
		4,948,978		1.96	03/10/2019
		3,544,975		6.14	03/04/2018
		1,640,937		7.55	03/04/2017
		3,000,000		8.28	08/31/2016
&zwsp;	Robert L. Shanks		119,284	12.75	03/03/2023	&zwsp;	58,097	896,437	141,176	2,178,346	&zwsp;
&zwsp;		50,510	102,551	12.46	03/04/2022	&zwsp;					&zwsp;
&zwsp;		21,791	11,227	14.76	03/02/2021	&zwsp;					&zwsp;
&zwsp;		32,341		12.69	03/02/2020	&zwsp;					&zwsp;
&zwsp;		137,096		1.96	03/10/2019	&zwsp;					&zwsp;
&zwsp;		72,342		6.14	03/04/2018	&zwsp;					&zwsp;
&zwsp;		41,283		7.55	03/04/2017	&zwsp;					&zwsp;
&zwsp;		15,655		7.83	03/09/2016	&zwsp;					&zwsp;
&zwsp;		14,520		12.49	03/10/2015	&zwsp;					&zwsp;
	William Clay Ford, Jr.		347,912	12.75	03/03/2023		349,506	5,392,878	411,764	6,353,519
		196,428	398,810	12.46	03/04/2022
		272,405	140,330	14.76	03/02/2021
		1,320,754		12.98	08/04/2020
		485,436		12.69	03/02/2020
		3,470,000		2.84	03/26/2019
		26,849		12.49	03/10/2015
&zwsp;	Mark Fields		248,508	12.75	03/03/2023	&zwsp;	278,377	4,295,357	294,117	4,538,225	&zwsp;
&zwsp;		61,734	125,340	12.46	03/04/2022	&zwsp;					&zwsp;
&zwsp;		85,612	44,104	14.76	03/02/2021	&zwsp;					&zwsp;
&zwsp;		171,983		12.69	03/02/2020	&zwsp;					&zwsp;
&zwsp;		701,453		1.96	03/10/2019	&zwsp;					&zwsp;
&zwsp;		361,059		6.14	03/04/2018	&zwsp;					&zwsp;
&zwsp;		1,182,341		7.55	03/04/2017	&zwsp;					&zwsp;
	Joseph R. Hinrichs		119,284	12.75	03/03/2023		175,944	2,714,816	141,176	2,178,346
		42,091	85,460	12.46	03/04/2022
		58,372	30,071	14.76	03/02/2021
		68,402		12.69	03/02/2020
		146,997		1.96	03/10/2019

(1)
The table below details the vesting schedule for stock option grants based on the termination date of the relevant grant. In general, option grants vest 33% one year after the grant date, 33% two years after the grant date, and 34% three years after the grant date.

	Option Expiration Dates	Option Vesting Dates			&zwsp;
		33%	33%	34%	&zwsp;
	03/03/2023	03/04/2014	03/04/2015	03/04/2016
&zwsp;	03/04/2022	03/05/2013	03/05/2014	03/05/2015	&zwsp;
	03/02/2021	03/03/2012	03/03/2013	03/03/2014
&zwsp;	08/04/2020	08/05/2011	08/05/2012	08/05/2013	&zwsp;
	03/02/2020	03/03/2011	03/03/2012	03/03/2013
&zwsp;	03/26/2019	03/27/2010	03/27/2011	03/27/2012	&zwsp;
	03/10/2019	03/11/2010	03/11/2011	03/11/2012
&zwsp;	03/04/2018	03/05/2009	03/05/2010	03/05/2011	&zwsp;
	03/04/2017	03/05/2008	03/05/2009	03/05/2010
&zwsp;	08/31/2016	09/01/2007	09/01/2008	09/01/2009	&zwsp;
	03/09/2016	03/10/2007	03/10/2008	03/10/2009
&zwsp;	03/10/2015	03/11/2006	03/11/2007	03/11/2008	&zwsp;
(2)
The amounts shown for Named Executives consist of the following:

	Name	Final Awards for 2011 Incremental Incentive Grant	Final Awards for 2011 Annual Performance Grant Unit	Final Awards for 2012 Annual Performance Grant Unit	&zwsp;
	Alan Mulally	542,005	376,016	367,174
&zwsp;	Robert L. Shanks	NA	14,037	44,060	&zwsp;
	William Clay Ford, Jr.	NA	175,473	171,347
&zwsp;	Mark Fields	169,377	55,148	53,852	&zwsp;
	Joseph R. Hinrichs	101,626	37,601	36,717

  The 2011 Incremental Incentive Grants of Performance Units had a two-year performance period. The performance metric was a reduction in global Ford brand platforms from 23 platforms at the beginning of 2011 to 19 by the end of 2012. Messrs. Ford and Shanks did not participate in the 2011 Incremental Incentive Grants. The reduction of platforms goal was achieved and the Committee decided to award 100% of the target as planned. Final Awards were paid out in time-based Restricted Stock Units that lapse on March 4, 2015, when shares of Ford common stock will be issued, less shares withheld for tax withholding.

  The Final Awards for the 2011 annual Performance Unit grants were based on achievement of specific goals related to the following metrics: Global PBT (35% weight); Total Automotive Operating-Related Cash Flow (35%); Cost Performance, Market Share, and Quality (10% weight each). For the 2011 performance period, the data showed that we met the Global PBT and Total Automotive Operating-Related Cash Flow goals. We did not meet the Cost Performance goal, and we partially met the Market Share and Quality goals. Based on its review of performance results, the Committee determined that 74% of the target value of the Restricted Stock Units had been earned for the 2011 performance period. Restrictions on the Final Awards for the 2011 annual Performance Unit grant lapsed on March 5, 2014, when shares of Ford common stock were issued, less shares withheld for tax withholding.

  The Final Awards for the 2012 annual Performance Unit grants were based on achievement of specific goals related to the following metrics: global PBT (35% weight); Total Automotive Operating-Related Cash Flow (35%); Cost Performance, Market Share, and Quality (10% weight each). For the 2012 performance period, the data showed that we mostly met Global PBT and Quality goals, met Cost Performance goals, and partially met Total Automotive Operating-Related Cash Flow and Market Share goals. Based on its review of performance results, the Committee determined that 61% of the target value of the Restricted Stock Units had been earned for the 2012 performance period. Restrictions on the Final Awards for the 2012 annual Performance Unit grant will lapse on March 4, 2015, when shares of Ford common stock will be issued, less shares withheld for tax withholding.

  Dividend Equivalents were not, and will not be, paid during the performance period or the restriction period for any of the awards discussed above.

  In addition to the above, the amount shown for Mr. Ford consists of 2,686 Ford common stock units resulting from deferral of director fees and Dividend Equivalents that were credited to his account pursuant to the Deferred Compensation Plan for Non-Employee Directors while he served as a non-employee director of the Company (for a description of the terms of these Ford common stock units, see Director Compensation — Deferred Compensation Plan on pp. 35-36).

(3)
The market value shown was determined by multiplying the number of units shown in column (f) by the closing price of Ford common stock, $15.43, on December 31, 2013.

(4)
The amounts shown for the Named Executives consist of the annual Performance Unit grants for the 2013 performance year (see Compensation Discussion and Analysis — Equity-Based Compensation — Annual Stock Option and Performance Unit Grants on pp. 57-58).

(5)
The market value shown was determined by multiplying the number of units shown in column (h) by the closing price of Ford common stock, $15.43, on December 31, 2013. The number of units assumes that the target level was achieved for the Performance Units granted in 2013.

Option Exercises and Stock Vested in 2013

		Option Awards		Stock Awards		&zwsp;
	(a) Name	(b) Number of Shares Acquired on Exercise (#)	(c) Value Realized on Exercise(1) ($)	(d) Number of Shares Acquired on Vesting (#)	(e) Value Realized on Vesting(1) ($)	&zwsp;
	Alan Mulally	NA	NA	543,734	6,856,486
&zwsp;	Robert L. Shanks	112,681	815,074	21,228	267,685	&zwsp;
	William Clay Ford, Jr.	3,308,241	9,065,596	253,742	3,199,687
&zwsp;	Mark Fields	NA	NA	90,841	1,145,505	&zwsp;
	Joseph R. Hinrichs	519,273	5,188,502	40,138	506,140
(1)
The amounts shown in columns (c) and (e) represent the aggregate dollar value realized by the Named Executives upon the exercising of stock options and/or the vesting of stock awards. We computed the aggregate dollar value realized upon the exercise of stock options by multiplying the number of shares of stock realized upon exercise by the difference between the market price of our stock at exercise and the exercise price of the options. We computed the aggregate dollar value realized upon vesting by multiplying the number of shares of stock vested by the market value (closing price) of Ford common stock on the vesting date.

Executive Compensation

 Pension Benefits in 2013(1)

	(a)	(b)	(c)	(d)	(e)	&zwsp;
	Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)	&zwsp;
	Alan Mulally(2)	NA	NA	NA	NA
&zwsp;	Robert L. Shanks	GRP	37.4	1,271,946	0	&zwsp;
&zwsp;		SERP	37.4	2,436,115	0	&zwsp;
&zwsp;		GRP-BEP	37.4	1,988,972	0	&zwsp;
&zwsp;		ESAP	37.4	1,725,203	0	&zwsp;
	William Clay Ford, Jr.(3)	GRP	18.8	564,255	0
		SERP	27.5	4,577,161	0
		GRP-BEP	27.5	5,879,174	0
		ESAP	27.5	5,234,706	0
&zwsp;	Mark Fields	GRP	24.5	761,023	0	&zwsp;
&zwsp;		SERP	24.5	2,743,713	0	&zwsp;
&zwsp;		GRP-BEP	24.5	3,748,787	0	&zwsp;
&zwsp;		ESAP	24.5	2,892,235	0	&zwsp;
	Joseph R. Hinrichs	GRP	13.1	309,666	0
		SERP	13.1	550,855	0
		GRP-BEP	13.1	701,028	0
		ESAP	13.1	788,426	0
(1)
The General Retirement Plan ("GRP") provides a flat-rate benefit of up to $47.45 per month for each year of non-contributory participation by employees in the United States hired before January 1, 2004, and contributory benefits for each year of contributory participation in which salaried employees contribute 1.5% of base salary up to the applicable limit of the Internal Revenue Code ("Code") — $250,000 in 2012 and $255,000 in 2013.

  Contributory benefits are calculated as follows:

  Contributory Benefit =

(1.5% × Final Avg. Pay) × Contributory Service Years,		0.4% × Final Avg. Pay in excess of
plus up to two years of waiting period service	+	Breakpoint × Contributory Service Years
(maximum 35 service years)

"Final Average Pay" is the average of the five highest consecutive December 31 monthly base salaries out of the last 10 years of contributory participation.

  "Breakpoint" is 150% of Covered Compensation as of January 1 of the year of retirement.

  "Covered Compensation" is the average of the Social Security wage base for the preceding 35 years for someone reaching normal retirement age.

  Normal retirement is at age 65 with one or more years of credited pension service. Employees who are age 55-64 and have at least 10 years of credited pension service, or employees with 30 or more years of credited pension service who are not yet age 65, may elect to retire early and receive reduced contributory and non-contributory benefits. In addition, Social Security bridging benefits are payable until age 62 and one month. Survivorship coverage is available under the GRP. Under the normal payment method for married participants (65% Qualified Joint and Survivor Annuity), there is a 5% reduction in benefits where the spouse is within five years of the employee's age.

  The Benefit Equalization Plan ("GRP-BEP") provides eligible U.S. employees with benefits substantially equal to those that would have been provided under the GRP but that could not be provided because of Code limitations. 65% survivorship coverage is also available under the BEP.

  The Supplemental Executive Retirement Plan ("SERP") provides certain eligible executives with an additional monthly benefit after separation from service equal to Final Five Year Average Base Salary multiplied by credited pension service and further multiplied by an applicable percentage (0.2% to 0.9% depending upon position at separation from service), reduced for separation from service prior to age 62. To be eligible, an executive must separate from service with the approval of the Company at or after age 55, have at least 10 years of credited pension service, and must generally have at least five continuous years of service at an eligible position. The SERP monthly benefit has no surviving spouse benefit. In addition, the SERP may provide annuities based on Company earnings, the executive's performance, and other factors. In addition, for separation from service effective October 1, 1998 or later, for certain U.S. Vice Presidents and above whose careers include foreign subsidiary service, the SERP provides an additional monthly pension parity benefit to equalize the total retirement benefits payable from the Company's retirement plans to an amount that would have been payable under the GRP and GRP-BEP if the executive's subsidiary service had been recognized as contributory service under those plans. The pension parity provides 65% survivorship coverage.

  The Executive Separation Allowance Plan ("ESAP") provides benefits to certain eligible executives who have at least five years of eligible executive service, have at least ten years of GRP contributory membership, and who separate from employment after age 55 and prior to age 65. Benefits are payable (reduced by any GRP or GRP-BEP benefit distribution) to the eligible executive or his or her eligible surviving spouse until the executive reaches age 65. The amount of the benefit is a percentage of monthly base salary (not to exceed 60%) based on age and service equal to 1% per year of service (but not less than 15%) plus 1/2% for each month that age at separation exceeds 55 (maximum of 30%).

  To achieve several business goals, we may offer benefits under the Select Retirement Plan ("SRP"), a voluntary separation program offered from time-to-time for select U.S. management employees. To be eligible, selected employees generally had to be at least age 52 with 10 or more years of service. Since this is a program that is offered at the Company's discretion, and no Named Executive participated in the program it is not included in the Pension Benefits table above.

  The following assumptions are used in calculating the present value of the accumulated benefit:

  •
  The age at which benefits are assumed payable is the greater of (i) current age or (ii) age 65 for the GRP and GRP-BEP; age 62 for the SERP; and age 55 for the ESAP. Current age is measured as of December 31, 2013;

  •
  Current compensation is used for purposes of the benefit calculations; and

  •
  Present Value of Accumulated Benefit (column d) is calculated assuming a single life annuity; the RP-2000 mortality table projected to 2020; and a discount rate of 4.8% for the GRP & GRP-BEP; 4.7% for the SERP; 4.5% for the SRP; and 3.8% for the ESAP as of December 31, 2013.

  •
  The present values include amounts relating to employee contributions.

  Code Section 409A governs the timing for income inclusion of amounts under our supplemental retirement plans. Our supplemental retirement plans presently meet the requirements of Code Section 409A. As a result, employees generally will be taxed when compensation is received under these plans; however, distribution of these amounts may be delayed for six months following separation from service.

(2)
Mr. Mulally does not participate in the GRP, SERP, GRP-BEP, or ESAP. Ford has a different tax qualified retirement plan, the Ford Retirement Plan ("FRP"), for salaried employees hired or rehired on or after January 1, 2004 in the U.S. See Nonqualified Deferred Compensation in 2013 table on p. 75.

(3)
The SERP, GRP-BEP and ESAP plans provided Mr. Ford with a benefit using a notional base annual salary for November 2001 through August 2010 because he did not receive a cash salary for that period.

Nonqualified Deferred Compensation in 2013(1)

	(a)	(b)	(c)	(d)	(e)	(f)	&zwsp;
	Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End(4) ($)	&zwsp;
	Alan Mulally	NA			NA
	DCP		0	0		0
	BEP-SSIP/FRP		170,138	325,981		1,434,078
&zwsp;	Robert L. Shanks	NA			NA		&zwsp;
&zwsp;	DCP		0	0		0	&zwsp;
&zwsp;	BEP-SSIP		22,013	11,512		108,851	&zwsp;
	William Clay Ford, Jr.	NA			NA
	DCP		0	0		0
	BEP-SSIP		74,162	31,366		240,582
&zwsp;	Mark Fields	NA			NA		&zwsp;
&zwsp;	DCP		0	0		0	&zwsp;
&zwsp;	BEP-SSIP		54,537	28,629		299,896	&zwsp;
	Joseph R. Hinrichs	NA			NA
	DCP		0	0		0
	BEP-SSIP		25,463	15,941		114,282
(1)
There are two nontax-qualified defined contribution plans represented in the above table: (i) the deferred compensation plan ("DCP"); and (ii) the benefit equalization plan with sub-accounts that relate to the Savings and Stock Investment Plan ("SSIP") and the Ford Retirement Plan ("FRP"). Both of these plans are unfunded. Notional amounts are credited by book entry to the participant's account. Participants choose how to allocate the notional amounts from a menu of investment measurement options used solely for the purpose of valuing the participants' accounts. These are considered notional investments. The performance of an individual's investment option(s) tracks the notional value as if an actual investment was made in such option(s).

  For the DCP and the BEP-SSIP sub-account, investment options include: target-date retirement funds; passively and actively managed domestic, global, and international equity funds; fixed income funds; a Company common stock fund; a global real estate investment trust (REIT); and a stable value fund. Participants may change their investment elections at any time. The BEP-FRP sub-account offers a subset of these investment measurement options, which does not include a Company common stock fund. Distribution of account balances from these nonqualified plans may be delayed for six months in accordance with Code Section 409A.

  Under the DCP, certain employees, including the Named Executives, may defer up to 100% of awards under the Incentive Bonus Plan (or other similar plan). New hires may also defer any hiring-in bonus payments payable in cash. Additionally, such employees may defer up to 50% of their base salary under the DCP. Deferral elections are made by eligible employees in June of each year for amounts to be earned or awarded (with regard to the Incentive Bonus Plan) in the following year. At the time of deferral, participants also elect when distribution of such deferrals will be made in future years. Employees may elect a lump sum payment while still employed or distribution after separation from service in either a lump sum or annual installments over a number of years up to ten. Deferrals not allocated by participants will be allocated to the DCP default investment option. Employees may reallocate deferrals at any time. Due to low participation and high administrative complexity, we suspended enrollment in the DCP in 2010.

  The BEP-SSIP sub-account preserves benefits that are substantially equal to any Company matching contributions that would have been made under the SSIP but limited due to Code limitations. Likewise, the BEP-FRP sub-account provides notional credits equivalent to Company contributions that would have been made under the FRP account but for Code limitations.

  The FRP is a tax-qualified, defined contribution profit sharing plan for employees hired or rehired beginning January 1, 2004. The Company makes scheduled contributions to a participant's FRP account calculated as a percentage of base salary using a percentage established based on an employee's age.

  Initial notional credits to both the BEP-SSIP/FRP sub-accounts and Company contributions to the FRP are allocated to each sub-account's and FRP default investment option. Thereafter, participants may transfer the credits to the BEP-SSIP/FRP and the Company contributions to the FRP to any other investment option available under the respective plans and also elect how any future notional credits and Company contributions are allocated. Vested account balances of both the BEP-SSIP/FRP sub-accounts are distributed in cash in a lump sum as soon as practicable after death or separation from Ford. An employee becomes fully vested under these sub-accounts three years from their original date of hire with Ford. All of the Named Executives participate in the BEP-SSIP. In addition, Mr. Mulally participates in the BEP-FRP.

(2)
The amounts shown in column (c) for the Named Executives are reflected in column (i) of the Summary Compensation Table on p. 64 and represents credits made to their BEP-SSIP/FRP sub-accounts, respectively.

(3)
None of the amounts shown in column (d) are reflected in the Summary Compensation Table.

(4)
The following amounts were reported in the Summary Compensation Table in prior years: Mr. Mulally: $766,833; Mr. Shanks: $16,000; Mr. Ford: $119,675; Mr. Fields: $155,958; and Mr. Hinrichs: $15,188.

Executive Compensation

 Potential Payments Upon Termination or Change in Control

We maintain certain plans whereby we provide compensation and benefits to executives, including the Named Executives, in the event of a termination of employment. For disclosure of benefits pursuant to employment separation under our qualified and nonqualified pension plans for each of the Named Executives, see the Pension Benefits in 2013 Table and related footnotes on pp. 72-74. For disclosure of payments due, if any, to each of the Named Executives pursuant to our nonqualified deferred compensation plans, please see the Nonqualified Deferred Compensation in 2013 Table and related footnotes on pp. 75-76. In the table below, Messrs. Mulally, Shanks and Ford are shown as receiving amounts in the "Retirement Eligible" column because they are the only Named Executives who qualify as retirement eligible under our plans.

We do not have any formal agreements with any Named Executive regarding acceleration of awards and, except as described in footnote 7 with respect to Mr. Mulally's retirement/termination arrangement, we do not have any formal agreements with any Named Executive regarding provision of benefits related to termination of employment; however, each of the Named Executives may be entitled to certain compensation and benefits under our plans in such circumstances. Award agreements under our Long-Term Incentive Plans provide that a change in control occurs upon any merger or consolidation in which the Company is not the surviving entity. Any post-termination arrangements for Named Executives are discussed below.

The following tables for the Named Executives assume that the relevant triggering event occurred on December 31, 2013. Unless otherwise noted, the fair market values of stock-based compensation (e.g., Performance Units or Restricted Stock Units) were calculated using the closing price of Ford common stock ($15.43) on the NYSE on December 31, 2013. The "spread," that is, the difference between the fair market value of our stock on December 31, 2013, and the option exercise price, was used for valuing stock options.

	(a) Benefits and Payments Upon Termination	(b) Voluntary Termination ($)	(c) Retirement Eligible ($)	(d) Change In Control (CIC) ($)	(e) Involuntary Not for Cause Termination ($)	(f) For Cause Termination ($)	(g) Death or Disability ($)
	Alan Mulally
	Compensation:
	Incentive Bonus Plan(1)	0	3,920,000	0	0	0	2,625,000
	Performance Units(2)	0	13,614,691	13,614,691	0	0	13,614,691
	Restricted Stock Units(3)	0	0	19,830,559	0	0	19,830,559
	Stock Options(4)	0	0	2,739,613	0	0	0
	Benefits and Perquisites:
	Retirement/Termination Benefit(7)	2,962,670	2,962,670	0	2,962,670	0	2,962,670
	Evaluation Vehicles(5)	0	12,873	0	0	0	65,228
	Life Insurance/Death Benefit(6)	0	0	0	0	0	6,083,333
	Total:	2,962,670	20,510,234	36,184,863	2,962,670	0	45,181,481
&zwsp;	Robert L. Shanks							&zwsp;
&zwsp;	Compensation:							&zwsp;
&zwsp;	Incentive Bonus Plan(1)	0	875,000	0	0	0	875,000	&zwsp;
&zwsp;	Performance Units(2)	0	2,178,346	2,178,346	0	0	2,178,346	&zwsp;
&zwsp;	Restricted Stock Units(3)	0	0	896,437	0	0	896,437	&zwsp;
&zwsp;	Stock Options(4)	0	0	312,099	0	0	0	&zwsp;
&zwsp;	Benefits and Perquisites:							&zwsp;
&zwsp;	Evaluation Vehicles(5)	0	16,326	0	0	0	65,228	&zwsp;
&zwsp;	Life Insurance/Death Benefit(6)	0	0	0	0	0	2,372,500	&zwsp;
&zwsp;	Total:	0	3,069,672	3,386,882	0	0	6,387,511	&zwsp;
	William Clay Ford, Jr.
	Compensation:
	Incentive Bonus Plan(1)	0	1,120,000	0	0	0	1,120,000
	Performance Units(2)	0	6,353,519	6,353,519	0	0	6,353,519
	Restricted Stock Units(3)	0	0	5,392,878	0	0	5,392,878
	Stock Options(4)	0	0	1,278,487	0	0	0
	Benefits and Perquisites:
	Evaluation Vehicles(5)	0	15,178	0	0	0	65,228
	Life Insurance/Death Benefit(6)	0	0	0	0	0	6,083,333
	Total:	0	7,488,697	13,024,884	0	0	19,014,958
&zwsp;	Mark Fields							&zwsp;
&zwsp;	Compensation:							&zwsp;
&zwsp;	Incentive Bonus Plan(1)	0	0	0	0	0	2,604,000	&zwsp;
&zwsp;	Performance Units(2)	0	0	4,538,225	0	0	4,538,225	&zwsp;
&zwsp;	Restricted Stock Units(3)	0	0	4,295,357	0	0	4,295,357	&zwsp;
&zwsp;	Stock Options(4)	0	0	401,809	0	0	0	&zwsp;
&zwsp;	Benefits and Perquisites:							&zwsp;
&zwsp;	Evaluation Vehicles(5)	0	0	0	0	0	65,228	&zwsp;
&zwsp;	Life Insurance/Death Benefit(6)	0	0	0	0	0	4,714,583	&zwsp;
&zwsp;	Total:	0	0	9,235,391	0	0	16,217,393	&zwsp;
	Joseph R. Hinrichs
	Compensation:
	Incentive Bonus Plan(1)	0	0	0	0	0	965,000
	Performance Units(2)	0	0	2,178,346	0	0	2,178,346
	Restricted Stock Units(3)	0	0	2,714,816	0	0	2,714,816
	Stock Options(4)	0	0	273,964	0	0	0
	Benefits and Perquisites:
	Evaluation Vehicles(5)	0	0	0	0	0	65,228
	Life Insurance/Death Benefit(6)	0	0	0	0	0	2,615,833
	Total:	0	0	5,167,126	0	0	8,539,223
(1)
See column (g) of the Summary Compensation Table on p. 64. Since the amounts in column (d) of the Summary Compensation Table are paid at the discretion of the Compensation Committee, they are not considered as a payment due upon termination.

(2)
The performance period for the 2013 Performance Unit opportunity ended on December 31, 2013 (see column (h) of Grants of Plan-Based Awards in 2013 table and footnote 2 on pp. 67-68). Consequently, the amounts shown reflect the Final Awards of Restricted Stock Units awarded on March 4, 2014, valued at December 31, 2013.

(3)
At December 31, 2013, each of the following Named Executives had unvested Restricted Stock Units as follows: Mr. Mulally: 1,285,195; Mr. Shanks: 58,097; Mr. Ford: 349,506; Mr. Fields: 278,377; and Mr. Hinrichs: 175,944. The amounts shown indicate the fair market value of the unvested Restricted Stock Units as of December 31, 2013 (see footnote 2 to the Outstanding Equity Awards at 2013 Fiscal Year-End table on pp. 69-71). The awards will vest according to the normal vesting schedule in the event of early retirement or normal retirement and will vest immediately in the event of death or disability. Pursuant to our Long-Term Incentive Plans, if a change in control occurs and Ford is not the surviving entity, any unvested Restricted Stock Unit shall terminate, but if six months has lapsed from the grant date of the Restricted Stock Unit, such Restricted Stock Unit shall convert to shares of common stock immediately prior to the change in control. If Ford is the surviving entity after a change in control, the Restricted Stock Units will vest pursuant to the original vesting schedule.

(4)
Pursuant to our Long-Term Incentive Plans, if a change in control occurs, any outstanding option shall terminate; but if one year has lapsed from the grant date of the option, any unvested portion of an option grant becomes exercisable immediately prior to the change-in-control. As of December 31, 2013, options that would become exercisable under this provision are as follows: Mr. Mulally: 1,155,300 options; Mr. Shanks: 113,778 options; Mr. Ford: 539,140 options; Mr. Fields: 169,444 options; and Mr. Hinrichs: 115,531 options.

(5)
The amount shown for evaluation vehicles under the "Retirement Eligible" column reflects the annual cost of providing vehicles for 2013 under the Evaluation Vehicle Program for each executive (see footnote (i) to the All Other Compensation table in 2013 on p. 66). The amounts shown under the "Death or Disability" column for the Named Executives reflect the three-year average costs for vehicles under our surviving spouse vehicle program. Under that program, the surviving spouse receives a car allowance to purchase one of our products. The costs include the A-Plan price of the vehicle, sales tax, and title, registration and document fees.

(6)
The amounts shown include: (i) proceeds from Company paid life insurance; and (ii) a death benefit payable to the next of kin in an amount equal to 80 hours of salary at the hourly rate.

(7)
In 2013, the Company and Mr. Mulally entered into an agreement regarding his termination of employment. The agreement clarified the terms of his original accession agreement and provides for a lump-sum payment equal to four times the amount of the Company's contributions to Mr. Mulally's FRP and FRP-BEP accounts for each year of service from hire through termination, pro-rated to the last day of the month of termination.

Equity Compensation Plan Information

The following table provides information as of December 31, 2013 about the Company's common stock that may be issued upon the exercise of options, warrants and rights under all of the Company's existing equity compensation plans, including the Long-Term Incentive Plans.

	Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))	&zwsp;
							&zwsp;
		(a)		(b)		(c)(1)	&zwsp;
	Equity compensation plans approved by security holders	99,454,957	(2)	9.17	(3)	334,465,084
&zwsp;	Equity compensation plans not approved by security holders	0		0		0	&zwsp;
	Total	99,454,957		9.17		334,465,084
(1)
The number of securities remaining available for future issuance under the 2008 Plan is based on a formula. The 2008 Plan provides that the maximum number of shares that may be available for Plan Awards (awards of shares of common stock, options, Performance Units, and various other rights relating to common stock) each year is equal to 2% of the total number of issued shares of common stock as of December 31 of the prior year. This limit is called the 2% Limit. The 2% Limit may be increased to up to 3% in any year, with a corresponding reduction in the number of shares available in later years under the 2008 Plan. As of December 31, 2013, the total number of issued shares of common stock was 3,912,999,373 shares and 2% of such number is 78,259,987 shares. 3% of such number is 117,389,981 shares. Additionally, any unused portion of the 2% Limit for any year may be carried forward and used in later years. For 2014, 217,075,103 shares are available for use as carry over from the unused portion of the 2% Limit from prior years, including the unexercised or undistributed portion of any terminated, expired, or forfeited Plan Award.

Additional shares may be issued under a deferred compensation plan as a result of future Dividend Equivalents, if we pay dividends on our common stock.

On March 4, 2014, 6,857,780 Restricted Stock Units were granted to certain executives as part of a long-term incentive program.

(2)
This number includes the following:

(i)
Long-Term Incentive Plans

79,148,161 shares subject to options; 12,700,949 shares covered by Restricted Stock Units; 7,600,592 shares representing the maximum number of shares covered by Performance Units that may be earned pursuant to rights granted, assuming the maximum payout level is achieved; and

(ii)
Deferred Compensation Plan

5,255 shares, which is the approximate number of shares to be issued.

Under a deferred compensation plan, credits for common stock were credited to book entry accounts based on the fair market value of common stock at the time of the compensation deferral. Additional credits resulted from Dividend Equivalents.

(3)
This is the weighted-average exercise price of 79,148,161 options outstanding under the Long-Term Incentive Plans.

Proposal 4. — Approval of the 2014 Stock Plan for Non-Employee Directors

Approval of 2014 Stock Plan for Non-Employees of Ford Motor Company

We seek your approval of the 2014 Plan. The text of the 2014 Plan is shown in Appendix III.

In December 2013, the Board of Directors adopted the 2014 Plan. The Board believes it is important that a significant part of non-employee Director compensation be equity-based. Under the 2014 Plan, we may grant restricted stock units ("RSUs"), restricted stock, stock options, and stock appreciation rights. By requiring that a significant portion of each non-employee Director's annual Board fees be paid in equity-based compensation, the Board links the non-employee Directors' interests with yours.

While the 2014 Plan allows for the granting of different types of equity-based awards, at this time the Board decided to grant RSUs that settle into shares of the Company's common stock ("Shares"). We believe that our continued ability to grant other types of equity-based compensation is essential to provide us with flexibility to adapt to new circumstances, such as changing business conditions, market fluctuations, significant developments, and other events.

The following description is only a summary of the 2014 Plan and is qualified by reference to the 2014 Plan itself (see Appendix III).

Summary of 2014 Plan

Under the 2014 Plan, awards of RSUs, restricted stock, stock options, and stock appreciation rights (collectively, "Awards") may be granted to non-employee Directors ("Eligible Directors") of the Company on the third Thursday in May of each year (the "Annual Grant Date"). The Board has adopted a Board Policy for Non-Employee Director Stock Awards (the "Board Policy," attached as Schedule A to the 2014 Plan (see p. III-A-1)). In general, 60% of the annual Board membership fee for Eligible Directors (the "Mandatory Portion") will be delivered in RSUs that vest immediately upon the Annual Grant Date under the 2014 Plan and pursuant to the terms and conditions of the Board Policy and any applicable Award agreement. Eligible Directors may also choose to receive any portion or all of the remaining annual Board fees, Committee Chair fees, and Presiding Independent Director fees (the "Voluntary Fees"), if applicable, in RSUs pursuant to the 2014 Plan. For a more detailed description of the terms of the RSUs, see the discussion under "Restricted Stock Units" below.

Under the 2014 Plan, Awards may be granted from January 1, 2014 through December 31, 2023. It is expected that grants of RSUs will be made on an annual basis. The Nominating and Governance Committee has been authorized by the Board to administer the 2014 Plan.

  Limit on Awards Under the 2014 Plan

The 2014 Plan provides that the maximum number of shares of common stock that may be available for the granting of Plan Awards for the ten-year term of the 2014 Plan is 10 million shares (the "Limit"). If an Award terminates, expires, or is forfeited or cancelled for any reason without the issuance of Shares, or is settled in cash, the Shares underlying the Award will be available for future Awards under the Plan. The number of Shares subject to an Award of stock options or stock appreciation rights will be counted against the Limit as one Share for every one Share subject to an Award of stock options or stock appreciation rights upon exercise thereof. The maximum number of Shares that may be awarded to any Eligible Director in any given year is 50,000 Shares.

In the event of a merger, consolidation, reorganization, stock split, stock dividend or other event affecting the Company's common stock, the total number of Shares available for Plan Awards and the number of Shares covered by outstanding Awards will be appropriately adjusted as determined by the Nominating and Governance Committee.

On March 4, 2014, the fair market value of the Company's common stock (based on the closing price of our common stock on the New York Stock Exchange) was $15.37 a share.

  Expenses

All expenses of the 2014 Plan are paid for by the Company.

  Amendment or Termination of Plan

The 2014 Plan provides that the Board of Directors may terminate, amend or modify the 2014 Plan, except that the Board may not take certain actions specified in the 2014 Plan without shareholder approval (such as increasing the total number of Shares that may be granted under the 2014 Plan or extending the term of the 2014 Plan). The 2014 Plan will terminate upon the earliest of the following: (i) adoption of a resolution by the Board terminating the 2014 Plan; (ii) final adjournment of the Company's 2014 Annual Meeting of Shareholders if shareholder approval of the 2014 Plan has not been received; and (iii) January 1, 2024.

Restricted Stock Units

  Eligibility

The Board may grant Awards to Eligible Directors. Currently, there are 15 non-employee Directors that qualify as Eligible Directors who annually will be eligible to receive RSUs under the 2014 Plan.

  Conditions

Each Eligible Director who receives Shares pursuant to the Mandatory Portion of an Award under the Board Policy, either as Shares on an Annual Grant Date or Shares that have resulted from the vesting and settlement of RSUs or related Additional RSUs resulting from Dividend Equivalents (see "Dividend Equivalents" below), is required to retain the gross number of such Shares until separation from the Board. In addition, each Eligible Director is required to reinvest any dividends paid with regard to such Shares, and Shares resulting from such reinvestment of dividends must likewise be retained by such Eligible Director until separation from the Board.

Eligible Directors are also prohibited from pledging RSUs, Additional RSUs, Shares resulting from payment of the Mandatory Portion, or Shares resulting from the reinvestment of dividends related to Shares resulting from payment of the Mandatory Portion. In addition, Eligible Directors are prohibited from hedging the economic risk of such RSUs, Additional RSUs, or Shares.

  Terms of RSUs

An RSU is the right to receive up to the number of Shares described therein. Pursuant to the Board Policy, each Eligible Director makes an annual election whereby the Eligible Director chooses the amount of Voluntary Fees, if any, to be awarded as RSUs and the timing of settlement of the RSUs into Shares. Awards of RSUs vest immediately, and each Eligible Director chooses when such RSUs settle into Shares from the following options: (i) immediately upon grant; (ii) the earlier of five years from the Grant Date and separation from the Board; and (iii) separation from the Board.

  Dividend Equivalents

The Board has determined that in the event the Company pays dividends on the Company's common stock, Dividend Equivalents will be credited to each Eligible Director who holds RSUs in the form of additional RSUs ("Additional RSUs") at the same rate per RSU as the dividend rate per Share paid to holders of the Company's common stock.

  2014 Plan Benefits — RSUs

Because the Annual Grant Date is the third Thursday in May, no grants of Awards have been made pursuant to the 2014 Plan as of the date of this Proxy Statement. Consequently, it is not possible to predict with complete accuracy the number of RSUs that will be granted to the Eligible Directors. Each Eligible Director informed the Company of his or her choice of the amount of Voluntary Fees, if any, that would be paid in RSUs pursuant to the 2014 Plan prior to December 31, 2013. Based on that information and on the fair market value of Ford's common stock on March 4, 2014, which was the equity compensation grant date for Company officers, the table below shows the number of RSUs that would have been granted on that date had it been the actual grant date.

	Name	Shares Subject to RSUs	Per Share Grant Date Fair Market Value	&zwsp;
	Alan Mulally, President & CEO	0	NA
&zwsp;	Robert L. Shanks	0	NA	&zwsp;
	William Clay Ford, Jr.	0	NA
&zwsp;	Mark Fields	0	NA	&zwsp;
	Joseph R. Hinrichs	0	NA
&zwsp;	Executive Officer Group	0	NA	&zwsp;
	Non-Executive Director Group	176,968	$15.37
&zwsp;	Non-Executive Officer Employee Group	0	NA	&zwsp;

  Effect of Separation from Board Service

If an Eligible Director separates from service, any unsettled RSUs will settle as soon as practical after the date of separation, except for those RSUs granted during the year of separation. If an Eligible Director separates from service prior to the Annual Grant Date, the Eligible Director will receive a pro-rata portion of the RSUs based upon the total number of months the Eligible Director served as a Director during the relevant year. If an Eligible Director separates from service after the Annual Grant Date, such Eligible Director will be required to return to the Company the number of RSUs or Shares as applicable not yet earned based on the total number of months such Eligible Director has served during the relevant year.

  Accounting Treatment for RSUs

The Company will recognize an expense equal to the market value of the Company's common stock on the date of grant of any RSU over the year to which the grant relates. RSUs will be accounted for in accordance with FASB ASC Topic 718.

Stock Options, Stock Appreciation Rights, and Restricted Stock

  Eligibility and Terms

Each non-employee Director qualifies as an Eligible Director and may receive stock options, stock appreciation rights, and restricted stock pursuant to the 2014 Plan. Currently, the Board does not anticipate that grants of stock options, stock appreciation rights, or restricted stock will be made to Eligible Directors. Because such grants are not contemplated, the Board has not determined the terms upon which any of those Awards would be made; however, it is anticipated that similar conditions regarding the Mandatory Portion of annual Board fees would be required to be paid in these forms of Awards, and that the Awards would be subject to the same restrictions regarding the sale, pledging, hedging, and reinvestment of dividends as are currently applied to the grants of RSUs.

  Stock Option, Stock Appreciation Right and Restricted Stock Grant Data

Although the Board does not anticipate granting stock options, stock appreciation rights, or restricted stock at this time, the tables below show the number of Shares that would have been subject to such Awards had such Awards been granted based on each Eligible Director's election regarding fees to be paid in Awards under the 2014 Plan and the Black-Scholes value for stock options and stock appreciation rights and the fair market value for restricted stock as of March 4, 2014, the grant date of equity awards for our executive officers.

	Name	Shares Subject to Stock Options/Stock Appreciation Rights	Option/Stock Appreciation Right Price	&zwsp;
	Alan Mulally, President & CEO	0	NA
&zwsp;	Robert L. Shanks	0	NA	&zwsp;
	William Clay Ford, Jr.	0	NA
&zwsp;	Mark Fields	0	NA	&zwsp;
	Joseph R. Hinrichs	0	NA
&zwsp;	Executive Officer Group	0	NA	&zwsp;
	Non-Executive Director Group	445,171	$15.37
&zwsp;	Non-Executive Officer Employee Group	0	NA	&zwsp;

	Name	Shares Subject to Restricted Stock	Per Share Grant Date Fair Market Value	&zwsp;
	Alan Mulally, President & CEO	0	NA
&zwsp;	Robert L. Shanks	0	NA	&zwsp;
	William Clay Ford, Jr.	0	NA
&zwsp;	Mark Fields	0	NA	&zwsp;
	Joseph R. Hinrichs	0	NA
&zwsp;	Executive Officer Group	0	NA	&zwsp;
	Non-Executive Director Group	176,968	$15.37
&zwsp;	Non-Executive Officer Employee Group	0	NA	&zwsp;

  Effect of Separation from Board Service

As stated above, because the Board does not anticipate granting stock options, stock appreciation rights, or restricted stock, it has not determined the terms of such Awards; however, it is likely that the following would apply in the event an Eligible Director separates from service. If an Eligible Director separates from service, it would be expected that the stock option or stock appreciation right would be exercisable according to original terms of the stock option or stock appreciation right grant, except for any stock option or stock appreciation right granted during the year of separation from service. If an Eligible Director separates from service prior to the Annual Grant Date, the Eligible Director will receive a pro-rata portion of stock options or stock appreciation rights based upon the total number of months the Eligible Director served as a Director during the relevant year. If an Eligible Director separates from service after the Annual Grant Date, a pro rata portion of such stock options or stock appreciation rights would be cancelled based on the total number of months the Eligible Director has served during the relevant year. If an Eligible Director separates from service prior to the Annual Grant Date, the Eligible Director would receive a pro-rata portion of restricted stock based upon the total number of months they served as a Director during the relevant year. If an Eligible Director separates from service after the Annual Grant Date, the Eligible Director will be required to return to the Company the number of shares of restricted stock or Shares not yet earned based on the total number of months the Eligible Director has served during the relevant year.

  Accounting Treatment for Options and Stock Appreciation Rights

The Company expenses the fair market value of options and stock appreciation rights, using the Black-Scholes option-pricing model, in its financial statements under guidelines of FASB ASC Topic 718. Accounting for options and stock appreciation rights under this method would have resulted in an income effect if any stock option or stock appreciation rights were granted during 2014 and future years to Eligible Directors assuming your approval of the 2014 Plan.

  Federal Tax Consequences for Options and Stock Appreciation Rights

The grant of a stock option or stock appreciation right should not have any tax consequences for the participant or the Company under present Federal tax laws. In general, upon the exercise of a non-qualified stock option, the participant will realize ordinary taxable income measured by the difference between the option price and the fair market value of the stock received at the time of exercise, and the Company will be entitled to a tax deduction in the same amount.

The participant does not incur any taxable income at the time of exercise of an incentive stock option ("ISO"). If the participant holds the shares acquired upon exercise of the ISO for more than one year after exercise, the difference between the option price and the amount realized upon disposition of the shares is treated as long-term capital gain or loss by the participant and the Company is not allowed a tax deduction. The excess of the fair market value of the shares received at the time of exercise of an ISO over the option price will be an "item of tax preference" which may result in the "alternative minimum tax" being imposed on the participant under the Federal tax law.

Upon the exercise of a stock appreciation right, generally the participant will realize ordinary taxable income measured by the fair market value of the stock or the amount of cash received at the time of exercise. The Company would be entitled to a tax deduction in the same amount.

Stockholder Approval Condition

The Board has not authorized the grant of any Awards under the 2014 Plan as of the date of this Proxy Statement and does not anticipate any prior to the Annual Grant Date, May 15, 2014. If any such grants are made prior to May 8, 2014, the date of our Annual Meeting of Shareholders, any such grant would be subject to your approval of the 2014 Plan. If you approve this proposal, the terms of the 2014 Plan will continue in effect for Awards to Eligible Directors for 2014 and future years under the 2014 Plan.

If you do not approve this proposal, the Board will not grant Awards to Eligible Directors under the Company's 2014 Plan for 2014 and future years, and any outstanding 2014 Awards previously granted for 2014 will be cancelled. Additionally, in the event you do not approve of the 2014 Plan, a portion of annual Board fees for non-employee Directors will be deferred pursuant to the Deferred Compensation Plan for Non-Employee Directors based upon elections made by non-employee directors prior to December 31, 2013, (see pp. 35-36 for a description of that plan).

Resolution

Ford management will present the following resolution to the meeting:

"RESOLVED, That the Company's 2014 Stock Plan for Non-Employee Directors of Ford Motor Company described in Proposal 4 of the Proxy Statement and shown in Appendix III thereto is approved."

The Board of Directors recommends a Vote "FOR" Proposal 4.

Shareholder Proposals

We expect the following proposals to be presented by shareholders at the annual meeting. Following SEC rules, other than minor formatting changes, we are reprinting the proposals and supporting statements as they were submitted to us. Each of the proposals contains assertions about the Company or other statements that we believe are incorrect. We have not attempted to refute all of these inaccuracies and take no responsibility for the content of the proposals. The Board of Directors has thoroughly considered each proposal and recommends a vote against these proposals for the policy reasons set forth following each proposal.

Proposal 5. — Shareholder Proposal

Mr. John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, who owns 200 shares of common stock, has informed the Company that the following proposal will be presented at the meeting:

Give Each Share An Equal Vote

Resolved: Shareholders request that our Board take steps to adopt a recapitalization plan for all of Ford's outstanding stock to have one-vote per share. This would include all practicable steps including encouragement and negotiation with Ford family shareholders to request that they relinquish, for the common good of all shareholders, any preexisting rights. This proposal is not intended to unnecessarily limit our Board's judgment in crafting the requested change in accordance with applicable laws and existing contracts.

Ford Family shares are allowed 16-votes per share compared to the one-vote per share for regular shareholders. This dual-class voting stock reduces accountability by allowing corporate control to be retained by insiders disproportionately to their money at risk.

The 2013 proposal on this topic won the all-time highest support for any Ford shareholder proposal — 1.5 Billion votes. This proposal topic is believed to have received more than 50% of the independent vote of the non-family Ford stock each year since 2011. It is time that the 58-year practice (1956-2014) of disenfranchising Ford public shareholders be changed for the common benefit of all shareholders.

News Corp. is another company that has shares with unequal voting rights. "If you are buying shares in [News Corp.], it's buyer beware," says Sydney Finkelstein, a professor at Dartmouth's Tuck School of Business. "There is no management or leadership reason to have two classes of stock except to retain control."

The Council of Institutional Investors called for stock exchanges to address a complaint it has had for decades — shares with unequal voting rights. The Council, whose members manage $3 trillion of assets, asked NASDAQ and NYSE Euronext to stop listing companies that offer dual share classes. The effort was directed at curbing a structure the Council has criticized for years as unfair and harmful to long-term stock returns. "This is something that can be fixed and should be fixed by the exchanges," said Ann Yerger, the CII's executive director.

"[Dual shares are] just not right, on principle. And, in some cases, it can cause significant value destruction....As a group [the companies] underperform," said Mike McCauley, senior officer with the Florida State Board of Administration, a CII member that manages $150 billion in pension and insurance funds for the state. A recent study found that companies without the dual-class voting structure outperformed companies with a dual-class structure over a 10-year period. Source: "Investors Ask Exchanges to Nix Dual-Share Listings," The Wall Street Journal, October 10, 2012.

Dual-class stock companies like Ford take shareholder money but do not let shareholders have an equal voice in their company's management. Without a voice, shareholders cannot hold management accountable. Please vote to protect shareholder value:

Give Each Share An Equal Vote

The Board of Directors recommends a Vote "AGAINST" Proposal 5.

The Board of Directors recommends a vote against this Proposal because it is not in the best interests of Ford and you.

The current capital structure has been in place since Ford became a public company in 1956; it was the basis on which those who owned the Company were willing to offer shares to the public and, in the words of the January 17, 1956 Prospectus, "relinquish their exclusive right to vote in the affairs of management." Every purchaser of a share of Ford's common stock since that time has done so based on full disclosure that the Company has two classes of voting stock, consisting of common stock (representing 60% of the voting power), and Class B Stock (representing 40% of the voting power). Indeed, we believe many purchasers of Ford stock are attracted to it because of the dual-class structure, as discussed below. Under the banner of "equal vote," therefore, the Proposal actually seeks to upend the 58-year relationship among the Company's shareholders by ignoring the foundational compact on which that relationship was formed as well as the fundamental equitable interests that holders of both classes of stock established by their reliance on that structure.

Of course, neither history alone nor even the unfairness of upending the shareholders' compact would justify continuing the Company's capital structure if there were any demonstration that the interests of shareholders were being harmed because of that structure. But the proponent of the Recapitalization Proposal demonstrates nothing of the sort, and could not do so. On the contrary, your interests as shareholders have been and will continue to be well served by the Company's longstanding capital structure.

The Ford family has over a 110-year history of significant involvement in the affairs of the Company; they are bound to the Company not just in an economic sense through Class B shares but also on the basis of heritage, stewardship, and loyalty. Members of the Ford family always have played an important role in the Company, and a number of them have served with distinction as directors for much of the Company's history, both before and after it went public in 1956. As a direct result of the dual-class structure, the Ford family has a special interest in the long-term success of the Company and provides stability in the face of short-term market pressures and outside influences. This structure also ensures that the Company has a solid and loyal investor base throughout economic downturns and crises.

Through their actions over the past century, the Ford family has proven that the long-term success of the Company for the benefit of all shareholders has been, and continues to be, the primary purpose of their involvement. This long-term focus is essential for sustained success in our industry. Never was this more evident than during the recent financial crisis. With the unwavering support of the Class B shareholders, Ford was able to maintain a resolute focus on accelerating our ONE Ford Plan not just to survive the crisis while protecting your interests as shareholders rather than going through bankruptcy proceedings, but to build the foundation necessary to establish sustainable and profitable growth for all.

Shareholders, however, need not rely just on history or recent performance to conclude that the Proposal is unnecessary at best, for your interests as shareholders have long been protected within this structure though the Company's adherence to sound corporate governance practices and principles that complement the share capital structure and reinforce the Company's strong commitment to both long-term sustainability and shareholder value. These corporate governance practices are often equal to, or better than, the practices of both single and dual class companies. Among our robust corporate governance practices are the following:

•
Annual election of all directors by majority vote;

•
Common shareholders have the majority voting power, in contrast to the majority of multi-class companies;

•
Class B shareholders do not have the right to elect any directors separately from Common shareholders, in contrast to many dual-class companies;

•
Common shareholders have the right to call special meetings, contrary to the majority of Russell 3000 companies;

•
Thirteen of the sixteen director nominees are independent;

•
Shareholders may act by written consent; and

•
The CEO and Chairman positions are separate, and the Board has a Presiding Independent Director.

In addition to these practices, we have instituted the Creating Value Roadmap Process as our primary risk management tool (see Board's Role in Risk Management on p. 13). The Board has reviewed the Creating Value Roadmap Process and our CEO and Executive Chairman have institutionalized it through jointly signing a policy letter that is binding on all Business Units and Skill Teams.

Ford's corporate governance principles and practices have been recognized as robust and sound by various independent third-parties. In 2013, Ford was once again named by Corporate Responsibility Magazine as one of the 100 Best Corporate Citizens in the United States. Also in 2014, for the fifth consecutive year, Ford was honored by the Ethisphere Institute as one of the World's Most Ethical Companies.

We note that there are competing studies as to the financial performance of dual class companies. Regarding Ford specifically, the Company's performance over the past five years has been exceptional (see p. 43). We believe this performance has been driven by adherence to our ONE Ford Plan. It is important to appreciate that, without accessing taxpayer money or going through a bankruptcy process that would have eliminated shareholder value, we achieved each of the following and more:

•
Financed our plan by accessing the debt markets prior to the onset of the financial crisis;

•
Invested in new products and technologies that allowed us to emerge from the crisis with the freshest product portfolio in the industry and positioned ourselves to maintain that leadership position;

•
Retained our interest in Ford Motor Credit Company, our strategically important finance company;

•
Paid back our secured financing by returning to profitability and maintaining strong profits and cash flow;

•
Reinstated a dividend in 2012, doubled the dividend rate in the first quarter of 2013, and increased it by an additional 25%, to 12.5 cents per share, in the first quarter of 2014; and

•
Returned to an investment grade credit rating by four of the major credit rating agencies.

Our sustained financial performance and corporate governance practices indicate that the interests of all shareholders have been protected under the current structure.

We do not believe that a "one-size-fits-all" approach to corporate governance is appropriate, as best practices for cyclical businesses such as the auto industry may differ from those in other industries. The Board believes that our ownership structure has helped insulate our Company from business cycles and related short-term pressures, while allowing the Board and senior management to focus on our long-term success.

In short, the current share capital structure is in the best interests of the Company. The support of the Class B shareholders has provided significant stability to the business, and the long history of Ford family involvement in the Company has been one of its greatest strengths. For the reasons stated above, the Board of Directors recommends a vote against this Proposal because it is not in the best interests of Ford and you.

The Board of Directors recommends a Vote "AGAINST" Proposal 5.

Proposal 6. — Shareholder Proposal

Mr. James McRitchie of 9295 Yorkship Court, Elk Grove, California 95758, who owns 900 shares of common stock, has informed the Company that the following proposal will be presented at the meeting:

Special Shareowner Meetings

Resolved, Shareowners ask our board to take the steps necessary unilaterally (to the fullest extent permitted by law) to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage permitted by law above 10%) the power to call a special shareowner meeting.

This includes that such bylaw and/or charter text will not have any exclusionary or prohibitive language in regard to calling a special meeting that apply only to shareowners but not to management and/or the board (to the fullest extent permitted by law). This proposal does not impact our board's current power to call a special meeting.

Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may become moot by the next annual meeting. This proposal topic won more than 70% support at Edwards Lifesciences and SunEdison in 2013.

This proposal should also be more favorably evaluated due to our Company's clearly improvable environmental, social and corporate governance performance as reported in 2013:

GMI Ratings, an independent investment research firm, rated our company F for its board and reported $68 million for Alan Mulally. Ford had not adopted specific stock ownership guidelines for independent directors. Not one audit committee member had substantial industry knowledge and not one independent director had expertise in risk management. Richard Manoogian (age 76) chaired our executive pay committee and received our highest negative votes. James Hackett, who recently joined our board, had longtime ties to Bill Ford which landed him on our board. Five directors had more that 15-years long-tenure each which has a negative relationship with director independence.

In additional to $68 million for our CEO Ford could also give long-term incentive pay to our CEO for below-medium performance. There were also excessive CEO perks. Unvested equity pay would not lapse upon CEO termination. Ford had not incorporated links to environmental or social performance in its incentive pay policies. The company had not implemented OSHAS 18001 as its occupational health and safety management system. GMI said Ford had higher accounting and governance risk than 86% of companies and a higher shareholder class action litigation risk than 95% of all rated companies. Plus there were related party transactions.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value.

Special Shareowner Meetings

The Board of Directors recommends a Vote "AGAINST" Proposal 6.

The Board of Directors recommends a vote against this Proposal because it is not in the best interests of you and Ford.

Our By-Laws allow thirty percent of the total outstanding shares of either class of stock to call a special meeting. This minimum ownership requirement is a reasonable one, designed to strike a balance between assuring that shareholders have a means of calling a meeting of shareholders and avoiding the management distraction and significant expense associated with special meetings (printing and postage costs could be in excess of $1 million). Reducing the threshold to ten percent would allow a relatively small group of shareholders to call a meeting on a matter that could be of interest only to that small group of investors and of limited or no concern to the large majority of shareholders. The current thirty percent threshold protects shareholder interests by ensuring that special meeting matters are: (i) of concern to a significant number of shareholders; (ii) worth the significant expense to the Company; and (iii) not an unnecessary distraction to management. The proponent has offered no explanation why a lower threshold would be in the best interests of shareholders or how a lower threshold would address his concerns.

Ford's current By-Law provision is already well within the mainstream of public company governance. According to one of the main proxy advisory firms, as of January 25, 2013, only forty-eight percent of the Russell 3000 companies permit shareholders to call special meetings. Ford's current special meeting By-Law is therefore already more solicitous of shareholder ability to call such meetings than most other companies studied. Furthermore, among seventy-eight other dual- or multi-class companies in the S&P 1500 as of October 2012, eighty-nine percent have a higher threshold than Ford for shareholders to call special meetings.

Finally, we believe it is appropriate to correct some of the proponent's claims concerning our Board and our governance. The proponent alleges that "[n]ot one audit committee member had substantial industry knowledge and not one independent director had expertise in risk management." On the contrary, Stephen Butler, the Chair of the Audit Committee, is a Certified Public Accountant, and had a 33-year career with KPMG, LLP, culminating in his service as chairman and CEO from 1996 until his retirement in 2002. In addition, James Hance is a Certified Public Accountant, worked for Price Waterhouse for 17 years, and is the former CFO of Bank of America. We are sure you agree that these exceptionally qualified individuals have substantial knowledge that is pertinent to our business. Additionally, the proponent's claim that not one independent director had expertise in risk management is clearly erroneous. Many of our independent directors are the former and current presidents, CEOs, and CFOs of well-known multi-national companies (see Directors' biographical information on pp. 26-34). Experience in senior leadership positions in multi-national companies provides a wealth of risk management experience that is transferable across a broad spectrum of industries. We believe the proponent's claims are unsupported, and we urge you to dismiss them in making your voting decision.

For the reasons discussed above, the Board of Directors does not believe that the shareholder proposal is in your best interests, and it is certainly not in the best interests of the Company. Our focus on the ONE Ford Plan is continuously driving value for our shareholders with payment of growing, sustainable dividends, and has resulted in a healthier business with reduced risk. We encourage you to allow us to continue that focus and to vote "against" this Proposal.

The Board of Directors recommends a Vote "AGAINST" Proposal 6.

Other Items

 Shareholder Proposals for 2015

Unless the Board of Directors determines otherwise, next year's annual meeting will be held on May 14, 2015. Any shareholder proposal intended for inclusion in the proxy materials for the 2015 annual meeting must be received by the Company's Secretary no later than November 28, 2014, and can be sent via facsimile to 313-248-8713. Shareholder proposals submitted outside of the process described in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, will not be considered at any annual meeting of shareholders. The Company will not include in the Notice of Annual Meeting proposals not in compliance with SEC Rule 14a-8 and, under the Company's By-Laws, no business other than that stated in the notice of meeting can be transacted at the meeting.

Annual Report and Other Matters

Ford's 2013 Annual Report, including consolidated financial statements, has been mailed to you or can be viewed by following the instructions on the Notice and Access letter received by you. A list of the shareholders of record entitled to vote at the annual meeting will be available for review by any shareholder, for any purpose related to the meeting, between 8:30 a.m. and 5:00 p.m. local time at Ford Motor Company, World Headquarters, One American Road, Dearborn, Michigan, and the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, for ten days prior to the meeting and on the day of the meeting.

Multiple Shareholders Sharing the Same Address

If you and other residents at your mailing address own shares of common stock in "street name," your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement or Notice of Internet Availability of Proxy Materials. This practice is known as "householding," designed to reduce our printing and postage costs. If, however, any shareholder residing at such an address wishes to receive a separate annual report, proxy statement or Notice of Internet Availability of Proxy Materials, he or she may contact your broker. For registered holders, he or she may telephone the Shareholder Relations Department at 800-555-5259 or 313-845-8540 or write to them at One American Road, Suite 1026, Dearborn, Michigan 48126-2798.

Expenses of Solicitation

Ford will pay the cost of soliciting proxies in the accompanying form. We do not expect to pay any fees for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, by telephone, facsimile transmission or other means of electronic communication, by directors, officers and other employees of the Company.

Bradley M. Gayton
 Secretary

March 28, 2014

Directions to the Annual Meeting Site

The 2014 Annual Meeting of Shareholders is being held in the DuPont Theatre at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware. Directions to the Hotel du Pont are as follows:

DIRECTIONS TO HOTEL DU PONT
11th and Market Streets, Wilmington, DE 19801
302-594-3100/800-441-9019

FROM PHILADELPHIA ON I-95 SOUTH

1.
Take I-95 South through Chester to Wilmington.
2.
Follow I-95 South to Exit 7A marked "52 South, Delaware Ave."
3.
Follow exit road (11th Street) to intersection with Delaware Ave. marked "52 South, Business District."
4.
At the Delaware Ave. intersection, bear left, continuing on 11th Street.
5.
Follow 11th Street through four traffic lights. Hotel du Pont is on the right. Valet Parking is available at Hotel entrance. For self-parking, turn left on Orange Street, Car Park is on left.

FROM ROUTE 202

1.
Follow Route 202 to I-95 intersection. Take I-95 South.
2.
Take I-95 South, follow steps 2-5 above.

FROM BALTIMORE ON 1-95 NORTH

1.
Follow I-95 North to Wilmington, take Exit 7 marked "Route 52, Delaware Ave."
2.
From right lane, take Exit 7 onto Adams Street.
3.
At the third traffic light on Adams Street, turn right. Follow sign marked "52 South, Business District."
4.
At the Delaware Ave. intersection, bear left, continuing on 11th Street.
5.
Follow 11th Street through four traffic lights. Hotel du Pont is on the right. Valet Parking is available at Hotel entrance. For self-parking, turn left on Orange Street, Car Park is on left.

FROM NEW JERSEY (NEW JERSEY TURNPIKE)

1.
Take the New Jersey Turnpike South to Delaware Memorial Bridge.
2.
After crossing the Delaware Memorial Bridge, follow signs to I-95 North.
3.
From I-95 North, follow steps 1-5 above.

BY TRAIN:    Amtrak train service is available into Wilmington, Delaware Station. The Hotel du Pont is located approximately twelve blocks from the train station.

Appendix I

Shown below is a reconciliation between financial statement Net cash provided by/(used in) operating activities and operating-related cash flows, for the last three years (in billions):

	2013	2012	2011
Net cash provided by/(used in) operating activities	$7.7	$6.3	$9.4
Items included in operating-related cash flows
Capital spending	(6.6)	(5.5)	(4.3)
Proceeds from the exercise of stock options	0.3	—	0.1
Net cash flows from non-designated derivatives	(0.3)	(0.8)	0.1
Items not included in operating-related cash flows
Separation payments	0.3	0.4	0.3
Funded pension contributions	5.0	3.4	1.1
Tax refunds, tax payments, and tax receipts from affiliates	(0.3)	(0.1)	(1.4)
Settlement of outstanding obligation with affiliates	—	(0.3)	—
Other	—	—	0.3

Operating-related cash flows	$6.1	$3.4	$5.6

I-1

Appendix II

Total Company results:

	2013	2012	2011
	(Mils.)	(Mils.)	(Mils.)
Income
Pre-tax results (excl. special items)	$8,569	$7,966	$8,763
Special items	(1,568)	(246)	(82)

Pre-tax results (incl. special items)	$7,001	$7,720	$8,681

	2013	2012	2011
	(Mils.)	(Mils.)	(Mils.)
Special Items(a)
Personnel and Dealer-Related Items
Separation-related actions(b)	$(856)	$(481)	$(176)
Mercury discontinuation/Other dealer actions	—	(71)	(151)

Total Personnel and Dealer-Related Items	(856)	(552)	(327)
Other Items
U.S. pension lump-sum program	(594)	(250)	—
FCTA — subsidiary liquidation	(103)	(4)	—
CFMA restructuring	—	625	—
Loss on sale of two component businesses	—	(174)	—
AAI consolidation(c)	—	136	—
FordSollers gain	—	—	401
Belgium pension settlement	—	—	(109)
Debt reduction actions	—	—	(60)
Other	(15)	(27)	13

Total Other Items	(712)	306	245

Total Special Items	$(1,568)	$(246)	$(82)

(a)
Pre-tax results include certain items ("special items") that we have grouped into "Personnel and Dealer-Related Items" and "Other Items" to provide useful information to investors about the nature of the special items. The first category includes items related to our efforts to match production capacity and cost structure to market demand and changing model mix and therefore helps investors track amounts related to those activities. The second category includes items that we do not generally consider to be indicative of our ongoing operating activities, and therefore allows investors analyzing our pre-tax results to identify certain infrequent significant items that they may wish to exclude when considering the trend of ongoing operating results.

(b)
For 2013, primarily related to separation costs for personnel at the Genk and U.K. facilities.

(c)
The special item of $136 million is comprised of the $155 million gain from the consolidation of AAI, less a related $19 million adjustment for sales in September 2012 of Ford-brand vehicles produced by AAI.

II-1

Appendix III

2014 STOCK PLAN FOR
NON-EMPLOYEE DIRECTORS OF
FORD MOTOR COMPANY

1.      Purpose

  (a)
  Purpose. The purpose of the Plan is to provide certain compensation to Eligible Directors of the Company and to encourage exceptional director performance by providing such directors with an interest in the Company's success and progress by granting them stock-based awards.

  (b)
  Effective Date; Shareholder Approval. The effective date of the Plan is January 1, 2014, subject to the approval of the Plan by the Company's shareholders in a manner that satisfies the requirements of the General Corporation Law of the State of Delaware and the rules of the New York Stock Exchange.

2.     Definitions

  (a)
  "Award" means any form of award granted under the Plan, whether singly or in combination, to a Participant by the Committee pursuant to any terms and conditions that the Committee may establish in accordance with the Board Policy and any applicable Award Agreement. Awards granted under the Plan may consist of (i) Restricted Stock awarded pursuant to Section 6; (ii) Restricted Stock Units awarded pursuant to Section 6; (iii) Stock Options awarded pursuant to Section 7; and (iv) Stock Appreciation Rights awarded pursuant to Section 7.

  (b)
  "Award Agreement" means, with respect to any Award granted to a Participant, the document issued, either in writing or an electronic medium, by the Committee to a Participant evidencing the grant of such Award.

  (c)
  "Board" means the Board of Directors of the Company

  (d)
  "Board Policy" means the policy adopted by the Board and attached hereto as Schedule A, which shall provide for the making of grants of Awards (including annual and other periodic awards) as well as certain terms of such Awards (including, without limitation, the timing, amount, and form of Award grants) and which may be amended from time to time by the Board in its sole discretion.

  (e)
  "Change in Control" has the meaning ascribed to the phrase "Changes in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation" under U.S. Treasury Department Regulations Section 1.409A-3(i)(5), as revised from time to time in either subsequent proposed or final regulations, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.

  (f)
  "Code" means the Internal Revenue Code of 1986, as amended.

  (g)
  "Committee" means the Nominating and Governance Committee of the Board or any successor committee or subcommittee of the Board or other committee or subcommittee designated by the Board.

  (h)
  "Common Stock" means common stock of par value of $0.01 per share of the Company.

  (i)
  "Company" means Ford Motor Company.

  (j)
  "Disability" has the meaning ascribed to the term "Disability" under U.S. Treasury Department Regulations Section 1.409A-3(i)(4), as revised from time to time in either subsequent proposed or final

III-1

    regulations, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.

  (k)
  "Dividend Equivalents" means an amount equal to the cash dividend or the Fair Market Value of the stock dividend that would be paid on each Share underlying an Award if the Share were duly issued and outstanding on the date on which the dividend is payable.

  (l)
  "Effective Date" means January 1, 2014.

  (m)
  "Eligible Director" means a member of the Board, elected or appointed, who is not also an active employee of the Company or any of its subsidiaries or affiliates. An individual who is elected to the Board at an annual meeting of the shareholders of the Company will be deemed to be a member of the Board as of the date of such meeting.

  (n)
  "Election Form" means the form attached hereto as Schedule B, as amended from time to time, whereby an Eligible Director makes the annual election provided for in Section 1(c) of the Board Policy.

  (o)
  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (p)
  "Exercise Price" means the price of a Share, as fixed by the Committee, which may be purchased under a Stock Option or with respect to which the amount of any payment pursuant to a Stock Appreciation Right is determined.

  (q)
  "Fair Market Value" means the closing price at which Common Stock shall have been reported on the New York Stock Exchange on the date as of which the determination is being made or, if the closing price of Common Stock is unavailable on such Exchange on such date, on the next preceding day on which there was such closing price.

  (r)
  "Nonqualified Stock Option" means a Stock Option that is not intended to meet the requirements of Code Section 422 or that otherwise does not meet such requirements.

  (s)
  "Participant" means an Eligible Director who has been granted an Award under the Plan.

  (t)
  "Plan" means the 2014 Stock Plan for Non-Employee Directors of Ford Motor Company, which shall be evidenced by this instrument, as may be amended from time to time.

  (u)
  "Restricted Stock" means Shares issued pursuant to Section 6 that are subject to any restrictions that the Committee, in its sole discretion, may impose.

  (v)
  "Restricted Stock Unit" means a Unit granted under Section 6 to acquire one Share or an equivalent amount in cash, which Unit is subject to any restrictions that the Committee, in its sole discretion, may impose.

  (w)
  "Securities Act" means the Securities Act of 1933, as amended.

  (x)
  "Share" means a share of Common Stock.

  (y)
  "Stock Appreciation Right" means a right granted under Section 7 to an amount of cash or Shares or a combination of cash and Shares equal to any increase in the Fair Market Value of Common Stock between the date on which the Stock Appreciation Right is granted and the date on which the right is exercised.

  (z)
  "Stock Option" means a right granted under Section 7 to purchase from the Company a stated number of Shares at a specified price.

  (aa)
  "Unit" means the potential right to acquire one Share.

3.     Administration

  (a)
  The Committee. The Plan shall be administered by the Committee.

III-2

  (b)
  Authority. The Committee will have authority, in its sole and absolute discretion and subject to the terms of the Plan (including the Board Policy), to (i) interpret the Plan; (ii) prescribe the rules and regulations that it deems necessary for the proper operation and administration of the Plan, and amend or rescind any existing rules or regulations relating to the Plan; (iii) determine eligibility for the grant of Awards; (iv) determine the form of Awards (to the extent permitted under the Board Policy), all terms and conditions of an Award, including, without limitation, the conditions on exercise or vesting and the terms of Award Agreements; (v) determine whether Awards will be granted singly, in combination or in tandem; (vi) waive or amend any terms, conditions, restrictions or limitations on an Award, to the extent permissible under applicable law, including without limitation Code Section 409A; (vii) in accordance with Section 9, make any adjustments to the Plan, any Award Agreement and any Award that it deems appropriate (including but not limited to adjustment of the number of Shares Available under the Plan or any Award); (viii) provide for the deferred payment of Awards and the extent to which payment will be credited with Dividend Equivalents; (ix) determine whether Awards may be transferable to family members, a family trust, a family partnership, or otherwise; and (x) take any and all other actions it deems necessary or advisable for the proper operations or administration of the Plan.

  (c)
  Effects of Determination. All determinations of the Committee will be final, binding and conclusive on all persons having an interest in the Plan.

  (d)
  Delegation of Authority. The Committee, in its discretion and consistent with applicable law and regulations, may delegate its authority and duties under the Plan to any other individual or committee as it deems to be advisable, under any conditions and subject to any limitations that the Committee may establish.

  (e)
  Employment of Advisors. The Committee may employ attorneys, consultants, accountants and other advisors, and the Committee, the Company and the officers and directors of the Company may rely upon the advice, opinions or valuations of the advisors employed.

  (f)
  No Liability. No member of the Committee will be liable for any losses resulting from any action, interpretation or construction made in good faith with respect to the Plan, the Board Policy, any Award Agreement, or any Award granted under the Plan.

4.     Eligibility and Grants

  (a)
  Eligibility. All Eligible Directors are eligible to receive Awards granted under the Plan.

  (b)
  Grants. Subject to the terms and provisions of the Plan and the Board Policy, the Committee may grant Awards to Eligible Directors upon such terms and conditions as the Committee may determine in its sole discretion. All Awards will be evidenced by Award Agreements. Awards may be granted singly or in combination or in tandem with other Awards.

5.     Share Limits

  (a)
  Aggregate Share Limit. Subject to adjustment as provided in Section 9, the maximum aggregate number of Shares with respect to which Awards may be granted shall be 10,000,000. Each Share issued pursuant to the Plan will count as one Share against such share limit. If an Award terminates, expires or is forfeited or cancelled for any reason without the issuance of Shares, or is settled in cash, the Shares underlying such Award will be available for future Awards under the Plan. The number of Shares subject to an Award of Stock Appreciation Rights shall be counted against the limit set forth in this section as one Share for every one Share subject to an Award of Stock Appreciation Rights regardless of whether a net number of Shares are actually issued to settle such Stock Appreciation Rights upon the exercise thereof. Shares utilized under the Plan may be either authorized but unissued Shares or issued Shares reacquired by the Company, as determined by the Board from time to time.

III-3

  (b)
  Individual Share Limit. The maximum aggregate number of Shares with respect to which Awards may be granted in any one calendar year to any one Participant shall be 50,000.

6.     Restricted Stock Units and Restricted Stock

  (a)
  General. Subject to the terms and provisions of the Plan and the Board Policy, the Committee may grant Restricted Stock Units and Restricted Stock under the Plan pursuant to the terms and conditions that the Committee, in its sole discretion, may determine and set forth in the applicable Award Agreement (including, without limitation, the periods of restriction, the date of grant and the effect, if any, of a Change in Control, death, Disability or retirement or other termination of a Participant's directorship on such Restricted Stock Units or Restricted Stock). As soon as reasonably practicable after Restricted Stock has been granted, the Company shall cause Shares of Restricted Stock to be issued in the name of the Participant.

  (b)
  Voting and Dividend Rights. Unless otherwise determined by the Committee and set forth in a Participant's Award Agreement, such Participant shall have (i) no voting rights or dividend or dividend equivalent rights with respect to any Restricted Stock Units granted hereunder and (ii) the right to exercise full voting rights, and to receive all dividends and other distributions paid, with respect to any Shares of Restricted Stock granted hereunder.

  (c)
  Dividend and Dividend Equivalents. At the discretion of the Committee determined at the time of grant and as set forth in the Board Policy or in the applicable Award Agreement, dividends issued on Shares of Restricted Stock or Dividend Equivalents credited with respect to Restricted Stock Units, may be paid immediately or withheld and deferred in the Participant's account provided that with respect to any Restricted Stock or Restricted Stock Units subject to Code Section 409A, the payment of such dividends or Dividend Equivalents shall comply with Code Section 409A. The Committee will determine any terms and conditions of deferral, including the rate of interest to be credited on deferrals and whether interest will be compounded.

  (d)
  Other Restrictions. The Committee may, in its sole discretion and as set forth in the applicable Award Agreement, impose any other conditions and/or restrictions on Restricted Stock Units or Restricted Stock granted pursuant to the Plan that it deems appropriate, including any vesting schedule or forfeiture conditions. The Committee has discretion to provide for an incremental lapse of restrictions or for a lapse of restrictions upon satisfaction of certain conditions. For the avoidance of doubt, the Committee also has the discretion to grant Restricted Stock Units that vest immediately upon grant and permit Eligible Directors to elect the settlement date of such Restricted Stock Units, provided that any such election must be made in accordance with Code Section 409A.

  (e)
  Delivery of Restricted Stock. When any restrictions on Shares of Restricted Stock lapse, the Participant or the Participant's beneficiary or estate, as the case may be, shall receive Common Stock for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed, free of all such restrictions. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value (measured as of the date the restrictions lapse) of such fractional share to the Participant or the Participant's beneficiary or estate, as the case may be.

  (f)
  Vesting of Restricted Stock Units. Restricted Stock Units will vest in whole Shares when restrictions lapse and any other conditions set forth in the applicable Award Agreement have been satisfied provided that with respect to any Restricted Stock Units subject to Code Section 409A such vesting will occur in a manner that complies with Code Section 409A.

  (g)
  Deferred Restricted Stock Units. Subject to Section 12(j) hereof and to the extent determined by the Committee, Participants shall be permitted to request the deferral of settlement of vested Restricted Stock Units to a date later than the payment date specified in the Award Agreement, provided that any such election be made in accordance with Code Section 409A.

III-4

7.     Stock Options and Stock Appreciation Right

  (a)
  General. Subject to the terms and provisions of the Plan and the Board Policy, the Committee may grant Stock Options and/or Stock Appreciation Rights under the Plan pursuant to the other terms and conditions that the Committee, in its sole discretion, may determine and set forth in the Award Agreement (including, without limitation, the Exercise Price, the maximum duration of the Stock Option or Stock Appreciation Right, the conditions upon which a Stock Option or Stock Appreciation Right will vest and become exercisable, the date of grant and the effect, if any, of a Change in Control, death, Disability or retirement or other termination of a Participant's directorship on such Stock Options or Stock Appreciation Rights).

  (b)
  Form. Each Stock Option granted under the Plan will be a Nonqualified Stock Option. Stock Appreciation Rights may be granted either alone or in connection with concurrently or previously issued Stock Options.

  (c)
  Exercise Price. The Committee will set the Exercise Price of Stock Options or Stock Appreciation Rights granted under the Plan at a price that is equal to or greater than the Fair Market Value of a Share on the date of grant, subject to adjustment as provided in Section 9. The Exercise Price of a Stock Appreciation right granted in tandem with a Stock Option will be equal to the Exercise Price of the related Stock Option. The Committee will set forth the Exercise Price of a Stock Option or Stock Appreciation right in the Award Agreement.

  (d)
  Duration of Stock Options. Each Stock Option and Stock Appreciation Right granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided; however, no Stock Option or Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary of its date of grant.

  (e)
  Timing of Exercise. Each Stock Option or Stock Appreciation Right granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions will be set forth in the applicable Award Agreement and need not be the same for each grant or for each Participant.

  (f)
  Payment of Stock Option Exercise Price. The Exercise Price of a Stock Option must be paid in full when the Stock Option is exercised. Shares will be issued only upon receipt of payment. Unless the Committee shall provide otherwise in any form of Award Agreement, any payment for Shares purchased upon exercise of a Stock Option granted hereunder may be made in cash, by delivery of Shares beneficially owned by the Participant or by a combination of cash and Shares, at the election of the Participant. Any such Shares so delivered shall be valued at their Fair Market Value on the date of such exercise. The Committee shall determine whether and if so the extent to which actual delivery of share certificates to the Company shall be required.

  (g)
  Exercise of Stock Appreciation Rights. Upon exercise, Stock Appreciation Rights may be redeemed for cash or Shares or a combination of cash and Shares, in the discretion of the Committee, and as described in the Award Agreement. Cash payments will be equal to the excess of the Fair Market Value of a share on the date of exercise over the Exercise Price, for each Share for which a Stock Appreciation right was exercised. If the Stock Appreciation Right is redeemed for Shares, the Participant will receive a number of whole Shares equal to the quotient of the cash payment amount divided by the Fair Market Value of a Share on the date of exercise. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share to the Participant or the Participant's beneficiary or estate, as the case may be.

III-5

  (h)
  Certain Prohibitions. The following terms or actions shall not be permitted with respect to any Award of Stock Options or Stock Appreciation Rights:

  1)
  No Repricing. Except as otherwise provided in Section 9, in no event will the Committee decrease the Exercise Price of a Stock Option or Stock Appreciation Right after the date of grant or cancel outstanding Stock Options or Stock Appreciation Rights and grant replacement Stock Options or Stock Appreciation Rights with a lower Exercise Price than that of the replaced Stock Options or Stock Appreciation Rights or other Awards or purchase underwater Stock Options from a Participant for cash or replacement Awards without first obtaining the approval of the Company's shareholders in a manner that complies with the rules of the New York Stock Exchange.

  2)
  No Dividend Equivalents. The Committee shall not provide for the payment of Dividend Equivalents with respect to Stock Options or Stock Appreciation Rights.

  3)
  No Reload Options. The Committee shall not grant Stock Options or Stock Appreciation Rights that have reload features under which the exercise of a Stock Option or Stock Appreciation Right by a Participant automatically entitles the Participant to a new Stock Option or Stock Appreciation Right.

  4)
  No Additional Deferral Features. The Committee shall not grant Stock Options or Stock Appreciation Rights that have "additional deferral features" as described in Code Section 409A, thereby subjecting the Stock Option or Stock Appreciation Right to the requirements of Code Section 409A.

  (i)
  Termination of Directorship. Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise a Stock Option or Stock Appreciation Right following termination of the Participant's service as an Eligible Director (whether by death, Disability, retirement or any other reason). Such provision shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all Stock Options or Stock Appreciation Rights granted, and may reflect distinctions based on the reasons for termination.

8.     Regulatory Compliance and Listing

  The issuance or delivery of any Shares in settlement of an Award may be postponed by the Company for such period as may be required to comply with any applicable requirements under the Federal securities laws, any applicable listing requirements of any national securities exchange and requirements under any other law or regulation applicable to the issuance or delivery of such Shares, and the Company shall not be obligated to issue or deliver any Shares if issuance or delivery of such Shares shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

9.     Adjustment Upon Certain Changes

  (a)
  Shares Available for Grants. In the event of any change in the number of Shares outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of Shares or similar corporate change, the maximum aggregate number of Shares with respect to which the Committee may grant Awards and the maximum aggregate number of Shares with respect to which the committee may grant Awards to any individual Eligible Director in any calendar year shall be appropriately adjusted by the Committee. In the event of any change in the number of Shares outstanding by reason of any other similar event or transaction, the Committee may, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of Shares with respect to which Awards may be granted.

  (b)
  Increase or Decrease in Issued Shares without Consideration. Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued Shares

III-6

    resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only on the Shares), or any other increase or decrease in the number of such Shares effected without receipt or payment of consideration by the Company, the Committee shall equitably adjust the number of Shares subject to each outstanding Award and the Exercise Price per Share of each such Award. In addition, in the event of any extraordinary dividend declared and paid by the Company without receipt of consideration by the Company, the Committee shall, in such manner as it deems appropriate, adjust (a) the number and kind of Shares subject to outstanding Awards and (b) the aggregate Exercise Price per Share of outstanding Options and Stock Appreciation Rights to reflect such distribution.

  (c)
  Certain Mergers. Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger, consolidation or similar transaction as a result of which the holders of Shares receive consideration consisting exclusively of securities of such surviving corporation, the Committee shall have the power to adjust each Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of Shares subject to such Award would have received in such merger or consolidation.

  (d)
  Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving the Company in which the Company is not the surviving corporation or (iv) a merger, consolidation or similar transaction involving the Company in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash, the Committee shall, subject to Code Section 409A to the extent applicable and otherwise in its sole discretion, have the power to:

  1)
  cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each Share subject to such Award equal to the value, as determined by the Committee in its reasonable discretion, of such Award, provided that with respect to any outstanding Stock Option such value shall be equal to the excess of (A) the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of a Share as a result of such event over (B) the Exercise Price of such Stock Option; or

  2)
  provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to, as appropriate, some or all of the property which a holder of the number of Shares subject to such Award would have received in such transaction and, incident thereto, make an equitable adjustment in accordance with U.S. Treasury Department Regulations Section 1.409A-1(b)(5)(v)(D) and as determined by the Committee in its reasonable discretion in the Exercise Price of the Award, or the number of Shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participant to whom such Award was granted in partial consideration for the exchange of the Award.

  (e)
  Other Changes. In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to in subsections (b), (c) or (d) of this Section 9, the Committee shall make equitable adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in such other terms of such Awards.

  (f)
  No Other Rights. Except as expressly provided in the Plan, no Eligible Director shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Award.

III-7

  (g)
  Code Section 409A. Notwithstanding anything to the contrary, any adjustment made pursuant to this Section 9 to the number of shares subject to an Award or to the Exercise Price of any Award shall be made in accordance with, and to the extent permitted by, Code Section 409A and applicable regulations thereunder.

10.   Termination or Amendment of the Plan

  (a)
  Amendment. The Board may at any time and from time to time alter or amend the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Section 8), provided that, unless otherwise necessary to comply with applicable law, the rights of a Participant with respect to Awards granted prior to such alteration or amendment may not be impaired without the consent of such Participant and, further, that without the approval of the Company's shareholders, no amendment shall be made if shareholder approval is required by applicable law or in order to comply with the rules of the New York Stock Exchange or if such amendment materially increases the number of Shares that may be issued under the Plan (other than an increase pursuant to Section 9).

  (b)
  Termination. The Plan will terminate upon the earliest of the following dates or events to occur:

  1)
  the adoption of a resolution of the Board terminating the Plan;

  2)
  the final adjournment of the Company's 2014 Annual Meeting of Shareholders if shareholder approval of the Plan has not been received prior to that time; and

  3)
  the 10th anniversary of the Effective Date.

    No Awards will be granted under this Plan after it has terminated. Except as otherwise provided in the last sentence of this Section 10(b), the termination of the Plan will not alter or impair any of the rights or obligations of any person without consent under any Award previously granted under the Plan and any previously granted Awards will remain in effect and will continue to be governed by the terms of the Plan, the applicable Board Policy, and the applicable Award Agreement. Notwithstanding anything contained herein to the contrary, if shareholder approval of the Plan is not obtained as of the final adjournment of the Company's 2014 Annual Meeting of Shareholders, any Awards previously granted will be cancelled.

11.    Non-transferability of Awards

  (a)
  Restrictions on Transfer of Restricted Stock or Restricted Stock Units. Until the expiration of the applicable restriction period and settlement has occurred, no Award of Restricted Stock or Restricted Stock Units under the Plan shall be transferred, pledged, hedged, assigned or otherwise disposed of by a Participant, and no other persons will otherwise acquire any rights therein, except as permitted by the Plan or Award Agreement, without the consent of the Committee, otherwise than by will or the laws of descent and distribution.

  (b)
  Restrictions on Transfer of Stock Options or Stock Appreciation Rights. Unless the Committee determines otherwise, no Award of a Stock Option or Stock Appreciation Right shall be pledged or otherwise transferable, or its economic risk hedged, by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of a Participant the Stock Option or Stock Appreciation Right shall be exercisable only by such Participant or such Participant's guardian or legal representative.

12.   Miscellaneous

  (a)
  No Implied Rights. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for re-election by the Company's shareholders.

III-8

  (b)
  Withholding of Taxes. The Company shall have the right to require, prior to the issuance or delivery of Shares in settlement of any Award, payment by the Participant of any taxes required by law with respect to the issuance or delivery of such Shares. Such amount may be paid in cash, in Shares previously owned by the Participant, by withholding a portion of the Shares that otherwise would be distributed to such Participant upon settlement of the Award or a combination of cash and Shares.

  (c)
  Code Section 83(b) Elections. The Company and the Committee have no responsibility for a Participant's election, attempt to elect or failure to elect, pursuant to Code Section 83(b), to include the value of an Award of Restricted Stock or other award subject to Code Section 83 in the Participant's gross income for the year of payment. Any Participant who makes an election pursuant to Code Section 83(b) will promptly provide the Committee with a copy of the election form.

  (d)
  No Obligation to Exercise Awards; No Right to Notice of Expiration Date. The grant of a Stock Option or Stock Appreciation Right will impose no obligation upon the Participant to exercise the Award. The Company and the Committee have no obligation to inform a Participant of the date on which a Stock Option or Stock Appreciation right lapses except as provided in the Award Agreement.

  (e)
  No Rights as Shareholders. Except as expressly set forth in the Plan or the applicable Award Agreement, a Participant granted an Award under the Plan will have no rights as a shareholder of the Company with respect to the Award unless and until the Shares underlying the Award are issued and delivered to the Participant. The right of any Participant to receive an Award by virtue of participation in the Plan will be no greater than the right of any unsecured general creditor of the Company.

  (f)
  Indemnification of Committee. The Company will indemnify, to the fullest extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that the person, or the executor or administrator of the person's estate, is or was a member of the Committee or a delegate of the Committee.

  (g)
  No Required Segregation of Assets. The Company will not be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

  (h)
  Governing Law. The Plan and all determinations made and actions taken under the Plan will be governed by the internal substantive laws, and not the choice of law rules, of the State of Michigan and construed accordingly, to the extent not superseded by applicable Federal law.

  (i)
  Severability. If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability will not affect any other parts of the Plan, which will remain in full force and effect.

  (j)
  Code Section 409A. With respect to Awards subject to Code Section 409A, this Plan is intended to comply with the requirements of such Section, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of such Section and the related regulations, and the Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award Agreement or Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Any reservation of rights or discretion by the Company or Committee hereunder affecting the payment of any Award subject to Code Section 409A will only be as broad as is permitted by Code Section 409A and any regulations thereunder.

III-9

SCHEDULE A

BOARD POLICY FOR NON-EMPLOYEE DIRECTOR STOCK AWARDS
(Effective January 1, 2014)

The Board of Directors (the "Board") of Ford Motor Company (the "Company") adopts this Board Policy for Non-Employee Director Stock Awards (the "Board Policy") in furtherance of the 2014 Stock Plan for Non-Employee Directors of Ford Motor Company (the "Plan"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them under the Plan or an Award Agreement.

1.      Grants of Restricted Stock Units

  (a)
  Mandatory Percentage of Board Fees Paid in Restricted Stock Units. Sixty-percent (60%) of the annual Board membership fee for Eligible Directors (the "Mandatory Portion") will be delivered in Restricted Stock Units that vest immediately upon the Annual Grant Date under the Plan and pursuant to the terms and conditions of the Board Policy and any applicable Award Agreement.

  (b)
  Discretionary Percentage of Board Fees Paid in Restricted Stock Units. In accordance with Section (c) below, any Eligible Director may elect to have any or all of the remaining Annual Board Fees (the "Discretionary Portion") paid in Restricted Stock Units that vest immediately upon the Annual Grant Date under the Plan and pursuant to the terms and conditions of the Board Policy and any applicable Award Agreement. "Annual Board Fees" means the annual Board membership fee, the annual presiding director fee, and the annual Board committee chair fees.

  (c)
  Annual Election. Each Eligible Director, or nominee for election as a director, shall be entitled to make the following irrevocable elections by completing, signing and dating an election form (the "Election Form") on or before December 31 of any year relating to the Annual Board Fees payable to such Director during the following year for service on the Board and its Committees:

  (i)
  The percentage of the Discretionary Portion of the Annual Board Fees that will be paid in Restricted Stock Units.

  (ii)
  The settlement schedule for 100% of the Restricted Stock Units granted in the following year, including Additional Restricted Stock Units that result from the payment of Dividend Equivalents on such Restricted Stock Units, if any, as follows: (A) immediate settlement on the Annual Grant Date or Grant Date, as applicable, which would result in the issuance of Shares on the Annual Grant Date or as soon as reasonably practicable thereafter; (B) settlement on the earlier of the fifth anniversary of the Annual Grant Date or Grant Date, as applicable, and upon retirement from the Board; or (C) settlement upon retirement from the Board.

  (d)
  Newly Elected Directors. A newly elected Eligible Director may make the elections in (c) above for the remainder of the calendar year in which such Director joins the Board. Any such elections shall be made within 30 days following the date of such Director's election to the Board and shall be effective with respect to Annual Board Fees earned on and after the first day of the month next following the date on which such election by such Director becomes irrevocable and ending on the next following December 31. If such Director is elected after the Annual Grant Date, the grant date for such newly elected director shall be the earlier of 45 days after the effective date of such election and December 31 of the year of election (the "Grant Date"). If such Director is elected prior to the Annual Grant Date, the grant date for such newly elected director shall be the Annual Grant Date.

2.     Annual Grant of Award

  (a)
  Annual Grant Date. The grant date for Restricted Stock Units or Shares granted pursuant to the Plan and this Board Policy (the "Annual Grant") will be the third Thursday of May of each year of the Plan (the "Annual Grant Date").

III-A-1

  (b)
  Calculation of the Annual Grant. The number of Restricted Stock Units or Shares to be granted on the Annual Grant Date shall be equal to the quotient of (x) divided by (y), where (x) is the dollar amount of the Annual Board Fees an Eligible Director is to receive under the Plan and (y) is the Fair Market Value of Shares as of the Annual Grant Date or Grant Date, as applicable (any fractional Restricted Stock Unit or Share will be truncated).

  (c)
  Director Separation Before Annual Grant Date. Unless otherwise provided for by the Committee, if an Eligible Director separates from service from the Board prior to the Annual Grant Date, does not stand for re-election at the Company's Annual Meeting, or is not re-elected at the Company's Annual Meeting, then such Eligible Director shall receive the number of Restricted Stock Units or Shares on the Annual Grant Date equal to the number such Director would have received on the Annual Grant Date in accordance with Section 2(b) multiplied by a percent (rounded to the nearest whole percent) derived by dividing (x) by (y), where (x) is the number of complete months served by such Director during the relevant calendar year and (y) is 12 (any fractional Restricted Stock Unit or Share will be truncated).

  (d)
  Director Separation After Annual Grant Date. Unless otherwise provided for by the Committee, if after the Annual Grant Date but prior to December 31 of the year in which the relevant Annual Grant is made an Eligible Directors separates from service from the Board, then:

  (i)
  If such Eligible Director received Restricted Stock Units, then as of, or as soon as practical after, the effective date such Eligible Director separates from Board service, a number of the Restricted Stock Units will be cancelled equal to the number of Restricted Stock Units granted on the Annual Grant Date multiplied by a percent (rounded to the nearest whole percent) derived from (x) divided by (y), where (x) is the number of whole months plus any partial month not served by such Eligible Director during the relevant calendar year and (y) is 12 (any fractional Restricted Stock Unit will be truncated); and

  (ii)
  If such Eligible Director received Shares, then as of, or as soon as practical after, the effective date such Eligible Director separates from Board service, such Eligible Director shall transfer to the Company the number of Shares equal to the total number of Shares granted on the Annual Grant Date multiplied by a percent (rounded to the nearest whole percent) derived from (x) divided by (y), where (x) is the number of whole months plus any partial month not served by such Eligible Director during the relevant year and (y) is 12 (any fractional Share will be truncated).

3.     Share Ownership — Hedging and Pledging Policy

  (a)
  Share Ownership Policy. Each Director who receives Shares pursuant to Section 1(a) hereof, either as Shares on an Annual Grant Date or Shares that have resulted from the vesting and settlement of Restricted Stock Units or related Additional Restricted Stock Units, is required to retain the gross number of such Shares until retirement from the Board. In addition, each Director is required to reinvest any dividends paid with regard to such Shares and Shares resulting from such reinvestment of dividends must likewise be retained by such Director until retirement from the Board.

  (b)
  Hedging and Pledging. No Director who receives, pursuant to Section 1(a) hereof, an Award of Shares, Restricted Stock Units, related Additional Restricted Stock Units, or Shares that result from the vesting of Restricted Stock Units or related Additional Restricted Stock Units or any Shares resulting from the reinvestment of dividends from such Shares may pledge or otherwise encumber such Award or resulting Shares while such Director remains a Director. In addition, no Director shall hedge the economic risk of such an Award of Shares, Restricted Stock Units, related Additional Restricted Stock Units or Shares that result from the vesting of Restricted Stock Units or related Additional Restricted Stock Units or any Shares resulting from the reinvestment of dividends from such Shares while such Director remains a Director.

III-A-2

Notice of 2014
Annual Meeting of Shareholders
and Proxy Statement

www.corporate.ford.com

Printed in U.S.A 10% post-consumer waste paper. Please recycle.

001CSP00A1 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01SUND 1 U P X + Annual Shareholder Meeting Proxy Card . + A Proposals — The Board of Directors recommends a vote FOR the listed nominees, and FOR Proposals 2, 3 and 4. IMPORTANT ANNUAL MEETING INFORMATION 01 - Stephen G. Butler 04 - Edsel B. Ford II 07 - James P. Hackett 02 - Kimberly A. Casiano 05 - William Clay Ford, Jr. 08 - James H. Hance, Jr. 03 - Anthony F. Earley, Jr. 06 - Richard A. Gephardt 09 - William W. Helman IV 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 10 - Jon M. Huntsman, Jr. 11 - John C. Lechleiter 12 - Ellen R. Marram 13 - Alan Mulally 14 - Homer A. Neal 15 - Gerald L. Shaheen Annual Meeting Admission Ticket qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 8, 2014. Vote by Internet • Go to www.envisionreports.com/F, or • Scan the QR code and • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories, & Canada. • Follow the instructions provided by the recorded message. For Against Abstain 5. Relating to Consideration of a Recapitalization Plan to Provide that All of the Company’s Outstanding Stock Have One Vote Per Share. 6. Relating to Allowing Holders of 10% of Outstanding Common Stock to Call Special Meetings of Shareholders. For Against Abstain B Shareholder Proposals — The Board of Directors recommends a vote AGAINST Proposals 5 and 6. For Against Abstain 2. Ratification of Selection of Independent Registered Public Accounting Firm. 4. Approval of the 2014 Stock Plan for Non-Employee Directors. For Against Abstain 3. Say on Pay - An Advisory Vote to Approve the Compensation of the Named Executives. 16 - John L. Thornton

Proxy Solicited by Board of Directors for Annual Shareholder Meeting – May 8, 2014 The undersigned hereby appoints Robert L. Shanks and David G. Leitch, or either of them, proxies each with the power of substitution, to represent and vote the shares of common stock which the undersigned is entitled to vote on all matters, unless the contrary intent is indicated on the reverse side hereof, with all powers which the undersigned would possess if personally present at the Ford Motor Company Annual Meeting of Shareholders to be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware at 8:30 a.m. Eastern Time on May 8, 2014 or at any postponement or adjournment thereof. The proxies shall vote the shares represented by this proxy in the manner indicated on the reverse side hereof. Unless a contrary direction is indicated, the proxies shall vote the shares (a) “FOR” the election as directors of all the nominees named in the Proxy Statement and listed on the reverse side hereof or any person selected by the Board of Directors in substitution of any of the nominees (Proposal 1), (b) “FOR” Proposals 2, 3 and 4, each of which is set forth in the Proxy Statement, and (c) “AGAINST” Proposals 5 and 6, each of which is set forth in the Proxy Statement. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. If you are a Company employee or retiree participating in either of the Company’s Savings and Stock Investment Plan for Salaried Employees or Tax-Efficient Savings Plan for Hourly Employees, then you may be receiving this material because of shares held for you in those plans. In that case, you may use a proxy card to instruct the plan trustee how to vote those shares. The trustee will vote the shares in accordance with your instructions and the terms of the plan. If you hold shares in any of these plans, the trustee will vote the shares held for you even if you do not direct the trustee how to vote. In these cases, the trustee will vote any shares for which the trustee does not receive instructions in the same proportion as the trustee votes the shares for which the trustee does receive instructions, unless otherwise required by ERISA as determined by the investment manager. To allow sufficient time for voting by trustees and/or administrators of the plans, your voting instructions must be received by 11:59 p.m. Eastern Time, May 5, 2014. (Continued and to be voted on reverse side.) . Proxy — Ford Motor Company Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below D NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. IF VOTING BY MAIL, PLEASE COMPLETE SECTIONS A, B AND D OF THIS PROXY CARD. + + Meeting Attendance Mark box to right if you plan to attend the Annual Shareholder Meeting. Change of Address — Please print new address below. C Non-Voting Items 2014 ANNUAL MEETING OF SHAREHOLDERS Admission Ticket Thursday, May 8, 2014 – 8:30 a.m. Eastern Time Hotel du Pont 11th and Market Streets Wilmington, Delaware ADMIT ONE SHAREHOLDER AND GUEST YOUR VOTE IS IMPORTANT: Even if you plan to attend the Annual Meeting in person, please vote your shares. Cameras and audio and video recording devices will not be allowed in the meeting and attendees will be subject to security checks. Total number of attendees: ____________ Upon arrival, please present this admission ticket and government-issued photo identification at the registration desk. The proxy statement and annual report to shareholders are available at www.envisionreports.com/F. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

001CSP00A0 www.envisionreports.com/F Step 1: Go to www.envisionreports.com/F, or scan the QR code to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Shareholder Meeting Notice 01SUPB + + Important Notice Regarding the Availability of Proxy Materials for the Ford Motor Company Annual Shareholder Meeting to be Held on May 8, 2014 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 28, 2014 to facilitate timely delivery. IMPORTANT ANNUAL MEETING INFORMATION Vote by Internet • Go to www.envisionreports.com/F, or • Scan the QR code and • Follow the steps outlined on the secure website .

Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or e-mail options below. E-mail copies: Current and future e-mail delivery requests must be submitted via the Internet following the instructions below. If you request an e-mail copy of current materials you will receive an e-mail with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting proxy materials. g Internet – Go to www.envisionreports.com/F. Click on Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or e-mail copy of the current meeting materials and submit your preference for e-mail or paper delivery of future meeting materials. g Telephone – Call us at 1-866-641-4276 and follow the instructions to order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. g E-mail – Send an e-mail to investorvote@computershare.com with “Proxy Materials Ford Motor Company” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the e-mail that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 28, 2014. . Shareholder Meeting Notice Ford Motor Company Annual Meeting of Shareholders will be held on May 8, 2014 at Hotel du Pont, 11th and Market Streets, Wilmington, Delaware at 8:30 a.m. Eastern Time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR the following proposals: 1. Election of Directors: 01 Stephen G. Butler 02 Kimberly A. Casiano 03 Anthony F. Earley, Jr. 04 Edsel B. Ford II 05 William Clay Ford, Jr. 06 Richard A. Gephardt 07 James P. Hackett 08 James H. Hance, Jr. 09 William W. Helman IV 10 Jon M. Huntsman, Jr. 11 John C. Lechleiter 12 Ellen R. Marram 13 Alan Mulally 14 Homer A. Neal 15 Gerald L. Shaheen 16 John L. Thornton 2. Ratification of Selection of Independent Registered Public Accounting Firm. 3. Say on Pay - An Advisory Vote to Approve the Compensation of the Named Executives. 4. Approval of the 2014 Stock Plan for Non-Employee Directors. The Board of Directors recommends that you vote AGAINST the following proposals: 5. Relating to Consideration of a Recapitalization Plan to Provide that All of the Company’s Outstanding Stock Have One Vote Per Share. 6. Relating to Allowing Holders of 10% of Outstanding Common Stock to Call Special Meetings of Shareholders. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials. If you wish to attend and vote at the meeting, please bring this notice with you. Cameras and audio and video recording devices will not be allowed in the meeting and attendees will be subject to security checks. Upon arrival, present this notice and government-issued photo identification at the registration desk. 01SUPB